                                                           Registration No. 333-
    As filed with the Securities and Exchange Commission on February 6, 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                          ADC TELECOMMUNICATIONS, INC.
             (Exact Name of Registrant as specified in its charter)


                     Minnesota                            3661                            41-0743912
          (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
          incorporation or organization)       Classification Code Number)            Identification No.)

                                                                                David F. Fisher, Esq.
                                                               Vice President, General Counsel and Corporate Secretary
                                                                            ADC Telecommunications, Inc.
                        12501 Whitewater Drive                                 12501 Whitewater Drive
                         Minnetonka, MN  55343                                  Minnetonka, MN  55343
                            (612) 938-8080                                         (612) 938-8080
              (Address, including zip code, and telephone                (Name, address, including zip code,
             number, including area code, of Registrant's                  and telephone number, including
                     principal executive offices)                         area code, of agent for service)

                                                          -----------------

                                                       COPIES TO:
             Robert A. Rosenbaum, Esq.              Robert M. Unetich                James J. Barnes, Esq.
             Dorsey & Whitney P.L.L.P.                  President         Buchanan Ingersoll Professional Corporation
              Pillsbury Center South     Information Transmission Systems Corp.        One Oxford Centre
              220 South Sixth Street              375 Valley Brook Road                301 Grant Street
               Minneapolis, MN 55402               McMurray, PA 15317              Pittsburgh, PA 15219-1410

                                                          -----------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As promptly as practicable after this Registration Statement becomes effective and the effective time of the proposed merger (the "Merger") of a subsidiary of the Registrant with and into Information Transmission Systems Corp. ("ITS"), as described in the Agreement and Plan of Merger, dated as of February 2, 1996 attached as Exhibit A to the Proxy Statement/Prospectus forming a part of this Registration Statement.
                                -----------------

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

                                                             Proposed            Proposed
              Title of Each               Amount              Maximum             Maximum            Amount of
           Class of Securities             to be          Offering Price         Aggregate         Registration
            to be Registered           Registered(1)        Per unit(2)      Offering Price(2)          Fee
            ----------------           ----------           --------         --------------             ---

         Common Stock, $0.20 par
              value (1)              1,501,461 shares     Not Applicable        $3,340,380           $1,152

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) Represents the approximate maximum number of shares issuable upon consummation of the Merger as described in the Registration Statement, based upon the number of outstanding shares of ITS Common Stock (473,647) and an assumed maximum conversion ratio of 3.17 shares of the Registrant's Common Stock for each outstanding share of ITS Common Stock (based on the lowest per share closing price of the Registrant's Common Stock on the Nasdaq National Market during the 52-week period ending January 31, 1996 ($22.63)) to be exchanged in the Merger (net of the effects of the assumed payment of cash in lieu of fractional shares).
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended, based on the book value of the shares of ITS Common Stock as of December 31, 1995.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              CROSS-REFERENCE SHEET

                    Pursuant to Item 501(b) of Regulation S-K
                  Showing the Location in the Prospectus of the
                   Information Required by Part I of Form S-4


Form S-4                                                                           Location in
 Item                                                                              Prospectus
--------                                                                           ------------

A.   INFORMATION ABOUT THE TRANSACTION

     1.   Forepart of Registration Statement and
               Outside Front Cover Page of Prospectus. . . .     Forepart of the Registration Statement; Outside Front
                                                                   Cover Page of the Prospectus

     2.   Inside Front and Outside Back Cover
               Pages of Prospectus . . . . . . . . . . . . .     Available Information; Incorporation of Certain Documents by
                                                                   Reference; Table of Contents

     3.   Risk Factors, Ratio of Earnings to Fixed
               Charges and Other Information . . . . . . . .     Summary; Risk Factors; The Merger; Comparative Unaudited Per
                                                                   Share Data; Selected Consolidated Financial Data of ADC;
                                                                   Selected Consolidated Financial Data of ITS

     4.   Terms of the Transaction . . . . . . . . . . . . .     Summary; The Special Meeting; The Merger; The Merger
                                                                   Agreement; The Voting Agreements; The Escrow Agreement;
                                                                   Comparison of Shareholder Rights

     5.   Pro Forma Financial Information. . . . . . . . . .     Not Applicable

     6.   Material Contacts with the Company
               Being Acquired. . . . . . . . . . . . . . . .     Summary; The Merger; The Merger Agreement; The Voting Agreements;
                                                                   The Escrow Agreement
     7.   Additional Information Required
               for Reoffering by Persons and
               Parties Deemed to be
               Underwriters. . . . . . . . . . . . . . . . .     Not Applicable

     8.   Interests of Named Experts and
               Counsel . . . . . . . . . . . . . . . . . . .     Not Applicable

     9.   Disclosure of Commission Position on
               Indemnification for Securities
               Act Liabilities . . . . . . . . . . . . . . .     Not Applicable

B.   INFORMATION ABOUT THE REGISTRANT

     10.  Information with Respect to S-3
               Registrants . . . . . . . . . . . . . . . . .     Available Information; Summary; The Merger; Selected
                                                                   Consolidated Financial Data of ADC; Certain Information
                                                                   Concerning ADC; Management and Additional Information

     11.  Incorporation of Certain Information
               by Reference. . . . . . . . . . . . . . . . .     Incorporation of Certain Documents by Reference

     12.  Information with Respect to S-2 or
               S-3 Registrants . . . . . . . . . . . . . . .     Not Applicable

     13.  Incorporation of Certain Information by
               Reference . . . . . . . . . . . . . . . . . .     Not Applicable

     14.  Information with Respect to Registrants
               Other Than S-2 or S-3 Registrants . . . . . .     Not Applicable



C.   INFORMATION ABOUT THE COMPANY BEING ACQUIRED

     15.  Information with Respect to S-3
               Companies . . . . . . . . . . . . . . . . . .      Not Applicable

     16.  Information with Respect to S-2 or
               S-3 Companies . . . . . . . . . . . . . . . .     Not Applicable

     17.  Information with Respect to Companies
               Other Than S-2 or S-3 Companies . . . . . . .     Summary; The Merger; Certain Information Concerning ITS;
                                                                   Selected Consolidated Financial Data of ITS; ITS Management's
                                                                   Discussion and Analysis of Financial Condition and Results of
                                                                   Operations; Description of ITS Capital Stock; Consolidated
                                                                   Financial Statements of Information Transmission Systems Corp.

D.   VOTING AND MANAGEMENT INFORMATION

     18.  Information if Proxies, Consents or
               Authorizations are to be
               Solicited . . . . . . . . . . . . . . . . . .     Summary; The Special Meeting; The Merger; The Voting
                                                                   Agreements; The Escrow Agreement; Certain Information Concerning
                                                                   ADC; Certain Information Concerning ITS; Security Ownership of
                                                                   Management of ITS

     19.  Information if Proxies, Consents or
               Authorizations are not to be
               Solicited or in an Exchange Offer . . . . . .     Not Applicable



                                 [ITS LETTERHEAD]

Dear Shareholder:

         You are cordially invited to attend a special meeting of shareholders (the "Special Meeting") of Information Transmission Systems Corp. ("ITS"), to be held at [LOCATION], on [DAY], [DATE], 1996, at 10:00 a.m. local time. A Notice of the Special Meeting, a Proxy Statement/Prospectus and Proxy Card containing information about the matters to be acted upon are enclosed. All holders of outstanding shares of ITS Common Stock as of [DATE], 1996 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting.

         At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 2, 1996, by and among ITS, ADC Telecommunications, Inc. ("ADC"), Pittsburgh Merger Sub, Inc. ("Merger Subsidiary"), and Robert M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski, acting solely in their capacities as representatives of the shareholders of ITS, pursuant to which ITS would be acquired by ADC by means of a merger of Merger Subsidiary, a direct, wholly owned subsidiary of ADC, with and into ITS. If the Merger Agreement is approved and the Merger becomes effective, the issued and outstanding shares of Common Stock of ITS will be converted into shares of Common Stock of ADC having an aggregate value of $34,000,000 (calculated pursuant to a formula set forth in the Merger Agreement and more fully described in the accompanying Proxy Statement/Prospectus) less expenses incurred by ITS in connection with the Merger. Approval of the Merger requires the affirmative vote of the holders of a majority of all outstanding shares of ITS Common Stock.

         The Proxy Statement/Prospectus describes in more detail the Merger Agreement and the proposed Merger, including a description of the conditions to consummation of the Merger and the effects of the Merger on the rights of shareholders of ITS. It also describes certain financial information pertaining to ITS and ADC. Please give this information your careful attention.

         YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. ROBERT M. UNETICH, JEFFREY M. LYNN AND RONALD W. ZBOROWSKI, WHO TOGETHER BENEFICIALLY OWN APPROXIMATELY 87% OF THE OUTSTANDING SHARES OF ITS COMMON STOCK, HAVE SIGNED VOTING AGREEMENTS WITH ADC PURSUANT TO WHICH THEY HAVE
AGREED TO VOTE ALL SUCH SHARES HELD BY THEM IN FAVOR OF APPROVAL AND ADOPTION
OF THE MERGER AGREEMENT. THEREFORE, APPROVAL AND ADOPTION OF THE MERGER AGREEMENT IS ASSURED (ASSUMING ALL SUCH PERSONS VOTE THEIR SHARES IN ACCORDANCE WITH THEIR RESPECTIVE VOTING AGREEMENTS). For a discussion of the recommendations of the Board of Directors of ITS, the reasons underlying such recommendations and certain factors that should be considered in evaluating your vote, see "THE MERGER-ITS's Reasons for the Merger; Recommendation of ITS's Board of Directors" and "RISK FACTORS" in the accompanying Proxy Statement/Prospectus.

         Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. If you attend the Special Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated. If you do not attend the Special Meeting, you may still revoke such proxy at any time prior to the Special Meeting by providing written notice of such revocation to Jeffrey M. Lynn, Secretary of ITS.


                                                 Very truly yours,


                                                 Robert M. Unetich
[DATE]                                           President

                    INFORMATION TRANSMISSION SYSTEMS CORP.
                             375 VALLEY BROOK ROAD
                         MCMURRAY, PENNSYLVANIA 15317
                                 (412) 941-1500

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON [DATE], 1996
                              __________________

To the Shareholders of Information Transmission Systems Corp.:

         A Special Meeting of Shareholders of Information Transmission
Systems Corp., a Pennsylvania corporation ("ITS"), will be held at [LOCATION], on [DAY], [DATE], 1996 at 10:00 a.m. local time, for the following purposes:

                  1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 2, 1996, by and among ITS, ADC Telecommunications, Inc., a Minnesota corporation ("ADC"), Pittsburgh Merger Sub, Inc., a Pennsylvania corporation and a direct, wholly owned subsidiary of ADC ("Merger Subsidiary"), and Robert M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski, acting solely in their capacities as representatives of the shareholders of ITS (the "Shareholders' Representatives"), pursuant to which, among other things, (i) Merger Subsidiary will be merged with and into ITS (the "Merger"), (ii) ITS will become a wholly owned subsidiary of ADC and (iii) issued and outstanding shares of common stock, par value $.20 per share, of ITS ("ITS Common Stock") will be converted into shares of common stock, par value $.20 per share, of ADC ("ADC Common Stock") having an aggregate value of $34,000,000 (calculated pursuant to a formula set forth in the Merger Agreement, which is more fully described in the accompanying Proxy Statement/Prospectus) less expenses incurred by ITS in connection with the Merger.

                  2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

         Only shareholders of record at the close of business on [DATE], 1996 are entitled to notice of the Special Meeting. Accordingly, only holders of record of outstanding shares of ITS Common Stock at the close of business on such date shall be entitled to vote at the Special Meeting and any adjournment or postponement thereof. The Merger Agreement is required to be approved and adopted by the affirmative vote of a majority of the outstanding shares of ITS Common Stock. Robert M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski, who together beneficially own approximately 87% of the outstanding shares of ITS Common Stock, have signed voting agreements with ADC pursuant to which they have agreed to vote all such shares held by them in favor of approval and adoption of the Merger Agreement. The meeting may be postponed or adjourned from time to time without notice other than such notice as may be given at the meeting or any postponement or adjournment thereof, and any business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

         At the Effective Time, shares of ADC Common Stock equal to ten percent (10%) of the shares of ADC Common Stock that the holders of ITS Common Stock would otherwise receive in the Merger will be delivered to an escrow agent. These shares will comprise an escrow fund pursuant to the terms of an Escrow Agreement (see a description of such agreement under the heading "THE ESCROW AGREEMENT" in the accompanying Proxy Statement/Prospectus) and shall be deducted pro rata from the shares of ADC Common Stock that would otherwise be issued to the holders of ITS Common Stock at the time of the consummation of the Merger.

         A form of Proxy and a Proxy Statement/Prospectus containing more detailed information with respect to the matters to be considered at the Special Meeting accompany this notice.

         Your Board of Directors has unanimously approved the acquisition and believes that the Merger is in the best interests of ITS and its shareholders. Accordingly, your Board recommends that you vote FOR approval and adoption of the Merger Agreement.

         Shareholders of ITS Common Stock may assert dissenters' rights under the Pennsylvania Business Corporation Law in connection with the Merger Agreement and the transactions contemplated thereby. The procedures for asserting such dissenters' rights are described in the accompanying Proxy Statement/Prospectus under the heading "THE MERGER-Dissenters' Rights of Appraisal." A copy of the relevant sections of the Pennsylvania Business Corporation Law relating to dissenters' rights is attached to the enclosed Proxy Statement/Prospectus as Exhibit D. If holders of more than 5% of the outstanding shares of ITS Common Stock exercise dissenters' rights, ADC shall have the right under the Merger Agreement not to consummate the Merger.


         You are cordially invited and urged to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it promptly in the enclosed prepaid envelope. If you attend the Special Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the Special Meeting, you may still revoke such proxy at any time prior to the Special Meeting by providing written notice of such revocation to Jeffrey M. Lynn, Secretary of ITS.


                                       By Order of the Board of Directors,


McMurray, Pennsylvania                 Robert M. Unetich
[DATE], 1996                           President



TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. DO NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. THE PROCEDURE FOR THE EXCHANGE OF YOUR SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH IN THE ATTACHED PROXY STATEMENT/PROSPECTUS.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                SUBJECT TO COMPLETION; DATED FEBRUARY 6, 1996

                    INFORMATION TRANSMISSION SYSTEMS CORP.

                                PROXY STATEMENT
                              __________________

                         ADC TELECOMMUNICATIONS, INC.

                                  PROSPECTUS

                                 COMMON STOCK
                              __________________

         This Proxy Statement/Prospectus is being furnished by Information Transmission Systems Corp., a Pennsylvania corporation ("ITS"), to holders of common stock, par value $.20 per share, of ITS (the "ITS Common Stock"), in connection with the solicitation of proxies by the Board of Directors of ITS for use at a Special Meeting of shareholders of ITS to be held on [DAY], [DATE], 1996 at [LOCATION], commencing at 10:00 a.m. local time, and at any adjournment or postponement thereof (the "Special Meeting").

         The Special Meeting has been called to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 2, 1996 (the "Merger Agreement"), by and among ITS, ADC Telecommunications, Inc., a Minnesota corporation ("ADC"), Pittsburgh Merger Sub, Inc., a Pennsylvania corporation and a direct, wholly owned subsidiary of ADC ("Merger Subsidiary"), and Robert M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski, acting solely in their capacities as representatives of the shareholders of ITS (the "Shareholders' Representatives"), pursuant to which ITS would be acquired by ADC by means of a merger of Merger Subsidiary with and into ITS (the "Merger"). If the Merger is consummated, ITS will become a wholly owned subsidiary of ADC, and issued and outstanding shares of ITS Common Stock immediately prior to the effective time of the Merger (the "Effective Time") will be converted into fully paid and nonassessable shares of Common Stock, par value $.20 per share, of ADC ("ADC Common Stock") having an aggregate value of $34,000,000 (calculated pursuant to the formula set forth in the Merger Agreement and more fully described herein) less expenses incurred by ITS in connection with the Merger. See "THE MERGER-Effects of the Merger." For additional information regarding the terms of the Merger, see the Merger Agreement (attached hereto as Exhibit A) and "THE MERGER" herein.

         This Proxy Statement/Prospectus also constitutes a prospectus of ADC with respect to the shares of ADC Common Stock issuable to the shareholders of ITS upon consummation of the Merger. ADC has supplied all information contained in this Proxy Statement/Prospectus relating to ADC and its subsidiaries, and ITS has supplied all information contained in this Proxy Statement/Prospectus relating to ITS and its subsidiaries. FOR INFORMATION CONCERNING VARIOUS RISKS ASSOCIATED WITH ADC COMMON STOCK, SEE "RISK FACTORS" ON PAGE 19 OF THIS PROXY STATEMENT/PROSPECTUS.

         This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of ITS on or about [DATE], 1996.
                              ____________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON  THE ACCURACY OR ADEQUACY OF
              THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ____________________

      The date of this Proxy Statement/Prospectus is _________, 1996

                             AVAILABLE INFORMATION

         ADC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by ADC with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

         ADC has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the ADC Common Stock to be issued pursuant to the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO ADC (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO DAVID F. FISHER, ESQ., ADC TELECOMMUNICATIONS, INC., 12501 WHITEWATER DRIVE, MINNETONKA, MINNESOTA 55343, TELEPHONE NUMBER (612) 938-8080. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY [DATE], 1996
[FIVE BUSINESS DAYS PRIOR TO MEETING].

         The following documents, which have been filed by ADC with the Commission (File No. 0-1424) pursuant to the Exchange Act, are hereby incorporated by reference in this Proxy Statement/Prospectus: (i) ADC's Annual Report on Form 10-K for the fiscal year ended October 31, 1995; and
(ii) the description of ADC's Common Stock and Common Stock Purchase Rights contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating any such description.

         All documents filed by ADC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the Special Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in another document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.
                              _____________________________

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES

OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ADC, ITS OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THIS PROXY STATEMENT/PROSPECTUS DOES NOT COVER ANY RESALES OF THE ADC COMMON STOCK OFFERED HEREBY TO BE RECEIVED BY SHAREHOLDERS OF ITS DEEMED TO BE "AFFILIATES" OF ITS OR ADC UPON THE CONSUMMATION OF THE MERGER. NO PERSON IS AUTHORIZED TO MAKE USE OF THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH SUCH RESALES. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ADC OR ITS SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
AVAILABLE INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     The Parties to the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         ADC Telecommunications, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Information Transmission Systems Corp.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Pittsburgh Merger Sub, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     The Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Time, Date and Place  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Purposes of the Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Record Date; Shares Entitled to Vote  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Votes Required; Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Procedures for Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Recommendation of the Board of Directors of ITS . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Management of ITS after the Merger; Interests of Certain Persons in the Merger  . . . . . . . . .  11
     The Merger Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Limitations on Negotiations by ITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Conditions to the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Termination of the Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Shareholder Voting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Confidentiality and Non-Compete Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Escrow Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Dissenters' Rights of Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Resales of ADC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Comparison of Shareholder Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Market Price Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     Comparative Unaudited Per Share Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     Selected Consolidated Financial Data of ADC . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Selected Consolidated Financial Data of ITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Rapid Technological Change and Importance of New Products . . . . . . . . . . . . . . . . . . . . . .  19
     Uncertain Market for Broadband Network Products . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Fluctuations in Operating Results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Changing Regulatory Environment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     International Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

     Dependence on Proprietary Technology  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     Volatility of Stock Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

THE SPECIAL MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Matters to be Considered at the Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Board of Directors' Recommendation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Record Date; Voting at the Special Meeting; Required Vote . . . . . . . . . . . . . . . . . . . . . .  22
     Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Procedures for Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     Background of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     ITS's Reasons for the Merger; Recommendation of ITS's Board of Directors  . . . . . . . . . . . . . .  29
     ADC's Reasons for the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Interests of Certain Persons in the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Management of ITS After the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     The Voting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     The Confidentiality and Non-Compete Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     Stock Exchange Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     Dissenters' Rights of Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Resales of ADC Common Stock Issued in the Merger; Affiliate Agreements  . . . . . . . . . . . . . . .  37

THE MERGER AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Certain Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Certain Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     Limitations on Negotiations by ITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     Amendment and Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     The Shareholders' Representatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

THE VOTING AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     The Voting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     No Disposition or Encumbrance of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     "No Shop" Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     Covenants of Controlling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     Amendment and Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

THE ESCROW AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     The Escrow Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

     Disbursement of the Escrow Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     Assignment and Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

CERTAIN INFORMATION CONCERNING ADC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     The Business of ADC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     Recent Developments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

CERTAIN INFORMATION CONCERNING ITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Broadcast Systems Division  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Microwave Systems Division  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Filter Technology Division  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     Customers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     Marketing, Sales and Customer Support . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     Engineering and Research and Development  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54


ITS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     Results of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Comparison of Six Months Ended December 31, 1995 and December 31, 1994  . . . . . . . . . . . . .  54
         Comparison of Years Ended June 30, 1995, and June 30, 1994  . . . . . . . . . . . . . . . . . . .  55
         Comparison of Years Ended June 30, 1994, and June 30, 1993  . . . . . . . . . . . . . . . . . . .  55
     Liquidity and Capital Resources . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

SECURITY OWNERSHIP OF MANAGEMENT OF ITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

COMPARISON OF SHAREHOLDER RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     Shareholder Rights Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     Shareholder Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
        Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . , . . . . . . . . . . . .  58
        Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . , . . . . . . . . . . . . .  58
        Right to Call Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . , . . . . .  58
     Shareholders' Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     Removal of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     Amendments to Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     Amendments to Articles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
     Liability of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
     Mergers and Consolidations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     Business Combinations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     Other Anti-Takeover Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

DESCRIPTION OF ITS CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     ITS Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     ITS Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

MANAGEMENT AND ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

LEGAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

OTHER MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

CONSOLIDATED FINANCIAL STATEMENTS OF INFORMATION
         TRANSMISSION SYSTEMS CORP.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-1

Exhibit A        Agreement and Plan of Merger, dated as of February 2, 1996, by and among ADC Telecommunications, Inc., Pittsburgh Merger Sub, Inc.,
                 Information Transmission Systems Corp., and Robert M. Unetich,
                 Jeffrey M. Lynn and Ronald W. Zborowski, acting solely in their capacity
                 as Shareholders' Representatives. . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1

Exhibit B        Form of Voting Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-1

Exhibit C        Form of Escrow Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   C-1

Exhibit D        Subchapter D and Section 1930 of the Pennsylvania Business Corporation
                 Law (Dissenters Rights) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   D-1

                                   SUMMARY

         THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY THE MORE DETAILED INFORMATION INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS AND THE EXHIBITS HERETO. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE ENTIRE PROXY STATEMENT/PROSPECTUS, INCLUDING THE EXHIBITS. AS USED IN THIS PROXY STATEMENT/PROSPECTUS, THE TERMS "ADC" AND "ITS" REFER TO ADC TELECOMMUNICATIONS, INC. AND INFORMATION TRANSMISSION SYSTEMS CORP., RESPECTIVELY, AND, WHERE THE CONTEXT SO REQUIRES, TO THEIR RESPECTIVE SUBSIDIARIES. ADC HAS SUPPLIED ALL INFORMATION CONCERNING ADC AND ITS SUBSIDIARIES INCLUDED HEREIN, AND ITS HAS SUPPLIED ALL INFORMATION CONCERNING ITS AND ITS SUBSIDIARIES INCLUDED HEREIN.

GENERAL

         This Proxy Statement/Prospectus is being furnished to holders of ITS Common Stock in connection with the solicitation of proxies by the Board of Directors of ITS for use at the Special Meeting to consider and vote upon the approval of the proposed merger (the "Merger") of Information Transmission Systems Corp., a Pennsylvania corporation ("ITS"), with Pittsburgh Merger Sub, Inc., a Pennsylvania corporation ("Merger Subsidiary") and a direct, wholly owned subsidiary of ADC Telecommunications, Inc., a Minnesota corporation ("ADC"), pursuant to an Agreement and Plan of Merger, dated as of February 2, 1996 (the "Merger Agreement"), among ITS, ADC, Merger Subsidiary, and Robert M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski, acting solely in their capacity as representatives of the shareholders of ITS (the "Shareholders' Representatives"). A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Exhibit A. As a result of the Merger, ITS will become a direct, wholly owned subsidiary of ADC, and holders of shares of common stock, par value $.20 per share, of ITS ("ITS Common Stock") will be converted into a certain number of shares of common stock, par value $.20 per share, of ADC ("ADC Common Stock"), having an aggregate value of $34,000,000 (calculated pursuant to a formula set forth in the Merger Agreement, which is more fully described in the accompanying Proxy Statement/Prospectus) less expenses incurred by ITS in connection with the Merger. See "THE MERGER--Effects of the Merger."

THE PARTIES TO THE MERGER

         ADC TELECOMMUNICATIONS, INC.

         ADC designs, manufactures and markets transmission, enterprise networking and connectivity products for use in broadband global networks. ADC's wide range of products employ fiber, hybrid fiber coax, wireless and traditional copper-based technologies. ADC's customers include: public network providers, which consist of all seven of the Regional Bell Operating Companies (RBOCs), other telephone companies, long distance carriers, wireless service providers, the major cable TV operators and other domestic public network providers; private and governmental network providers (such as various large business customers and governmental agencies); international network operators; and major telecommunications Original Equipment Manufacturers (OEMs). ADC's products enable these network providers to build and upgrade their networks to support increasing user demand for voice, data and video services.

         For further information concerning ADC, see "CERTAIN INFORMATION CONCERNING ADC." For information concerning various risks associated with ADC Common Stock, see "RISK FACTORS." The principal executive offices of ADC are located at 12501 Whitewater Drive, Minnetonka, Minnesota 55343, and the telephone number is (612) 938-8080.

         INFORMATION TRANSMISSION SYSTEMS CORP.

         ITS designs, manufactures and markets sophisticated television transmission equipment used in the broadcast television and wireless cable industry. ITS's products, which include analog and digital broadband wireless transmitters, facilitate, support and enhance the transmission of video and audio signals to the end users of such information.

         For further information concerning ITS, see "CERTAIN INFORMATION CONCERNING ITS" herein. The principal executive offices of ITS are located at 375 Valley Brook Road, McMurray, Pennsylvania 15317, and the telephone number is (412) 941-1500.

         PITTSBURGH MERGER SUB, INC.

         Merger Subsidiary is a direct, wholly owned subsidiary of ADC, formed solely for the purpose of the Merger, and has not engaged in any business activity unrelated to the Merger. The principal executive offices of Merger Subsidiary are located at 12501 Whitewater Drive, Minnetonka, Minnesota
55343, and the telephone number is (612) 938-8080.

THE SPECIAL MEETING

         TIME, DATE AND PLACE

         The Special Meeting will be held at 10:00 a.m., local time, on [DAY], [DATE], 1996 at [LOCATION].

         PURPOSES OF THE SPECIAL MEETING

         The purposes of the Special Meeting are to (i) consider and vote upon a proposal to approve and adopt the Merger Agreement, and (ii) transact such other business as may properly come before the Special Meeting.

         RECORD DATE; SHARES ENTITLED TO VOTE

         Holders of record of shares of ITS Common Stock outstanding at the close of business on [DATE], 1996 (the "Record Date"), are entitled to notice of and to vote at the Special Meeting. At that date, there were 473,647 shares of ITS Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon or which may properly come before the Special Meeting.

         VOTES REQUIRED; QUORUM

         The approval and adoption of the Merger Agreement by the shareholders of ITS will require the affirmative vote of the holders of a majority of the outstanding shares of ITS Common Stock. Each share of ITS Common Stock is entitled to one vote on each matter that comes before the Special Meeting.
The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of ITS Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

         Robert M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski, who together beneficially own approximately 87% of the outstanding shares of ITS Common Stock on the date hereof, have executed Voting Agreements in the form attached as Exhibit B to this Proxy Statement/Prospectus (each, a "Voting Agreement" and collectively, the "Voting Agreements") which is incorporated herein by reference, pursuant to which each such shareholder has agreed to vote all ITS Common Stock owned by such shareholder in favor of approval and adoption of the Merger Agreement.
See "Shareholder Voting Agreements" below and "THE VOTING AGREEMENTS."
Assuming that all such shareholders of ITS vote as required by the Voting Agreements, approval and adoption of the Merger Agreement is assured. See
"THE SPECIAL MEETING."

         As of the Record Date, the directors, executive officers and affiliates of ITS held, beneficially or otherwise, approximately 90% of the ITS Common Stock.

THE MERGER

         EFFECTIVE TIME OF THE MERGER

         It is anticipated that the Merger will become effective as promptly as practicable after shareholder approval has been obtained, assuming all other
conditions to the Merger have been satisfied or waived.   The Merger will
become effective upon the filing of articles of merger with the Secretary of State of the State of Pennsylvania (the "Effective Time" and the date on which such filing occurs, the "Effective Date")). See "THE MERGER-Effective Time of the Merger" and "-Effects of the Merger."

         EFFECTS OF THE MERGER

         At the Effective Time, pursuant to the Merger Agreement, (i) Merger Subsidiary will be merged with and into ITS, and ITS will be the surviving corporation of the Merger (the "Surviving Corporation"), (ii) ITS will become a wholly owned subsidiary of ADC and (iii) issued and outstanding shares of ITS Common Stock will be converted into shares of ADC Common Stock having an aggregate value of $34,000,000 less the Merger Expenses of ITS (as defined below in "Fees and Expenses"). For a discussion of such conversion and how the value of a share of ADC Common Stock will be determined pursuant to the Merger Agreement, see "THE MERGER-Effects of the Merger." Fractional shares of ADC Common Stock will not be issued in connection with the Merger. Shareholders of ITS otherwise entitled to fractional shares of ADC Common Stock will be paid cash in lieu of such fractional shares determined as described herein under "THE MERGER-Fractional Shares."

         PROCEDURES FOR EXCHANGE OF CERTIFICATES

         Promptly after the Effective Time, a letter of transmittal and instructions for surrendering stock certificates evidencing shares of ITS Common Stock will be mailed to each holder of record of ITS Common Stock outstanding at the Effective Time for use in exchanging such holder's stock certificates for certificates evidencing shares of ADC Common Stock and cash in lieu of fractional shares, and for receiving any dividends or other distributions to which such holder is entitled as a result of the Merger. SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. See "THE MERGER-Procedures for Exchange of Certificates."

         RECOMMENDATION OF THE BOARD OF DIRECTORS OF ITS

         The Board of Directors of ITS believes that the Merger is in the best interests of ITS and its shareholders and has unanimously approved the Merger and the Merger Agreement. THE BOARD OF DIRECTORS OF ITS UNANIMOUSLY RECOMMENDS APPROVAL AND ADOPTION OF THE MERGER AGREEMENT TO ITS SHAREHOLDERS.
 This recommendation is based on a number of factors discussed in this Proxy Statement/Prospectus. See "THE MERGER-ITS's Reasons for the Merger; Recommendation of ITS's Board of Directors."

         MANAGEMENT OF ITS AFTER THE MERGER; INTERESTS OF CERTAIN PERSONS IN THE MERGER

         ITS, as the Surviving Corporation, will become a direct, wholly owned subsidiary of ADC upon consummation of the Merger. The directors of Merger Subsidiary immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of ITS immediately prior to the Effective Time will be the initial officers of the Surviving Corporation. See "THE MERGER-Management of ITS after the Merger." The Board of Directors of ITS was aware of the interests of certain persons in the Merger described below and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. See "THE MERGER-Interests of Certain Persons in the Merger."

THE MERGER AGREEMENT

         REPRESENTATIONS, WARRANTIES AND COVENANTS

         The Merger Agreement contains various representations and warranties of ADC, Merger Subsidiary and ITS relating to the organization or operations of such entities. See "THE MERGER AGREEMENT-Certain Representations and Warranties." In the Merger Agreement, ADC, Merger Subsidiary and ITS each have made certain covenants with respect to conduct of their respective businesses and certain actions to be taken between the date of the Merger Agreement and the Effective Date. See "THE MERGER AGREEMENT-Certain Covenants." ADC's ability to seek indemnification for a breach of any such representation, warranty or covenant by ITS is generally limited to recovery of the Escrowed Shares held under the Escrow Agreement (as such terms are defined below). See "THE ESCROW AGREEMENT."

         LIMITATIONS ON NEGOTIATIONS BY ITS

         The Merger Agreement provides that ITS may not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of the officers or employees of ITS) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in ITS or other similar transaction or business combination involving ITS or participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort by any other person or entity to do or seek any of the foregoing. ITS has agreed to keep ADC informed regarding any inquiries or proposals with respect to any such proposal, offer, inquiry or contact. See "THE MERGER AGREEMENT-Limitations on Negotiations by ITS."

         CONDITIONS TO THE MERGER

         The obligations of ADC and ITS to consummate the Merger are subject to the satisfaction of certain conditions, including obtaining requisite shareholder approval of the Merger Agreement, the absence of any action, proceeding or injunction prohibiting consummation of the Merger, the receipt of necessary regulatory and other approvals and consents, that shareholders representing no more than 5% of the outstanding shares of ITS Common Stock exercise dissenters' rights, the receipt of an opinion from legal counsel to ITS to the effect that the Merger will qualify as a tax-free reorganization for federal income tax purposes, an opinion from ADC's independent public accountants to the effect that the Merger qualifies for "pooling of interests" accounting treatment, continuing accuracy of representations and warranties in the Merger Agreement, performance or compliance with the agreements and covenants in the Merger Agreement, the receipt of a comfort letter from ITS's independent public accountants, and the execution of the Escrow Agreement and the Confidentiality and Non-Compete Agreements (as defined below). See "THE MERGER AGREEMENT-Conditions."

         TERMINATION OF THE MERGER AGREEMENT

         The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of ITS, (i) by the mutual written consent of ADC and ITS, or (ii) by either ADC or ITS if the Articles of Merger have not been filed with the Pennsylvania Secretary of State by April 30, 1996; provided that neither ADC nor ITS will be entitled to terminate the Merger Agreement if such party's breach of the Merger Agreement has prevented the consummation of the transactions contemplated by the Merger Agreement or the filing of the Articles of Merger.

         ADC may also terminate the Merger Agreement if, after the date of the Merger Agreement, there shall have been a material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of ITS or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent such change is directly caused by ADC or Merger Subsidiary and except that, in certain circumstances, ITS shall have an opportunity to cure the material adverse consequences of such change or event.

         ITS may also terminate the Merger Agreement if, after the date of the Merger Agreement, there shall have been a material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of ADC or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent such change is directly caused by ITS or a subsidiary of ITS and except that, in certain circumstances, ADC shall have an opportunity to cure the material adverse consequences of any such change or event. See "THE MERGER AGREEMENT-Termination."

SHAREHOLDER VOTING AGREEMENTS

         As an inducement to ADC to execute the Merger Agreement, concurrently with the execution of the Merger Agreement, Messrs. Unetich, Lynn and Zborowski, who together beneficially own 413,600 shares of ITS Common Stock as of the Record Date (representing approximately 87% of the outstanding shares of ITS Common Stock as of the Record Date), entered into the Voting Agreements, pursuant to which such shareholders have agreed to vote all of their shares in favor of approval and adoption of the Merger Agreement. In addition, under the Voting Agreements, such shareholders have agreed that, if ITS seeks a vote of its shareholders with respect to any Competing Transaction (as defined in each Voting Agreement, see "THE VOTING AGREEMENTS") such shareholders will vote such shares in favor of the Merger and the Merger Agreement and against any Competing Transaction. Such shareholders received no monetary consideration for entering into the Voting Agreements. The Voting Agreements terminate upon the termination of the Merger Agreement in accordance with its terms. See "THE MERGER-The Voting Agreements," and "THE VOTING AGREEMENTS."

CONFIDENTIALITY AND NON-COMPETE AGREEMENTS

         As a condition to ADC's obligation to execute the Merger Agreement, and as an inducement for ADC to consummate the Merger, Messrs. Unetich, Lynn and Zborowski have agreed to enter into Confidentiality and Non-Compete Agreements. Under the Confidentiality and Non-Compete Agreements, each such individual has agreed that, during the term of his employment with ITS or at any time thereafter, he shall not divulge, furnish or make accessible to anyone or use in any way any confidential or secret knowledge or information of ITS or of any affiliate of ITS, including ADC and its other subsidiaries (collectively, the "ADC Affiliates"). In addition, each such individual has agreed that, during the term of his employment with ITS and for the longer of the period ending either (i) one year after the termination of his employment with ITS (whether such termination is with or without cause, or whether such termination is occasioned by such individual or ITS) or (ii) three years after the date of signing the Confidentiality and Non-Compete Agreement, he shall not, directly or indirectly, engage in any business activities that are competitive with the business then conducted by ITS or any ADC Affiliate for whom he performs services during his employment with ITS, in any manner or capacity in any phase of the business of ITS or the business of any ADC Affiliate. See "THE MERGER-The Confidentiality and Non-Compete Agreements."

ESCROW AGREEMENT

         As an inducement to ADC to execute the Merger Agreement, and in order to provide funds for any required indemnification thereunder, ADC, ITS, the Shareholders' Representatives and First Trust National Association, as escrow agent (the "Escrow Agent"), will enter into an Escrow Agreement on the Effective Date. Pursuant to the Escrow Agreement, ADC, ITS and the Shareholders' Representatives will agree that ADC will transfer shares of ADC Common Stock representing 10% of the shares of ADC Common Stock that would otherwise be issued to the shareholders of ITS at the Effective Time to the Escrow Agent. Such escrowed shares (the "Escrowed Shares") will be deposited at the Effective Date in escrow with the Escrow Agent and held in accordance with the terms of the Escrow Agreement. See "THE ESCROW AGREEMENT."

ACCOUNTING TREATMENT

         It is intended that the Merger will qualify as a "pooling of interests" for financial reporting purposes. It is a condition to the obligation of ADC to consummate the Merger that ADC shall have received the opinion of Arthur Andersen LLP, ADC's independent public accountants, to the effect that, as of the Effective Time, the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with the terms of the Merger Agreement. See "THE MERGER-Accounting Treatment."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Merger so qualifies, no gain or loss will be recognized by holders of ITS Common Stock upon their receipt pursuant to the Merger of ADC Common Stock in exchange for their shares of ITS Common Stock, except with respect to cash received in lieu of fractional shares. ITS's obligation to consummate the Merger is conditioned upon its receipt of an opinion from its counsel based upon certain representations and assumptions set forth therein, substantially to the effect that the Merger will qualify as such a "reorganization." EACH HOLDER OF ITS COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN PERSONAL TAX AND FINANCIAL ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AS WELL AS ANY APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES, BASED UPON SUCH HOLDER'S OWN PARTICULAR FACTS AND CIRCUMSTANCES. See "THE MERGER-Certain Federal Income Tax Consequences" and "THE MERGER AGREEMENT-Conditions."

DISSENTERS' RIGHTS OF APPRAISAL

         Holders of ITS Common Stock have the right to dissent from approval and adoption of the Merger Agreement and, if the Merger is consummated, to receive payment of the "fair value" of their shares (determined in accordance with Pennsylvania law) upon compliance with the provisions of Subchapter D and Section 1930 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), a copy of which is attached to this Proxy Statement/Prospectus as Exhibit D and is incorporated herein by reference. Shareholders of ITS Common Stock are urged to read Subchapter D and
Section 1930 carefully. See "THE MERGER-Dissenters' Rights of Appraisal." As a condition to ADC's obligation to consummate the Merger, no more than 5% of the outstanding shares of ITS Common Stock may exercise dissenters' rights.

REGULATORY APPROVALS

         Consummation of the Merger is conditioned upon, among other things, the expiration or termination of all applicable waiting periods pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The HSR Act requires that parties to certain acquisitions file notifications with the federal antitrust authorities and observe a waiting period prior to consummation. ADC and ITS each initially filed Notification and Report Forms with respect to the Merger under the HSR Act on February __, 1996. Consummation of the Merger is also conditioned upon the giving of all required notices and obtaining receipt of all other regulatory approvals necessary for consummation of the Merger. See "THE MERGER-Regulatory Approvals."

RESALES OF ADC COMMON STOCK

         The shares of ADC Common Stock to be issued to shareholders of ITS in connection with the Merger have been registered under the Securities Act. All shares of ADC Common Stock received by holders of ITS Common Stock upon consummation of the Merger will be freely transferable by those shareholders of ITS not deemed to be "affiliates" (as such term is defined under the Securities Act) of ITS or ADC. It is a condition to the obligation of ADC to consummate the Merger that ITS cause each person who may be an "affiliate" of ITS to execute and deliver to ADC, on or prior to the Effective Time, an agreement providing that such affiliate will not sell, pledge, transfer or otherwise dispose of any ADC Common Stock obtained as a result of the Merger except in specified circumstances. See "THE MERGER-Resales of ADC Common Stock Issued in the Merger; Affiliate Agreements" and "THE MERGER AGREEMENT-Conditions."

COMPARISON OF SHAREHOLDER RIGHTS

         Upon consummation of the Merger, shareholders of ITS will become shareholders of ADC. As a result, their rights as shareholders, which are now governed by Pennsylvania corporate law and ITS's Articles of Incorporation and Bylaws, will be governed by Minnesota corporate law and ADC's Restated Articles of Incorporation, as amended, and Composite Restated Bylaws, as amended. See "COMPARISON OF SHAREHOLDER RIGHTS" for a summary of certain material differences between the rights of holders of ADC Common Stock and the rights of holders of ITS Common Stock.

FEES AND EXPENSES

         ADC shall pay all of its own expenses relating to the Merger, the negotiation of the Merger Agreement, the performance of any of its obligations under the Merger Agreement and the Articles of Merger and the consummation of the transactions contemplated by the Merger Agreement (such expenses, for any party to the Merger Agreement, including, without limitation, any attorneys', accountants', financial advisors' or brokers' and finders' fees, are hereinafter referred to as "Merger Expenses"), whether or not the Merger is consummated. If the transactions contemplated by the Merger Agreement and by the Articles of Merger are consummated, the Merger Expenses incurred by ITS will be deducted from the aggregate consideration otherwise payable to shareholders of ITS in the Merger, as described under "THE MERGER AGREEMENT-Fees and Expenses." If such transactions are not consummated, ITS will pay all of the Merger Expenses incurred by ITS. See "THE MERGER AGREEMENT-Fees and Expenses."

MARKET PRICE DATA

         The ADC Common Stock is traded on the Nasdaq National Market under the symbol "ADCT." There is no public trading market for the ITS Common Stock. The first public announcement of the proposed Merger was made during the trading day on February 2, 1996. On February 1, 1996 and on______, 1996, the closing prices per share of ADC Common Stock on the Nasdaq National Market were $40.25 and $_____, respectively.

         Apart from the publicly disclosed information concerning ADC which is included in this Proxy Statement/Prospectus or incorporated by reference herein, ADC does not know what factors account for changes in the market price of its stock. Because the aggregate number of shares of ADC Common Stock to be received in the Merger is dependent upon the market price of ADC Common Stock during the period between signing of the Merger Agreement and the third trading day prior to the Effective Date, fluctuations in the market value of ADC Common Stock will impact the number of shares of ADC Common
Stock received in the Merger in exchange for each outstanding share of ITS Common Stock. As a result, the market value of the ADC Common Stock that the shareholders of ITS ultimately receive could be more or less than its market value on the date of this Proxy Statement/Prospectus or on the date of the Special Meeting. Shareholders of ITS are advised to obtain current market quotations for ADC Common Stock. NO ASSURANCE CAN BE GIVEN AS TO THE MARKET PRICE OF ADC COMMON STOCK AT ANY TIME BEFORE THE EFFECTIVE TIME OR AS TO THE MARKET PRICE OF ADC COMMON STOCK AT ANY TIME THEREAFTER.

COMPARATIVE UNAUDITED PER SHARE DATA

         The following table presents selected comparative unaudited per share data with respect to ADC Common Stock on an historical and a pro forma combined basis, and with respect to ITS Common Stock on a historical and pro forma equivalent basis, giving effect to the Merger as a pooling of interests for accounting and financial reporting purposes. With respect to ADC, the historical data is based on the historical consolidated financial statements as of October 31, 1995 and for each of the three years ended October 31, 1995, 1994 and 1993. With respect to ITS, the historical data is based on the historical consolidated financial statements as of September 30, 1995 and for each of the twelve-month periods ended September 30, 1995, 1994 and 1993. The pro forma data is based on a combination of these periods and assumes that the Merger had been effective on October 31, 1995. Neither ADC nor ITS has declared or paid any dividends during the past three years. The unaudited pro forma data set forth in the following table is derived from, and should be read in conjunction with, the historical consolidated financial statements of ADC and ITS, including the respective notes thereto. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "CONSOLIDATED FINANCIAL STATEMENTS OF INFORMATION TRANSMISSION SYSTEMS CORP." The pro forma combined per share data is based on an assumed exchange rate based on various assumptions as set forth under "THE MERGER-Effects of the Merger." THE PER SHARE DATA SET FORTH BELOW IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY, AND IS NOT NECESSARILY INDICATIVE OF THE RESULTS OF THE FUTURE OPERATIONS OF THE COMBINED ENTITY OR THE ACTUAL RESULTS THAT WOULD HAVE BEEN ACHIEVED HAD THE MERGER BEEN CONSUMMATED ON THE DATES OR PRIOR TO THE PERIODS PRESENTED.

                                                          ADC Common Stock               ITS Common Stock
                                                     --------------------------    ---------------------------
                                                                    Pro forma                      Pro forma
                                                     Historical     Combined       Historical      Equivalent
                                                     ----------    ------------    ----------    -------------
BOOK VALUE (1):
ADC (October 31, 1995); ITS (September 30, 1995) . .    $  8.14      $  8.08          $ 6.94       $  15.66

NET INCOME (2):
ADC (Year Ended October 31, 1995); ITS (Twelve
    month period ended September 30, 1995) . . . . .    $  0.94      $  0.93          $ 0.53       $   1.80
ADC (Year Ended October 31, 1994); ITS (Twelve
    month period ended September 30, 1994) . . . . .    $  0.70      $  0.72          $ 2.98       $   1.40
ADC (Year ended October 31, 1993); ITS (Twelve
    month period ended September 30, 1993) . . . . .    $  0.58      $  0.58          $ 1.13       $   1.12

________________________

(1) The pro forma combined book value per share of ADC Common Stock is based upon the pro forma common shareholders' equity of the combined companies, divided by the total pro forma common shares of the combined companies outstanding as of the date indicated, assuming conversion of each share of ITS Common Stock into 1.938 shares of ADC Common Stock (the "Assumed Exchange Ratio"). See "THE MERGER-Effects of the Merger" for a description of the assumptions used and the method of calculation of the Assumed Exchange Ratio. The pro forma equivalent book value per share of ITS Common Stock represents the pro forma combined book value per share multiplied by the Assumed Exchange Ratio.
(2) The pro forma combined net income per share (based on fully diluted weighted average shares outstanding) of ADC Common Stock is based on the pro forma net income for the combined companies, divided by the pro forma weighted average common shares outstanding of the combined companies, assuming the Assumed Exchange Ratio applies. The pro forma equivalent net income per share of ITS Common Stock represents the pro forma combined net income multiplied by the Assumed Exchange Ratio.

SELECTED CONSOLIDATED FINANCIAL DATA OF ADC

         The following table summarizes certain selected historical consolidated financial data of ADC and subsidiaries, which should be read in conjunction with the audited consolidated financial statements of ADC, and the notes thereto, incorporated by reference into this Proxy Statement/ Prospectus. The financial data for the five years ended October 31, 1995 have been derived from the audited consolidated financial statements of ADC. All share and per share amounts have been restated to reflect a two-for-one stock split effected in the form of a 100% stock dividend in June 1993 and an additional two-for-one stock split effected in the form of a 100% stock dividend in February 1995.

                                                           Years Ended October 31,
                                     ------------------------------------------------------------------
                                        1995          1994         1993          1992           1991
                                     ----------    -----------   ----------   -----------    ----------
                                                   (In thousands, except per share data)
STATEMENT OF INCOME DATA:
Net sales                            $  586,222    $   448,735   $  366,118   $   316,496    $  293,839
Cost of product sold                    302,094        221,448      178,572       155,074       148,614
                                     ----------    -----------   ----------   -----------    ----------
Gross profit                            284,128        227,287      187,546       161,422       145,225
                                     ----------    -----------   ----------   -----------    ----------
Expenses:
  Development and product
     engineering                         66,460         48,974       40,988        36,063        32,315
  Selling and administration            130,297        110,799       93,311        82,966        74,369
  Goodwill amortization                   3,133          3,135        2,798         2,720         1,953
  Personnel reduction                     3,914             --           --         3,800            --
                                     ----------    -----------   ----------   -----------    ----------
         Total expenses                 203,804        162,908      137,097       125,549       108,637
                                     ----------    -----------   ----------   -----------    ----------
Operating income                         80,324         64,379       50,449        35,873        36,588
Other income (expense), net:
  Interest                                6,803          1,158          183         (942)         (108)
  Other                                   (898)        (1,216)        (895)         (205)          (75)
                                     ----------    -----------   ----------   -----------    ----------
Income before income taxes and
  extraordinary item                     86,229         64,321       49,737        34,726        36,405
Provision for income taxes               31,043         23,800       18,101        13,700        14,380
                                     ----------    -----------   ----------   -----------    ----------
Net income before
  extraordinary item                     55,186         40,521       31,636        21,026        22,025
Extraordinary item, net of taxes (1)         --         (1,450)          --           --             --
                                     ----------    -----------   ----------   -----------    ----------
Net income                          $    55,186    $    39,071   $   31,636   $    21,026    $   22,025
                                     ----------    -----------   ----------   -----------    ----------
                                     ----------    -----------   ----------   -----------    ----------
Average common shares
  outstanding                            58,547         55,610       54,998        54,176        53,476
                                     ----------    -----------   ----------   -----------    ----------
                                     ----------    -----------   ----------   -----------    ----------
Earnings per share before
  extraordinary item (1)            $       .94    $       .73   $      .58   $       .39    $      .41
                                     ----------    -----------   ----------   -----------    ----------
                                     ----------    -----------   ----------   -----------    ----------
Earnings per share                          .94            .70          .58           .39           .41
                                     ----------    -----------   ----------   -----------    ----------
                                     ----------    -----------   ----------   -----------    ----------

BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents           $   238,491    $    49,512   $   16,324   $    20,484    $   30,109
Working capital                         358,786        132,015       87,630        75,284        79,005
Total assets                            601,083        334,684      280,054       240,762       247,169
Long-term debt                              410            810        1,110        14,434        45,046
Total stockholders' investment          510,866        264,758      220,394       182,188       158,374

________________________
(1) An extraordinary charge of $1,450,000 (or $.03 per share), net of income taxes, recorded in the quarter ended January 31, 1994, represents the charge to clean up and repair the damage from an earthquake at ADC's facility in California.

SELECTED CONSOLIDATED FINANCIAL DATA OF ITS

         The following table summarizes certain selected historical consolidated financial data of ITS, which should be read in conjunction with the audited consolidated financial statements of ITS, and the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus. See "CONSOLIDATED FINANCIAL STATEMENTS OF INFORMATION TRANSMISSION SYSTEMS CORP." The financial data for the five years ended June 30, 1995 have been derived from the audited consolidated financial statements of ITS for such periods. The financial data for the six months ended December 31, 1995 and 1994 are derived from the unaudited historical financial statements of ITS. All financial information derived from the unaudited financial statements reflects, in the opinion of management of ITS, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the six months ended December 31, 1995 are not necessarily indicative of the results that may be expected for any other interim period or for the year as a whole.

                                        Six Months    Six Months
                                           Ended         Ended                      Years Ended June 30,
                                       December 31,  December 31,   -----------------------------------------------------
                                           1995           1994        1995       1994       1993      1992         1991
                                       ------------  ------------   --------   --------  ---------  --------    ---------
                                               (Unaudited)                    (In thousands, except per share data)

STATEMENT OF INCOME DATA:
Net Sales                               $  11,070    $  11,276      $ 23,337   $ 17,465  $  11,593  $ 11,119    $  8,503
Cost of Goods Sold                          6,938        6,843      $ 14,376   $ 11,289  $   7,990  $  7,705    $  5,983
                                        ---------    ---------      --------   --------  ---------  --------    ---------
Gross Profit                            $   4,132    $   4,433      $  8,961   $  6,176  $   3,603  $  3,414    $  2,520
                                        ---------    ---------      --------   --------  ---------  --------    ---------

Selling, General and
    Administrative Expenses             $   4,131    $   3,605      $  7,459   $  4,479  $   3,222  $  2,826    $  2,523
                                        ---------    ---------      --------   --------  ---------  --------    ---------
Income (Loss) from Operations           $       1    $     828      $  1,502   $  1,697  $     381  $    588    $     (3)
Interest Expense, Net                   $      67    $      27      $    146   $     72  $     101  $    139    $    145
                                        ---------    ---------      --------   --------  ---------  --------    ---------
Income (Loss) Before Income Taxes       $     (66)   $     801      $  1,356   $  1,625  $     280  $    449    $   (148)
Provision (Credit) For Income Taxes     $      (4)   $     315      $    518   $    523  $      63  $    142    $    (33)
                                        ---------    ---------      --------   --------  ---------  --------    ---------
Income (Loss) Before Cumulative
    Effect of Accounting Change         $     (70)   $     486      $    838   $  1,102  $     217  $    307    $   (115)
Cumulative Effect on Prior Years of
    Change in Accounting for
    Income Taxes                        $      --    $      --      $     --   $    (17) $      --  $     --    $     --
                                        ---------    ---------      --------   --------  ---------  --------    ---------
Net Income (Loss)                       $     (70)   $     486      $    838   $  1,119  $     217  $    307    $   (115)
                                        ---------    ---------      --------   --------  ---------  --------    ---------
                                        ---------    ---------      --------   --------  ---------  --------    ---------
Average Common Shares Outstanding             474          465           469        464        465       467         479
                                        ---------    ---------      --------   --------  ---------  --------    ---------
                                        ---------    ---------      --------   --------  ---------  --------    ---------
Earnings Per Share                      $   (0.15)   $    1.05      $   1.79   $   2.41  $    0.47  $   0.66    $  (0.24)
                                        ---------    ---------      --------   --------  ---------  --------    ---------
                                        ---------    ---------      --------   --------  ---------  --------    ---------

BALANCE SHEET DATA (AT PERIOD END):

Cash and Cash Equivalents               $     175    $     (27)     $    236   $  1,181  $     272  $    182    $     77
Working Capital                         $     982    $   1,544      $  1,332   $  1,099  $     461  $    662    $    529
Total Assets                            $   9,297    $   9,792      $  8,760   $  7,750  $   4,725  $  4,661    $  4,276
Long-term Debt                          $   1,789    $   2,065      $  1,926   $  1,196  $   1,127  $    808    $    911
Total Stockholders' Equity              $   3,340    $   3,599      $  3,410   $  2,526  $   1,409  $  1,206    $    912
                                        ---------    ---------      --------   --------  ---------  --------    ---------
                                        ---------    ---------      --------   --------  ---------  --------    ---------

                                  RISK FACTORS

     In addition to the other information contained in or incorporated by reference into this Proxy Statement/Prospectus, ITS's shareholders should consider carefully the following risk factors regarding ADC:

RAPID TECHNOLOGICAL CHANGE AND IMPORTANCE OF NEW PRODUCTS

     The telecommunications equipment industry is characterized by rapid technological change, evolving industry standards, changing market conditions and frequent new product introductions and enhancements. The introduction of products embodying new technologies or the emergence of new industry standards can render existing products or products under development obsolete or unmarketable. ADC's ability to anticipate changes in technology and industry standards and successfully to develop and introduce new products on a timely basis will be a significant factor in ADC's ability to grow and remain competitive. New product development often requires long-term forecasting of market trends, development and implementation of new technologies and processes and a substantial capital commitment. In particular, ADC has recently invested substantial resources toward the development of new products such as its Homeworx-TM- product utilizing hybrid fiber coax technology. ADC is engaging in extensive field testing and evaluation of its Homeworx-TM- system for video and telephony applications, and has shipped the Homeworx-TM- system for video applications to a limited number of customers for initial deployment. Development and customer acceptance of new products is inherently uncertain, and there can be no assurance that ADC will successfully complete the development of the Homeworx-TM- system for telephony applications or other new products on a timely basis or that such products will be commercially successful. Any failure by ADC to anticipate or respond on a cost-effective and timely basis to technological developments, changes in industry standards or customer requirements, or any significant delays in product development or introduction, could have a material adverse effect on ADC's business, operating results and financial condition.

UNCERTAIN MARKET FOR BROADBAND NETWORK PRODUCTS

     Over the past several years, ADC's principal product offerings have generally consisted of copper-based and fiber-based products designed to address the needs of its customers for connectivity, transmission and networking applications on traditional telephony networks. However, with the growth of multimedia and the associated development of enhanced voice, video and data transmission technologies, ADC's recent product offerings and research and development efforts have been increasingly focused on addressing the broadband telecommunications equipment market through the use of new or different technologies. The market for broadband telecommunications products is emerging and rapidly changing. ADC's future growth is dependent in part on its ability to successfully develop and commercially introduce new products in each of its product groups addressing this market, as well as the growth in this market.
The growth in the market for such broadband telecommunications products is dependent on a number of factors, including the amount of capital expenditures by public network providers, regulatory and legal developments and end-user demand for integrated voice, video, data and other network services. There can be no assurance that the market for broadband telecommunications products will develop rapidly. In addition, to the extent this market develops, there can be no assurance that ADC's products will meet with market acceptance or be profitable.

COMPETITION

     Competition in the telecommunications equipment industry is intense, and ADC believes that competition may increase substantially with the deployment of broadband networks and potential regulatory changes. Many of ADC's foreign and domestic competitors have more extensive engineering, manufacturing, marketing, financial and personnel resources than those of ADC. ADC believes its success in competing with other manufacturers of telecommunications products depends primarily on its engineering, manufacturing and marketing skills, the price, quality and reliability of its products, and its delivery and service capabilities. While the market for ADC's products has not historically been characterized by significant price competition, ADC may face increasing pricing pressures from current and future competitors in certain or all of the markets for its products. In addition, ADC believes that technological change, the increasing addition of data, video and other services to networks, continuing regulatory change and industry consolidation or new entrants will continue to cause rapid evolution in the competitive environment of the telecommunications equipment market, the full scope and nature of which is difficult to predict at this time. Increased competition could result in price reductions, reduced margins and loss of market share by ADC. There can be no assurance that ADC will be able to compete successfully with its existing or new competitors or that competitive pressures faced by ADC will not materially and adversely affect its business, operating results and financial condition.

FLUCTUATIONS IN OPERATING RESULTS

     ADC's operating results may fluctuate significantly from quarter to quarter due to several factors, including, without limitation, the volume and timing of orders from, and shipments to, major customers, the timing of new product announcements and the availability of product by ADC or its competitors, overall level of capital expenditures by public network providers, market acceptance of new and enhanced versions of ADC's products, variations in the mix of products ADC sells or its sales channels, and the availability and cost of key components. ADC's expense levels are based in part on expectations of future revenues. If revenue levels in a particular period do not meet expectations, operating results will be adversely affected. In addition, ADC's results of operations are subject to seasonal factors. ADC historically has experienced a stronger demand for its products in the fourth fiscal quarter, primarily as a result of ADC year-end incentives and customer budget cycles, and has experienced a weaker demand for its products in the first fiscal quarter, primarily as a result of the number of holidays in late November, December and early January and a general industry slowdown during that period.

CHANGING REGULATORY ENVIRONMENT

     The telecommunications industry is subject to regulation in the United States and other countries. ADC's business is dependent upon the continued growth of the telecommunications industry in the United States and internationally. Federal and state regulatory agencies regulate most of ADC's domestic customers. On January 3, 1996, the U.S. Congress passed the Telecommunications Act of 1996 (the "Telecommunications Act"). [The President of the United States signed the Telecommunications Act into law on February 8, 1996.] The Telecommunications Act will lift certain restrictions on the ability of companies, including RBOCs and other customers of ADC, to compete with one another and would generally reduce the regulation of the telecommunications industry. While ADC believes that the deregulation of the telecommunications industry may increase ADC's opportunities to provide solutions for its customers' voice, data and video needs, the effect of the Telecommunications Act on the market for ADC's products is difficult to predict at this time, and there can be no assurance that competition in ADC's product market will not intensify as a result of such deregulation. Changes in current or future laws or regulations, in the United States or elsewhere, could materially and adversely affect ADC's business.

INTERNATIONAL OPERATIONS

     Export sales accounted for 16.1%, 15.0% and 18.2% of ADC's net sales in fiscal 1993, 1994, and 1995, respectively, and ADC expects that export sales may increase as a percentage of net sales in the future. In addition, ADC owns or subcontracts manufacturing operations located in Mexico, Australia and China. Due to its export sales and its international manufacturing operations, ADC is subject to the risks of conducting business internationally, including unexpected changes in, or impositions of, legislative or regulatory requirements, fluctuations in the U.S. dollar, which could materially and adversely affect U.S. dollar revenues or operating expenses, tariffs and other barriers and restrictions, potentially longer payment cycles, greater difficulty in accounts receivable collection, potentially adverse taxes, and the burdens of complying with a variety of foreign laws and telecommunications standards. ADC also is subject to general geopolitical risks, such as political and economic instability and changes in diplomatic and trade relationships, in connection with its international operations. There can be no assurance that such factors will not materially and adversely affect ADC's operations in the future or require ADC to modify significantly its current business practices. In addition, the laws of certain foreign countries may not protect ADC's proprietary technology to the same extent as do the laws of the United States.

DEPENDENCE ON PROPRIETARY TECHNOLOGY

     ADC's future success depends in part upon its proprietary technology. Although ADC attempts to protect its proprietary technology through patents, copyrights and trade secrets, it also believes that its future success will depend upon product development, technological expertise and distribution channels. There can be no assurance that ADC will be able to protect its technology, or that competitors will not be able to develop similar technology independently. ADC has received and may in the future receive from third parties, including some of its competitors, notices claiming that it is infringing third-party patents or other proprietary rights. There can be no assurance that ADC would prevail in any litigation over third-party claims, or that it would be able to license any valid and infringed patents on commercially reasonable terms. Furthermore, litigation, regardless of its outcome, could result in substantial cost to and diversion of effort by ADC. Any litigation or successful infringement claims by third parties could materially and adversely affect ADC's business, operating results and financial condition.

VOLATILITY OF STOCK PRICE

     Based on the trading history of its stock, ADC believes factors such as announcements of new products by ADC or its competitors, quarterly fluctuations in ADC's financial results, customer contract awards, developments in telecommunications regulation and general conditions in the telecommunications equipment industry have caused and are likely to continue to cause the market price of ADC's Common Stock to fluctuate substantially. In addition, telecommunications equipment company stocks have experienced significant price and volume fluctuations that often have been unrelated to the operating performance of such companies. This market volatility may adversely affect the market price of ADC's Common Stock.

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement/Prospectus is being furnished to holders of ITS Common Stock in connection with the solicitation of proxies by the Board of Directors of ITS for use at a Special Meeting to be held on [DAY], [DATE], 1996 at[LOCATION], commencing at 10:00 a.m. local time, and at any adjournment or postponement thereof.

     This Proxy Statement/Prospectus and accompanying form of proxy are first being mailed to shareholders of ITS on or about [DATE], 1996. This Proxy Statement/Prospectus is also furnished to holders of ITS Common Stock as a Prospectus in connection with the issuance to them of ADC Common Stock upon consummation of the Merger.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, holders of ITS Common Stock will (i) consider and vote upon a proposal to approve and adopt the Merger Agreement, and
(ii) transact such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

BOARD OF DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS OF INFORMATION TRANSMISSION SYSTEMS CORP. BELIEVES THAT THE MERGER AGREEMENT IS IN THE BEST INTERESTS OF INFORMATION TRANSMISSION SYSTEMS CORP. AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS APPROVAL AND ADOPTION OF THE MERGER AGREEMENT TO SHAREHOLDERS OF INFORMATION TRANSMISSION SYSTEMS CORP.

RECORD DATE; VOTING AT THE SPECIAL MEETING; REQUIRED VOTE

     ITS has fixed the close of business on [DATE], 1996, as the Record Date for the determination of the holders of ITS Common Stock entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of ITS Common Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 473,647 shares of ITS Common Stock outstanding and entitled to vote, which shares were held in the aggregate by 49 holders of record. Each holder of record of ITS Common Stock on the Record Date is entitled to cast one vote per share of ITS Common Stock, exercisable in person or by properly executed proxy, at the Special Meeting.
The presence, in person or by properly executed proxy, of the holders of a majority of the ITS Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

     The approval and adoption of the Merger Agreement by the shareholders of ITS will require the affirmative vote of the holders of a majority of ITS Common Stock. Each share of ITS Common Stock is entitled to one vote on each matter that comes before the Special Meeting. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote but will not be considered to have been voted in favor of such matter. Only votes cast FOR approval of the Merger Agreement or other matters constitute affirmative votes. Accordingly, abstentions will have the same effect as a vote against the Merger Agreement.

     As of the Record Date, Robert M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski (the "Shareholders' Representatives"), who together beneficially own an aggregate of 413,600 shares of ITS

Common Stock, representing approximately 87% of the voting power of the outstanding ITS Common Stock as of the date hereof, had entered into the Voting Agreements, pursuant to which such shareholders have agreed to vote all ITS Common Stock owned by them in favor of the Merger and all other actions necessary or desirable for the consummation of the Merger. Assuming that all of such shareholders vote as required by the Voting Agreements, approval of the Merger Agreement is assured. See "THE MERGER-The Voting Agreements" and "THE VOTING AGREEMENTS." As of the Record Date, neither ADC nor any of its directors or executive officers or their affiliates beneficially owned any shares of ITS Common Stock.

PROXIES

     This Proxy Statement/Prospectus is being furnished to ITS shareholders in connection with the Special Meeting. All shares of ITS Common Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted for approval and adoption of the Merger Agreement. If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to postpone or adjourn the Special Meeting to another time or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of ITS, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of ITS before the taking of the vote at the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Information Transmission Systems Corp., 375 Valley Brook Road, McMurray, Pennsylvania 15317, Attention: Corporate Secretary, or hand delivered to the Secretary of ITS at or before the taking of the vote at the Special Meeting.

     The meeting may be postponed or adjourned from time to time without notice other than such notice as may be given at the meeting or any postponement or adjournment thereof, including, without limitation, if a quorum is not obtained, or if fewer shares are likely to be voted in favor of approval and adoption of the Merger Agreement than the number required for approval. Any business for which notice has been given may be transacted at any such postponed or adjourned meeting. If the Special Meeting is postponed or adjourned for the purpose of obtaining additional proxies or votes or for any other purpose, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph or other forms of communication by directors, officers and employees of ITS, who will not be specially compensated for such activities. Arrangements will be made with the trustee of ITS's employee stock ownership plan (the "ESOP") and any other custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such trustee, custodians, nominees and fiduciaries, and ITS will reimburse such trustee, custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF YOUR SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS. SEE "THE MERGER-PROCEDURES FOR EXCHANGE OF CERTIFICATES."


                                  THE MERGER

     THE FOLLOWING INFORMATION DESCRIBES CERTAIN ASPECTS OF THE MERGER. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE EXHIBITS HERETO, INCLUDING THE MERGER AGREEMENT, WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS EXHIBIT A AND IS INCORPORATED HEREIN BY REFERENCE. ALL SHAREHOLDERS ARE URGED TO READ EXHIBIT A IN ITS ENTIRETY. SEE ALSO "THE MERGER AGREEMENT."

EFFECTS OF THE MERGER

     Upon consummation of the Merger, (i) Merger Subsidiary will merge with and into ITS, which will be the Surviving Corporation, (ii) ITS will become a wholly owned subsidiary of ADC, and (iii) each share of ITS Common Stock outstanding immediately prior to the Effective Time will be converted into a certain number of shares of ADC Common Stock according to a conversion formula set forth in the Merger Agreement and described in the next paragraph.

     Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, each share of ITS Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the number of shares of ADC Common Stock determined by dividing (i) the Adjusted ADC Shares (as defined below) by
(ii) the aggregate number of shares of ITS Common Stock then outstanding (the "Merger Consideration"). The "Adjusted ADC Shares" shall be a number equal to the quotient of (i) $34,000,000 less the Merger Expenses of ITS divided by (ii) the ADC Measurement Price. The "ADC Measurement Price" shall be determined by dividing (i) the Total Weighted Trading Price by (ii) the Total ADC Trading Volume. The Total Weighted Trading Price shall be the sum of the Weighted Trading Prices for each of the trading days commencing on the date of the Merger Agreement and ending on the third trading day immediately preceding the Effective Date (the "Measurement Period"). The Weighted Trading Price for any trading day shall be equal to (i) the total trading volume of ADC Common Stock as reported in the Wall Street Journal for such trading day multiplied by (ii) the closing price of one share of ADC Common Stock on the Nasdaq National Market for such trading day. The Total ADC Trading Volume shall be the sum of the daily trading volumes for each trading day during the Measurement Period.

     The following example illustrates the hypothetical number of shares of ADC Common Stock into which each share of ITS Common Stock issued and outstanding immediately prior to the Effective Time will be converted (excluding the effects of fractional shares), based on an aggregate number of outstanding shares of ITS Common Stock of 473,647 shares (as of the Record Date), Merger Expenses of ITS of $500,000 and an assumed ADC Measurement Price of $36.50 per share (the per share closing price of ADC Common Stock on the Nasdaq National Market on December 31, 1995). (The actual ADC Measurement Price will be determined by dividing the Total Weighted Trading Price by the Total ADC Trading Volume, each of which shall be calculated from the period beginning on the date of the Merger Agreement and ending on the third trading day immediately preceding the Effective Date.) THE FOLLOWING EXAMPLE IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY TO ILLUSTRATE THE PROCEDURE FOR DETERMINING THE CONVERSION RATIO FOR SHARES OF ADC COMMON STOCK TO BE ISSUED TO SHAREHOLDERS OF ITS COMMON STOCK IN CONNECTION WITH THE MERGER. THE INFORMATION PRESENTED BELOW IS NOT INTENDED AS AN

ESTIMATE OR PROJECTION OF ANY OF THE DATA THAT WILL BE USED TO DETERMINE THE CONVERSION RATIO OR OF THE NUMBER OF SHARES OF ADC COMMON STOCK THAT AN ITS SHAREHOLDER MAY ULTIMATELY RECEIVE IN THE MERGER. THE ACTUAL CONVERSION RATIO MAY BE HIGHER OR LOWER THAN THE AMOUNT PRESENTED BELOW.

     Assumptions
     -----------
          ADC Measurement Price:  $36.50 per share

          Aggregate number of outstanding shares of ITS Common Stock:  473,647 shares

          Merger Expenses of ITS:  $500,000


     Calculation of Conversion Ratio
     -------------------------------
     a.   Conversion Ratio                        =                   Adjusted ADC Shares
                                                       -------------------------------------------------

                                                       Number of outstanding shares of ITS Common Stock


     b.   Calculation of Adjusted ADC Shares


          Adjusted ADC Shares                     =             ($34,000,000 - Merger Expenses)
                                                       -------------------------------------------------
                                                                     ADC Measurement Price

          Adjusted ADC Shares                     =                ($34,000,000 - $500,000)
                                                       -------------------------------------------------
                                                                       $36.50 per share

          Adjusted ADC Shares                     =                   917,808.219 shares


     c.   Aggregate number of outstanding shares
          of ITS Common Stock                     =                     473,647 shares


     d.   Conversion Ratio                        =    917,808.219 shares/473,647 shares

                                                  =    1.938

Under the hypothetical example provided above, each share of ITS Common
Stock issued and outstanding immediately prior to the Effective Time would be converted into and become a right to receive 1.938 shares of ADC Common Stock then outstanding.

     Shares of ADC Common Stock equal to 10% of the Adjusted ADC Shares shall be delivered to the Escrow Agent to comprise the Escrow Fund (as such term is defined in "THE MERGER AGREEMENT-Indemnification") pursuant to the terms of the Escrow Agreement (see "THE ESCROW AGREEMENT"), and such Escrowed Shares shall be deducted pro rata from the shares of ADC Common Stock that would, but for the establishment of the Escrow Fund, otherwise be issued to the holders of ITS Common Stock at the Effective Time. Certificates representing the Escrowed Shares shall be delivered to the Escrow Agent in names and denominations as if such shares had been issued to the holders of ITS Common Stock at the Effective Time.

     All shares of ITS Common Stock converted into shares of ADC Common Stock in the Merger will no longer be outstanding and will automatically be canceled and retired and will cease to exist at the Effective Time. Each certificate previously representing shares of ITS Common Stock will thereafter represent the right to receive a certificate representing shares of ADC Common Stock. Certificates previously representing shares of ITS Common Stock may be exchanged for certificates representing whole shares of ADC Common Stock issued in consideration therefor upon the surrender of such certificates as provided below, without interest. No fractional shares of ADC Common Stock will be issued, and, in lieu thereof, a cash payment will be made as provided below. Each share of ITS Common Stock held in the treasury of ITS or owned by ADC or any direct or indirect wholly owned subsidiary of ADC or of ITS immediately prior to the Effective Time will be canceled and extinguished without any conversion thereof, and no payment will be made with respect thereto.

     For a description of the procedures for exchanging ITS Common Stock for ADC Common Stock and for payment of cash in lieu of the issuance of fractional shares, see "-Procedures for Exchange of Certificates" and "-Fractional Shares."

EFFECTIVE TIME

     If the Merger Agreement is approved and adopted by the requisite votes of the shareholders of ITS and the other conditions to the Merger are satisfied (or waived to the extent permitted), the Merger will be consummated and effected at the time the Articles of Merger are filed with the Secretary of State of the State of Pennsylvania.

     The Merger Agreement provides that ADC and ITS will cause the Effective Time to occur as promptly as practicable, but in no event more than three business days, after the approval and adoption by the shareholders of ITS of the Merger Agreement and the satisfaction (or waiver, if permissible) of the other conditions set forth in the Merger Agreement. The closing of the transactions contemplated by the Merger Agreement will take place on the date the Articles of Merger are executed, delivered and filed with the Secretary of State of the State of Pennsylvania. The Merger Agreement may be terminated by either ADC or ITS in certain circumstances notwithstanding the prior approval and adoption of the Merger Agreement by the shareholders of ITS. See "THE MERGER AGREEMENT-Termination."

PROCEDURES FOR EXCHANGE OF CERTIFICATES

     As of the Effective Time, ADC will deposit, or will cause to be deposited, with Norwest Bank Minnesota, N.A. (the "Exchange Agent"), for the benefit of the holders of record of shares of ITS Common Stock outstanding at the Effective Time, for exchange in accordance with the terms of the Merger Agreement, certificates representing the shares of ADC Common Stock issuable pursuant to the Merger Agreement in exchange for outstanding shares of ITS Common Stock, subject to the deposit with the Escrow Agent of the Escrowed Shares (such certificates for shares of ADC Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent will, pursuant to irrevocable instructions, deliver the ADC Common Stock contemplated to be issued pursuant to the Merger Agreement out of the Exchange Fund.

     As soon as reasonably practicable after the Effective Time, ADC will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of ITS Common Stock (the "Certificates") (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange

                                       -26

Agent), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of ADC Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal, duly executed, and any other documents as may be required pursuant to such instructions, the holder of the Certificate will be entitled to receive in exchange therefor a certificate representing that number of shares of ADC Common Stock (rounded down to the nearest whole share) which the holder has received in the Merger in respect of the shares of ITS Common Stock formerly represented by the Certificate, together with cash in lieu of fractional shares of ADC Common Stock (after taking into account all shares of ITS Common Stock then held by the holder) and any dividends or other distributions to which the holder is entitled pursuant to the Merger Agreement, and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of shares of ITS Common Stock which is not registered in the transfer records of ITS, a certificate representing the proper number of shares of ADC Common Stock (rounded down to the nearest whole share), together with cash in lieu of fractional shares of ADC Common Stock and any dividends or other distributions to which such holder is entitled, may be issued to a transferee if the Certificate representing such shares of ITS Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered, each Certificate shall be deemed at any time after the Effective Time to represent solely the right to receive upon surrender the Merger Consideration and any dividends or other distributions to which the holder is entitled as described below.

SHAREHOLDERS OF ITS SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE EXCHANGE AGENT WITHOUT A LETTER OF TRANSMITTAL AND SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     No dividends or other distributions declared or made after the Effective Time with respect to ADC Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of ADC Common Stock represented thereby, and no cash payment in lieu of fractional shares will be paid to any such holder, until the holder of the Certificate has surrendered such Certificate in accordance with the terms of the Merger Agreement. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, there will be paid to the holder of the certificates representing whole shares of ADC Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of ADC Common Stock which the holder received as part of the Merger Consideration, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of ADC Common Stock which the holder received as part of the Merger Consideration. All shares of ADC Common Stock issued upon conversion of the shares of ITS Common Stock (including any cash paid for fractional shares and for dividends or other distributions described above) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of ITS Common Stock.

     Any portion of the Exchange Fund remaining undistributed to ITS shareholders one year after the Effective Time will be returned to ADC, upon demand, and any holders of theretofore unsurrendered ITS Common Stock will thereafter be able to look only to ADC for the shares of ADC Common Stock (including any cash payment in lieu of fractional shares to which they are entitled) and any dividends or other distributions with respect to ADC Common Stock to which they are entitled pursuant to the Merger Agreement.

FRACTIONAL SHARES

     No fractional shares of ADC Common Stock and no certificates or scrip certificates therefor will be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the ADC Measurement Price. ADC will transfer to the Exchange Agent on a timely basis the cash necessary to make such payments. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of ITS Common Stock with respect to any fractional share interests, the Exchange Agent will promptly pay such amounts to holders of ITS Common Stock at such time as they have surrendered their Certificates.

BACKGROUND OF THE MERGER

     Since 1994, the Board of Directors of ITS has believed that the telecommunications industry's shift from analog to digital technology created a significant growth opportunity for ITS if it could raise the requisite capital needed to position ITS to capitalize on this market shift. As a result, the Board of Directors began to explore financing alternatives available to ITS and has continued to consider and evaluate prospective financing alternatives.

     Among the alternatives considered by the Board of Directors was an initial public offering of its securities. Although the Board had preliminary discussions with potential underwriters regarding such an offering on several occasions, the Board concluded that market conditions and ITS's historical earnings were not at a level which made a public offering viable at such time.

     While considering ITS's need to find a source of capital to finance its anticipated expansion and continuing to position ITS for a possible public offering in the future, the Board of Directors received indications of interest from two potential merger candidates, including ADC, in November 1995. The Board of Directors discussed the possibility of a business combination and authorized certain officers to communicate and have preliminary discussions with each of the prospective merger candidates regarding such a business combination.

     The Board of Directors also approached Jopling, Inc. to assist it in discussions with, and evaluation of, the prospective merger candidates and the terms and conditions of the form of business combination such candidates were willing to consider. The Board had additional discussions with each of the prospective merger candidates and discussed the terms of their respective proposals with representatives of Jopling, Inc. and other professional advisors to ITS.

     After careful study of the prospective merger candidates and the types of business combinations they were interested in pursuing, the Board of Directors concluded that further discussions with ADC would be appropriate. Further discussions with ADC continued and led to the parties entering into a letter of intent and confidentiality agreement on December 11, 1995.

     Since that date, ITS and ADC and their respective advisors have participated in structuring the proposed Merger, conducting due diligence investigations and preparing the transaction documents to evidence the Merger. Due diligence and negotiations on the structure of the transaction, the Merger Agreement and other transaction documents continued through the week of January 29, 1996.

     On January 26, 1996, the Board of Directors of ITS approved ITS's execution and delivery of the Merger Agreement and authorized management of ITS, along with its advisors, to finalize negotiations with respect to the Merger. Management of ITS and its advisors continued to negotiate the terms of the proposed Merger through February 2, 1996. On February 2, 1996, the Merger Agreement was executed by the parties, and Messrs. Unetich, Lynn and Zborowski executed and delivered the Voting Agreements. The Board of Directors of ADC had previously authorized its management to negotiate and execute the Merger Agreement on January 23, 1996.

ITS'S REASONS FOR THE MERGER; RECOMMENDATION OF ITS'S BOARD OF DIRECTORS

     The Board of Directors of ITS, after careful study and evaluation of economic, financial, legal and market factors, believes that the terms of the Merger are fair to and in the best interests of ITS and its shareholders. Accordingly, the Board of Directors of ITS has unanimously approved the Merger Agreement and recommended its approval by ITS shareholders.

     The Board of Directors of ITS believes that the Merger Consideration is fair and that the receipt of the Merger Consideration represents an opportunity for holders of ITS Common Stock to exchange their ITS Common Stock for a security with much greater market liquidity. The Merger also provides shareholders of ITS the ability to participate as a shareholder in a larger, more diverse telecommunications company. Among the factors considered by the ITS Board of Directors in deciding to proceed with the Merger were the terms and conditions of the Merger Agreement, the recent market prices of ADC Common Stock, the lack of a public trading market for ITS Common Stock, the competitive position of ITS and ADC and the changing nature of the telecommunications industry, the consideration to be received in the Merger, the tax-free nature of the Merger to the shareholders of ITS and the compatibility of the business philosophies of the two companies. The Board of Directors of ITS also considered that the Merger presents an opportunity to alleviate certain constraints on ITS caused by limited capital and represents a strategic alliance with a company whose experience in closely related markets and products would enhance ITS's technical base and market position. While the Board of Directors did not assign any specific or relative weights in considering the foregoing factors, the Board considered the Merger to be advantageous to the shareholders of ITS.

     BASED ON THE FOREGOING, THE BOARD OF DIRECTORS OF ITS BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE IN THE BEST INTERESTS OF ITS AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF ITS VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

ADC'S REASONS FOR THE MERGER

     ADC is engaged in an active acquisition program. As part of this program, ADC has focused on acquisitions that can expand ADC's portfolio of wireless transmission products for use in global markets. ADC believes that because of advancing technology, lower investment costs and shorter deployment times, network providers may consider broadcast and wireless cable transmission as a viable alternative to wireline cable and direct broadcast satellite transmission. The Merger will enable ADC to secure a position in the broadcast and wireless cable industry. ADC believes that the Merger also will expand ADC's ability to offer its customers integrated, end-to-end solutions, especially in broadband transmission, and will provide ADC with increased opportunities to leverage its technological capabilities across product groups.

     For the foregoing reasons, ADC believes that the Merger is in the best interests of ADC and its shareholders.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     The Board of Directors of ITS was aware of the interests of certain persons in the Merger described below and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

     As an inducement to ADC to enter into the Merger Agreement, the Shareholders' Representatives, who together beneficially own approximately 87% of the outstanding shares of ITS Common Stock, have entered into Voting Agreements pursuant to which they have agreed to vote all such shares held by them in favor of approval and adoption of the Merger Agreement and all other actions necessary or desirable for the consummation of the Merger. Therefore, approval and adoption of the Merger Agreement is assured (assuming such persons vote their shares in accordance with their respective voting agreements). See "THE VOTING AGREEMENTS."

     As described below, it is currently contemplated that the executive officers of ITS will be the initial officers of the Surviving Corporation in the Merger.

MANAGEMENT OF ITS AFTER THE MERGER

     ITS will be the Surviving Corporation of the Merger and will be a wholly owned subsidiary of ADC upon consummation of the Merger. The directors of Merger Subsidiary immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of ITS immediately prior to the Effective Time will be the initial officers of the Surviving Corporation. Such directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Articles of Incorporation and Bylaws of the Surviving Corporation and applicable law. If, at or after the Effective Time, a vacancy shall exist on the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation.

THE VOTING AGREEMENTS

     As an inducement to ADC to execute the Merger Agreement, concurrently with the execution thereof, Robert M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski, who together beneficially own an aggregate of 413,600 shares of ITS Common Stock, representing approximately 87% of the combined voting power of the outstanding ITS Common Stock as of the date hereof, entered into the Voting Agreements pursuant to which such shareholders have agreed to vote all ITS Common Stock owned by them in favor of the Merger. In addition, under the Voting Agreements, such shareholders have agreed that if ITS seeks a vote of its shareholders with respect to any "Competing Transaction" (as defined below under "THE VOTING AGREEMENT") they will vote in favor of consummation of the Merger and the transactions contemplated by the Merger Agreement and against any Competing Transaction. The Voting Agreements terminate upon the termination of the Merger Agreement in accordance with its terms. Assuming that all of such shareholders vote as required by the Voting Agreements, approval and adoption of the Merger Agreement is assured. See "THE VOTING AGREEMENTS."

THE CONFIDENTIALITY AND NON-COMPETE AGREEMENTS

     As a condition to ADC's obligation to execute the Merger Agreement, and as an inducement for ADC to consummate the Merger, the Shareholders' Representatives have agreed to enter into Confidentiality and Non-Compete Agreements with the Surviving Corporation at the Effective Time. Under the Confidentiality and Non-Compete Agreements, each of the Shareholders' Representatives will agree that, during the term of his employment with ITS or at any time thereafter, he shall not divulge, furnish or make accessible to anyone or use in any way any confidential or secret knowledge or information of ITS or of any affiliate of ITS, including ADC and its other subsidiaries (collectively, the "ADC Affiliates"). In addition, each of the Shareholders' Representatives will agree that during the term of his employment with ITS and for the longer of the period ending either (i) one year after the termination of his employment with ITS (whether such termination is with or without cause, or whether such termination is occasioned by the Shareholders' Representative or
ITS) or (ii) three years after the date of signing the Confidentiality and Non-Compete Agreement, such Shareholders' Representative shall not, directly or indirectly, engage in any business activities that are competitive with the business then conducted by ITS or any ADC Affiliate for whom such Shareholders' Representative performs services during his employment with ITS, in any manner or capacity in any phase of the business of ITS or the business of any ADC Affiliate.

ACCOUNTING TREATMENT

     ITS and ADC intend that the Merger qualify as a pooling of interests for accounting and financial reporting purposes. The obligation of ADC to consummate the Merger is conditioned upon receipt of the opinion of Arthur Andersen LLP, its independent public accountants, that the Merger qualifies for pooling of interests accounting treatment. For information concerning certain restrictions to be imposed on the transferability of the ADC Common Stock received by affiliates of ITS in the Merger in order, among other things, to assure the availability of pooling of interests accounting treatment, see "- Resales Of ADC Common Stock Issued in The Merger; Affiliate Agreements."

     Under the pooling of interests method of accounting, the historical basis of the assets and liabilities of ITS and ADC will be combined when the Merger becomes effective and carried forward at their previously recorded amounts, the shareholders' equity accounts of ITS and ADC will be combined on ADC's consolidated balance sheet and no goodwill or other intangible assets will be created. Financial statements of ADC issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of ITS and ADC as if the Merger had been in effect for the periods presented therein.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     ADC and ITS expect that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code and that, for federal income tax purposes, no gain or loss will be recognized by any shareholder of ITS upon receipt of ADC Common Stock for ITS Common Stock pursuant to the Merger (except for the receipt of cash in lieu of a fractional share interest in ADC Common Stock). The Internal Revenue Service (the "Service") has not been requested to rule upon the tax consequences of the Merger, and no such request will be made. Instead, ITS will rely upon the opinion of Buchanan Ingersoll Professional Corporation, its special outside legal counsel, as to certain federal income tax consequences of the Merger to ITS's shareholders. It is a condition to the consummation of the Merger that ITS receive such opinion from Buchanan Ingersoll Professional Corporation. The opinion of Buchanan Ingersoll Professional Corporation will be based upon the facts which are described herein and upon certain representations and covenants made by ITS, ADC and certain shareholders of ITS. The opinion of Buchanan Ingersoll Professional Corporation will be based upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. Any change may be made with retroactive effect. No assurance can be given that, after any such change, the opinion of counsel would not be different, and such counsel will undertake no responsibility to update or supplement its opinion. An opinion of counsel is not binding on the Service, and there can be no assurance, and none is hereby given, that the Service will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the Service. EACH HOLDER OF ITS COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN PERSONAL TAX AND FINANCIAL ADVISORS AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

     Based upon the facts, representations and covenants of ITS, ADC and certain shareholders of ITS provided to it, and subject to various assumptions and qualifications (including, among other things, that the Escrow Agreement meets the requirements of Revenue Procedure 84-42, 1984-1 C.B. 521), Buchanan Ingersoll Professional Corporation is expected to opine that the following federal income tax consequences to the shareholders of ITS will result from the
Merger:

          (1) The Merger will constitute a "reorganization" within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and ADC and ITS will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

          (2)  No gain or loss will be recognized by ADC or ITS in the Merger;

          (3) No gain or loss will be recognized by the holders of ITS Common Stock upon their receipt of ADC Common Stock in exchange for their ITS Common Stock (except with respect to cash received in lieu of a fractional share interest in ADC Common Stock);

          (4) The tax basis of the shares of ADC Common Stock received by the holders of the ITS Common Stock will be the same as the tax basis of the ITS Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received);

          (5) The holding period of ADC Common Stock in the hands of the holders of ITS Common Stock will include the holding period of their ITS Common Stock surrendered in exchange therefor, provided that such ITS Common Stock is held as a capital asset on the Effective Date; and

          (6) The payment of cash to the holders of ITS Common Stock in lieu of fractional shares of ADC Common Stock by the Exchange Agent will be treated as if their fractional shares were distributed as part of the exchange and then redeemed by ADC, and the cash payment will be treated as having been received as a distribution in full payment in exchange for the fractional shares redeemed and taxed as provided in Section 302(a) of the Code.

     The opinion described above will be based upon certain assumptions, including the assumption that the holders of ITS Common Stock do not have any plan or intention to dispose, sell, exchange or otherwise dispose of more than 50% of the ADC Common Stock received pursuant to the Merger.

     The foregoing is only a general description of the material anticipated federal income tax consequences of the Merger, without regard to the particular facts and circumstances of the tax situation of each shareholder of ITS. It does not discuss all of the consequences that may be relevant to shareholders of ITS entitled to special treatment under the Code (such as insurance companies, dealers in securities, exempt organizations or foreign persons) or to shareholders of ITS who acquired their ITS Common Stock pursuant to the exercise of employee stock option rights or otherwise as compensation. The summary set forth above does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Merger Agreement or the Merger itself. No information is provided herein with respect to the tax consequences, if any, of the Merger or the exchange of shares pursuant thereto under state, local, foreign or other tax laws. ADC and ITS have agreed in the Merger Agreement not to take any action which would disqualify the Merger as a "reorganization" pursuant to Section 368(a) of the Code that would be tax free to the shareholders of ITS.

     If such required tax opinions are not received, the Merger will not be consummated unless the conditions requiring their receipt are waived and the approval of ITS shareholders are resolicited by means of an updated Proxy Statement/Prospectus.

STOCK EXCHANGE LISTING

     ADC has agreed to file all documents necessary to list the ADC Common Stock to be issued pursuant to the Merger on the Nasdaq National Market, subject to official notice of issuance, and to use its best efforts to effect such listing. It is a condition to the obligation of ITS to consummate the Merger that such listing shall have been effected.

DISSENTERS' RIGHTS OF APPRAISAL

     A holder of shares of ITS Common Stock is entitled to exercise the rights of a dissenting shareholder under Subchapter D of Chapter 15 ("Subchapter D") of the PBCL, to object to the Merger Agreement and make written demand that ITS or ITS, as the surviving corporation in the Merger, pay in cash the fair value of the shares held as determined in accordance with such statutory provisions. The following summary does not purport to be a complete statement of the provisions of Subchapter D and is qualified in its entirety by reference to such statutory provisions, which (together with Section 1930 of the PBCL) are set forth in full in Exhibit D to this Proxy Statement/Prospectus. Holders of ITS Common Stock wishing to assert dissenters' rights are urged to read Subchapter D in its entirety.

     A record holder of shares of ITS Common Stock may assert dissenters' rights as to fewer than all such shares registered in his or her name only if he or she dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he or she dissents.

     A beneficial owner of shares of ITS Common Stock who is not the record holder of such shares is entitled to assert dissenters' rights with respect to shares held on his or her behalf only if he or she submits to ITS no later than the time of the assertion of dissenters' rights a written consent of the record holder of such shares. A beneficial owner may not dissent with respect to less than all shares of ITS Common Stock owned by him or her, whether or not the shares so owned by him or her are registered in his or her name.

     In the event that a holder of shares of ITS Common Stock wishes to dissent to the Merger Agreement and obtain payment of the fair value of his or her shares, such holder must satisfy all the following conditions to acquire any right to payment of the fair value of his or her shares under Subchapter D of the PBCL:

          (1) The shareholder must file with ITS, prior to the vote on the Merger, a written notice of intention to demand that he or she be paid the fair value for his or her shares if the Merger is effectuated. Neither a proxy indicating a vote against, nor a vote in person against, the Merger shall constitute the written notice required.

          (2) The shareholder must effect no change in the beneficial ownership of his or her shares from the date of filing such written notice continuously through the Effective Date.

          (3) The shareholder must not vote his or her shares in favor of the Merger. Neither an abstention from voting with respect to, nor failure to vote in person or by proxy against approval of, the Merger constitutes a waiver of the rights of a dissenting shareholder. However, a proxy that is returned without any instruction as to how the proxy should be voted will be voted in favor of approval of the Merger and will be deemed a waiver of the rights of a dissenting shareholder.

     A dissenter who fails in any of these respects shall not acquire any right to payment of the fair value of his or her shares under Subchapter D of the PBCL. Each written notice of intention to demand payment must clearly state that the shareholder intends to demand that he or she be paid the fair value of such shareholder's shares if the Merger Agreement is effectuated, must provide the name, address and telephone number of the shareholder and should be sent to Information Transmission Systems Corp., 375 Valley Brook Road, McMurray, Pennsylvania 15317, Attn: Robert M. Unetich, President. A dissenting shareholder shall retain all other rights of a holder of shares of ITS Common Stock until those rights are modified by effectuation of the Merger.

     If the Merger is approved by a majority of the outstanding shares of ITS Common Stock at the Special Meeting, ITS shall mail a notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who did not vote in favor of the Merger. Such notice shall:

          (1) State where and when a demand for payment must be sent and certificates representing shares of ITS Common Stock must be deposited in order to obtain payment. The time set for receipt of the demand and deposit of shares of ITS Common Stock shall be not less than 30 days from the mailing of the notice.

          (2) Inform holders of uncertificated shares of ITS Common Stock to what extent transfer of shares will be restricted from the time that demand for payment is received.

          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder of ITS, or the person on whose behalf the shareholder of ITS dissents, acquired beneficial ownership of the shares.

          (4)  Be accompanied by a copy of Subchapter D.

     The dissenting shareholder must make written demand for payment of the fair value of the shares of ITS Common Stock with respect to which dissent is made and must deposit certificates representing such shares of ITS Common Stock in accordance with the terms of the notice to demand payment sent by ITS. A shareholder who fails to timely demand payment, or fails to timely deposit certificates, as required by the notice to demand payment, shall not have any right under Subchapter D of the PBCL to receive payment of the fair value of his or her shares. If the shares are not represented by certificates, ITS may restrict their transfer from the time of receipt of demand for payment until effectuation of the Merger or the release of restrictions due to the failure to effectuate the Merger. The dissenting shareholder shall retain all other rights of an ITS shareholder until those rights are modified by effectuation of the Merger.

     Within 60 days after the date set for demanding payment and depositing certificates, if the Merger has not been effectuated, ITS shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, ITS may at any later time send a new notice to demand payment, which will have a like effect as the original notice.

     Promptly after effectuation of the Merger, or upon timely receipt of demand for payment if the Merger Agreement has already been effectuated, ITS shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that ITS estimates to be the fair value of the shares, or shall give written notice that no remittance will be made. The remittance or notice shall be accompanied by: (1) the closing balance sheet and statement of income of ITS for the fiscal year ending June 30, 1995, together with financial statements for the six months ended December 31, 1995; (2) a statement of ITS's estimate of the fair value of the shares of ITS Common Stock; and (3) a notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter D of the PBCL. If ITS does not remit the amount of its estimate of the fair value of the shares, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. ITS may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in ITS other than those that the original dissenter had after making demand for payment of their fair value.

     If ITS gives notice of its estimate of the fair value of the shares of ITS Common Stock, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares and the dissenter believes that the amount stated or remitted is less than the fair value of his or her shares, the dissenter may send to ITS his or her own estimate of the fair value of the shares, which shall be deemed a demand for payment of such amount or the deficiency.

     Where the dissenter does not file his or her own estimate within 30 days after the mailing by ITS of its remittance or notice, the dissenter shall be entitled to no more than the amount stated on the notice or remitted to him or her by ITS.

     Within 60 days after the latest of (1) effectuation of the Merger, (2) timely receipt of any demands for payment, or (3) timely receipt of any estimates by dissenters of the fair value of their shares, if any demands for payment remain unsettled, ITS may file in court an application for relief requesting that the fair value of the shares be determined by the court. All dissenting shareholders, wherever residing, whose demands have not been settled shall be made parties to the proceeding. A copy of the application for relief shall be served on each such dissenter.

     The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value, which appraiser shall have such power and authority as may be specified in the court order of appointment.

     Each dissenter who is made a party to the proceeding shall be entitled to recover the amount, if any, by which the fair value of his or her shares is found to exceed the amount, if any, previously remitted by ITS, plus interest.

     If ITS fails to file an application for relief, any dissenter who made a demand and who has not already settled his or her claim against ITS may do so in the name of ITS at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within such 30-day period, each dissenter entitled to file an application shall be paid ITS's estimate of the fair value of his or her shares and no more, and may bring an action to recover any amount not previously remitted.

     In general, the costs and expenses of any valuation proceeding, including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against ITS. However, any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenting shareholders who are parties to the proceeding and whose action in demanding supplemental payment the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against ITS and in favor of any or all dissenters if ITS failed to comply substantially with the requirements of Subchapter D of the PBCL and may be assessed against either ITS or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by Subchapter D. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against ITS, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

     ITS SHAREHOLDERS WISHING TO EXERCISE DISSENTERS' RIGHTS ARE ADVISED TO CONSULT THEIR OWN COUNSEL TO ENSURE THAT THEY FULLY AND PROPERLY COMPLY WITH THE REQUIREMENTS OF SUBCHAPTER D OF THE PBCL.

     ESOP PARTICIPANTS DESIRING TO EXERCISE THEIR DISSENTERS' RIGHTS WITH RESPECT TO SHARES OF ITS COMMON STOCK HELD FOR THEIR ACCOUNT IN THE ESOP SHOULD NOTIFY THE TRUSTEE BY DELIVERING NOTICE, IN WRITING TO [NAME], REPRESENTATIVE OF THE ITS ESOP TRUSTEE, AT [ADDRESS] SO THAT SUCH NOTICE IS RECEIVED NO LATER THAN
             , 1996, SO THAT A TIMELY DEMAND FOR DISSENTERS' RIGHTS CAN BE SUBMITTED ON THEIR BEHALF.

     Shareholders who receive cash for the fair value of their shares of ITS Common Stock upon the exercise of dissenters' rights will realize taxable gain or loss for federal income tax purposes. EACH SHAREHOLDER OF ITS IS URGED TO CONSULT WITH HIS OR HER OWN PERSONAL TAX AND FINANCIAL ADVISORS CONCERNING FEDERAL INCOME TAX CONSEQUENCES OF THE EXERCISE OF DISSENTERS' RIGHTS, AS WELL AS ANY APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES, BASED UPON SUCH SHAREHOLDER'S OWN PARTICULAR FACTS AND CIRCUMSTANCES.

REGULATORY APPROVALS

     Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The Merger is subject to these requirements.

     ADC and ITS each filed with the Antitrust Division and the FTC a
Notification and Report Form with respect to the Merger on February   , 1996.
Under the HSR Act, the Merger may not be consummated until the expiration of a waiting period of at least 30 days following the receipt of the amended filings, unless the waiting period is earlier terminated by the FTC and the Antitrust Division.

     The FTC and the Antitrust Division frequently scrutinize the legality of transactions such as the Merger under the antitrust laws. At any time before or after the Effective Time, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking the divestiture of ITS by ADC, in whole or in part, or the divestiture of substantial assets of ADC, ITS or their respective subsidiaries. State Attorneys General and private parties may also bring legal actions under the federal or state antitrust laws under certain circumstances. Based upon an examination of information available to ADC and ITS relating to the businesses in which ADC, ITS and their respective subsidiaries are engaged, ADC and ITS believe that the consummation of the Merger will not violate the antitrust laws. Nevertheless, there can be no assurance that a challenge to the proposed Merger on antitrust grounds will not be made or, if such a challenge is made, that ADC and ITS will prevail.

     Neither ADC nor ITS is aware of any other material governmental approvals or actions that may be required for consummation of the Merger except as described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance, however, that any such approval or action, if needed, could be obtained and would not be conditioned in a manner that would cause the parties to abandon the Merger.

RESALES OF ADC COMMON STOCK ISSUED IN THE MERGER; AFFILIATE AGREEMENTS

     ADC Common Stock to be issued to shareholders of ITS in connection with the Merger has been registered under the Securities Act. ADC Common Stock received by shareholders of ITS upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an "Affiliate" (as defined below) of ITS or ADC within the meaning of Rule 145 under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with ITS or ADC at the time of the Special Meeting (generally directors, certain executive officers and major shareholders). Affiliates of ITS or ADC may not sell their shares of ADC Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for two years following the Effective Time, an Affiliate (together with certain related persons) would be entitled to sell shares of ADC Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) within any three-month period during such two-year period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of ADC Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would remain available to Affiliates only if ADC remained current with its informational filings with the Commission under the Exchange Act. Two years after the Effective Time, an Affiliate would be able to sell such ADC Common Stock without such manner of sale or volume limitations, provided that ADC was current with its Exchange Act informational filings and such Affiliate was not then an affiliate of ADC. Three years after the Effective Time, an Affiliate would be able to sell such shares of ADC Common Stock without any restrictions so long as such Affiliate had not been an affiliate of ADC for at least three months prior thereto.

     Each person identified as an Affiliate of ITS has executed and delivered to ADC an agreement (the "Affiliate Agreements") providing that such Affiliate will not sell, transfer or otherwise dispose of any ADC Common Stock obtained as a result of the Merger (i) unless (a) such sale, transfer or other disposition has been registered under the Securities Act, (b) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145, or (c) in the opinion of counsel reasonably acceptable to ADC, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act; and (ii) until after such time as results covering at least 30 days of post-Merger combined operations of ADC and ITS have been published.

                            THE MERGER AGREEMENT

        THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT INCLUDED AS EXHIBIT A TO THIS PROXY STATEMENT/PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE. ALL SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY. SEE ALSO "THE MERGER."

GENERAL

        The Merger Agreement provides that, upon the satisfaction or waiver of certain conditions, Merger Subsidiary will be merged with and into ITS, ITS will continue as the Surviving Corporation, and the separate existence of Merger Subsidiary will cease. Pursuant to the Merger Agreement, at the Effective Time (i) each share of common stock of Merger Subsidiary will be converted into one share of the common stock of the Surviving Corporation; and (ii) each share of ITS Common Stock will be converted into a certain number of fully paid and nonassessable shares of ADC Common Stock determined in accordance with a conversion formula set forth in the Merger Agreement. See "THE MERGER--Effects of the Merger." Following the Merger, the Surviving Corporation will be a wholly owned subsidiary of ADC.

CERTAIN REPRESENTATIONS AND WARRANTIES

        The Merger Agreement contains various representations and warranties of ADC, Merger Subsidiary and ITS relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) the due organization, power and standing of, and similar corporate matters with respect to, each of ADC, Merger Subsidiary, ITS and ITS's subsidiaries; (ii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement by each such party; (iii) the absence of any governmental or regulatory authorization, consent or approval required to consummate the Merger; (iv) the absence of a breach of any party's Articles of Incorporation or Bylaws, of applicable law or of certain contracts; (v) the accuracy of the consolidated financial statements of ADC and ITS; and (vi) the absence of material pending or threatened litigation.

        ITS also has made certain additional representations and warranties to ADC relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) its capital structure; (ii) the absence of certain undisclosed liabilities; (iii) the absence of any material adverse change in its assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects; (iv) the absence of certain developments since the date of ITS's most recent unaudited consolidated balance sheet; (v) valid title to and ownership of assets; (vi) the validity of its accounts receivable and inventory; (vii) taxes; (viii) certain contracts and commitments; (ix) intellectual property rights; (x) warranties; (xi) certain relationships between ITS and its executive officers and employees; (xii) its employee benefit plans, its compliance with all labor laws and the absence of any pending labor relations problems or workers' compensation claims; (xiii) insurance; (xiv) the absence of affiliate transactions; (xv) certain relationships with customers and suppliers; (xvi) compliance in all material respects with all applicable laws and the possession of all permits necessary to its business; (xvii) environmental matters; (xviii) the absence of any action taken by ITS or any of its affiliates that would prevent the Merger from being effected as a pooling of interests for accounting and financial reporting purposes or that would prevent the Merger from qualifying as a tax-free reorganization under the Code; (xix) the absence of any brokerage, finder's or other fees due in connection with the Merger (other than the fees and expenses payable to Jopling, Inc. payable in accordance with the terms of the Merger Agreement); and (xx) material disclosures.

        ADC and Merger Subsidiary also have made certain additional representations and warranties to ITS relating to, among other things, (i) the filing of all forms, reports, statements and other documents with the Commission and other regulatory authorities and the accuracy of the information contained therein, and (ii) the ownership, obligations and prior activities of Merger Subsidiary.

        The representations and warranties of ADC and Merger Subsidiary will terminate at the Effective Time, but, as a condition to ITS's obligation to consummate the Merger, such representations and warranties must be true and correct in all respects at and as of the Effective Time, except where the failure to be so true and correct has not had or could not reasonably be expected to have a material adverse effect on the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of ADC or the ability of ADC or ITS to consummate the transactions contemplated in the Merger Agreement. The representations and warranties of ITS will terminate one year after the Effective Time, except that with respect to any specific representation or warranty under which ADC shall have made a claim for indemnification under the Merger Agreement prior to the first anniversary of the Effective Time and which claim has not been completely and finally resolved prior to the first anniversary of the Effective Time, such representation or warranty will survive for a period of time beyond the first anniversary of the Effective Time sufficient to completely and finally resolve the claim relating to such representation or warranty. See "THE ESCROW AGREEMENT."

CERTAIN COVENANTS

        Pursuant to the Merger Agreement, ITS has agreed that, prior to the Effective Time, except as expressly permitted by the Merger Agreement or as otherwise consented to by ADC, which consent shall not be unreasonably withheld, it will, subject to certain exceptions, among other things, (i) conduct its business in the ordinary course in accordance in all material respects with all applicable laws, rules and regulations and past custom and practice; (ii) not do or permit to occur any of the following: (A) issue or sell any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock; (B) sell, pledge, dispose of or encumber any of its assets, except in the ordinary course of business; (C) amend or propose to amend its Articles of Incorporation or Bylaws; (D) split, combine or reclassify any outstanding shares of ITS Common Stock, or declare, set aside or pay any dividend or other distribution payable with respect to shares of ITS Common Stock; (E) redeem, purchase or acquire or offer to acquire any shares of ITS Common Stock or other securities of ITS; (F) other than as contemplated in the Merger Agreement, acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (G) incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice; (H) permit any accounts payable owed to trade creditors to remain outstanding more than 60 days; (I) accelerate, beyond the normal collection cycle, collection of accounts receivable; or (J) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in the Merger Agreement; (iii) not (A) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors or consultants; or (B) in the case of certain employees, officers or consultants, take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date of the Merger
Agreement; (iv) not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan; (v) not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless replacement policies providing equal or greater coverage are in full force and effect; (vi) (A) use its best efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with ITS; (B) confer on a regular and frequent basis with representatives of ADC or Merger Subsidiary to report operational matters and the general status of ongoing operations;
(C) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in the Merger Agreement untrue at the Effective Time; (D) notify ADC and Merger Subsidiary of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of ITS or to ITS's, ADC's or Merger Subsidiary's ability to consummate the transactions contemplated by the Merger Agreement; and (E) promptly notify
ADC and Merger Subsidiary in writing if ITS shall discover that any representation or warranty made by it in the Merger Agreement was when made, or has subsequently become, untrue in any respect; (vii) file all tax returns and not (A) make or rescind any express or deemed election relating to taxes, (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes or (C) change any of its methods of reporting income or deductions for federal income tax purposes; and (viii) not perform any act contemplated by the Merger Agreement relating to certain developments since the date of ITS's most recent unaudited consolidated balance sheet.

        ITS has further agreed to (i) provide full access to ADC and Merger Subsidiary at all reasonable times and upon reasonable notice to its offices, properties, books, records, officers, employees and other items of ITS, including the work papers of ITS's independent public accountants; (ii) cause its independent public accountants to issue a certificate to the effect that the Merger will qualify as a pooling of interests for financial reporting purposes and will not take any actions that would disqualify the Merger from being effected as a pooling of interests for financial reporting purposes; (iii) take all commercially reasonable actions necessary or desirable to satisfy the conditions set forth in the Merger Agreement; (iv) obtain all approvals of regulatory authorities, consents and other approvals required to carry out the transactions contemplated by the Merger Agreement;
(v) take all action necessary or required to terminate or amend, if requested by ADC, all qualified retirement and welfare benefit plans and all non-qualified benefit plans and compensation arrangements as of the Effective Date and to submit applications to the Service for a favorable determination letter for each of the employee benefit plans that is subject to the qualification requirements of the Code prior to the Effective Date;
(vi) establish such additional accruals and reserves as may be necessary to conform its accounting and credit loss practices and methods to those of ADC; and (vii) not take any action to modify its accounting policies, procedures and practices other than as required by GAAP or by (vi) above.

        Pursuant to the Merger Agreement, ADC has agreed that, prior to the Effective Time, except as expressly permitted by the Merger Agreement or as otherwise consented to by ITS, it and each of its subsidiaries will, among other things, (i) maintain its corporate existence in good standing, conduct its business in compliance with all material obligations and duties imposed by law and maintain all books and records, including all financial statements, in accordance with generally accepted accounting principles and past practices; (ii) make all required regulatory filings and submissions required to consummate the transactions contemplated by the Merger Agreement; (iii) take all commercially reasonable actions necessary or desirable to satisfy the conditions set forth in the Merger Agreement; (iv) file all documents required to list the ADC Common Stock to be issued pursuant to the Merger on the Nasdaq National Market; (v) duly authorize the shares of ADC Common Stock to be issued in the Merger; (vi) file all documents required to obtain all necessary state securities laws or blue sky permits and approvals required to carry out the transactions contemplated by the Merger Agreement; (vii) take all necessary corporate and other action required to obtain all approvals of regulatory authorities, consents and approvals required to carry out the transactions contemplated by the Merger Agreement; and (viii) not take any action that would disqualify the Merger from being effected as a pooling of interests for financial reporting purposes or from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

        ITS and ADC have entered into a Confidentiality Agreement dated December 11, 1995, whereby each party agrees to maintain the confidential nature of certain information provided to it by the other party.

LIMITATIONS ON NEGOTIATIONS BY ITS

        The Merger Agreement provides that ITS may not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of the officers or employees of ITS) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in ITS or other similar transaction or business combination involving ITS or participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort by any other person or entity to do or seek any of the foregoing. ITS must promptly notify ADC if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide ADC with such information regarding such proposal, offer, inquiry or contact as ADC may request.

INDEMNIFICATION

        ITS and the Shareholders' Representatives, on behalf of ITS shareholders, have agreed to indemnify in full ADC and Merger Subsidiary and their respective officers, directors, employees, agents and shareholders (collectively, the "Indemnified Parties") and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses), whether or not actually incurred or paid, which the Indemnified Parties may suffer, sustain or become subject to, prior to the first anniversary of the Effective Time, as a result of (i) any misrepresentation in any of the representations and warranties of ITS contained in the Merger Agreement or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of ITS pursuant to the terms of the Merger Agreement or otherwise referenced or incorporated in the Merger Agreement (collectively, the "Related Documents"), (ii) any breach of, or failure to perform, any agreement of ITS contained in the Merger Agreement or any of the Related Documents, or (iii) any action or proceeding against ADC, judicial or administrative, instituted by any third party (any such third party action or proceeding being referred to as a "Claim") or threatened Claims against ADC arising out of the actions or inactions of ITS with respect to ITS's business or real property prior to the Effective Time (except for items disclosed to ADC pursuant to the disclosure schedules to the Merger Agreement) (collectively, "Losses").

        The indemnification provided by ITS and the Shareholders' Representatives in the Merger Agreement will be satisfied solely from an escrow fund, which shall consist of the number of shares of ADC Common Stock equal to ten percent (10%) of the Adjusted ADC Shares (the "Escrow Fund"). See "THE ESCROW AGREEMENT." Any indemnification from the Escrow Fund relating to Losses from any actions taken by ITS or any if its affiliates that would prevent the Merger from being effected as a pooling of interests for financial reporting purposes shall be limited to a maximum of $3,000,000. ADC will be entitled to a distribution from the Escrow Fund (i) only if ADC delivers to the Shareholders'

Representatives a written notice, setting forth in reasonable detail the identity, nature and amount of Losses related to such claim or claims prior to the first anniversary of the Effective Time and (ii) only if the aggregate amount of all ADC Losses exceeds $50,000 (the "Basket Amount"), in which case ITS shall be obligated to indemnify the Indemnified Parties only for the excess of the aggregate amount of all such Losses over the Basket Amount, except that indemnification for any breach of the covenant regarding the amount of the Merger Expenses of ITS as of the Effective Time shall be made without reference to the Basket Amount.

CONDITIONS

        Each party's respective obligations to effect the Merger are subject to various conditions (any or all of which may be waived to the extent permitted by applicable law), including (i) the effectiveness of the Registration Statement, the absence of any stop order, action, suit, proceeding or investigation by the Commission to suspend the effectiveness thereof, and the receipt by ADC of all other state securities laws or Blue Sky authorizations necessary to carry out the transactions contemplated by the Merger Agreement and to consummate the Merger; (ii) the expiration or termination of the applicable waiting periods under the HSR Act and the obtaining or making of all other material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated by the Merger Agreement; (iii) the absence of any threatened, instituted or pending action or proceeding, before any court or governmental authority or agency, domestic or foreign, (A) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated by the Merger Agreement, (B) seeking to invalidate or render unenforceable any material provision of the Merger Agreement or the Articles of Merger or any of the other agreements contemplated by the Merger Agreement or (C) otherwise relating to and materially adversely affecting the transactions contemplated by the Merger Agreement; and (iv) the absence of any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by the Merger Agreement by any federal, state or foreign court, government or governmental authority or agency which would reasonably be expected to result in any of consequences described in (iii) above.

        The obligations of ADC and Merger Subsidiary to effect the Merger are also subject to the satisfaction (or waiver) of certain conditions, including (i) the continuing accuracy of each of the representations and warranties of ITS contained in the Merger Agreement at the Effective Time, except where the failure to be so true and correct has not had or could not reasonably be expected to have a material adverse effect on ITS or the ability of ITS or ADC to consummate the transactions contemplated by the Merger Agreement; (ii) the performance of or compliance in all material respects with all covenants and agreements required by the Merger Agreement to be performed or complied with by ITS at or prior to the Effective Time;
(iii) the receipt by ITS of all required consents and approvals necessary in order that the transactions contemplated by the Merger Agreement not constitute a breach or violation of any agreement, arrangement or undertaking affecting ITS; (iv) the approval of the Merger and adoption of the Merger Agreement by the requisite vote of holders of ITS Common Stock and the due execution of the Articles of Merger by ITS; (v) the absence of any threatened, instituted or pending action or proceeding, before any court or governmental authority or agency, domestic or foreign, (A) seeking to prohibit direct or indirect ownership or operation by ADC or Merger Subsidiary of all or a material portion of the business or assets of ITS and its subsidiaries, or to ADC or Merger Subsidiary or any of their subsidiaries or ITS to dispose of or to hold separately all or a material portion of the business or assets of ADC or Merger Subsidiary and their subsidiaries or of ITS, as a result of the transactions contemplated by the Merger Agreement, or (B) seeking to require direct or indirect transfer or sale by ADC or Merger Subsidiary of any of the shares of ITS Common Stock,
(vi) the absence of any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by the Merger Agreement, by any federal, state or foreign court, government or governmental authority or agency that would reasonably be expected to result in any of consequences described in (v) above; (vii) the absence of any fact or circumstance existing as of the date of the Merger Agreement which has not been disclosed to ADC and Merger Subsidiary regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of ITS which is materially adverse to ITS or to the value of the shares of ITS Common Stock; (viii) that no more than 5% of the outstanding shares of ITS Common Stock shall have dissented from the Merger as of the Effective Time;
(ix) the receipt by ADC of the legal opinion of outside counsel to ITS, as contemplated by the Merger Agreement; (x) the receipt by ADC of the opinion of its independent public accountants, Arthur Andersen LLP, to the effect that the Merger will qualify for pooling of interests accounting treatment on the Effective Date; (xi) the receipt by ADC of a comfort letter from ITS's independent public accountants, dated the Effective Date, as contemplated by the Merger Agreement; and (xii) the delivery by ITS to ADC of certain documents, including an executed copy of the Escrow Agreement and executed copies of Confidentiality and Non-Compete Agreements from Messrs. Unetich, Lynn and Zborowski as contemplated by the Merger Agreement.

        The obligation of ITS to effect the Merger is also subject to the satisfaction (or waiver) of certain conditions, including (i) the continuing accuracy in all respects of each of the representations and warranties of ADC and Merger Subsidiary contained in the Merger Agreement at the Effective Time, except where the failure to be so true and correct has not had or could not reasonably be expected to have a material adverse effect on ADC or the ability of ADC or ITS to consummate the transactions contemplated by the Merger Agreement; (ii) the performance of or compliance in all material respects with all covenants and agreements required by the Merger Agreement to be performed or complied with by ADC or Merger Subsidiary at or prior to the Effective Time;
(iii) the authorization for listing on the Nasdaq National Market of the shares of ADC Common Stock to be delivered to the shareholders of ITS in connection with the Merger; (iv) the receipt by ITS of the tax opinion of Buchanan Ingersoll Professional Corporation, special counsel to ITS, as contemplated by the Merger Agreement; and (v) the delivery by ADC to ITS of certain documents, including an executed copy of the Escrow Agreement.

TERMINATION

        The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval and adoption of the Merger Agreement by the shareholders of ITS, (i) by the mutual written consent of ADC and ITS, or (ii) by either ADC or ITS if the Articles of Merger have not been filed with the Pennsylvania Secretary of State by April 30, 1996; provided that neither ADC nor ITS will be entitled to terminate the Merger Agreement if such party's breach of the Agreement has prevented the consummation of the transactions contemplated by the Merger Agreement or the filing of the Articles of Merger.

        ADC may also terminate the Merger Agreement if, after the date of the Merger Agreement, there shall have been a material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of ITS or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent that (i) ITS is capable of taking action to cure the material adverse consequences of such change or such event and ITS has taken such action within 30 days following the earlier to occur of ITS's discovery of such change or event and receipt by ITS of written notice from ADC that such a change or such an event has occurred, or (ii) such change is directly caused by ADC or Merger Subsidiary.

        ITS may also terminate the Merger Agreement if, after the date of the Merger Agreement, there shall have been a material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of ADC or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent that (i) ADC is capable of taking action to cure the material adverse consequences of such change or such event and ADC has taken such action within 30 days following the earlier to occur of ADC's discovery of such change or event and receipt by ADC of written notice from ITS that such a change or such an event has occurred, or
(ii) such change is directly caused by ITS or a subsidiary of ITS.

        In the event of termination of the Merger Agreement by either ADC or ITS, all provisions of the Merger Agreement shall terminate and there shall be no liability on the part of any of ADC, Merger Subsidiary or ITS or their respective shareholders, officers or directors, except that (i) the parties will continue to abide by (A) the terms of the Confidentiality and Agreement dated December 11, 1995, (B) the provisions in the Merger Agreement concerning press releases and announcements, (C) the provisions in the Merger Agreement concerning Merger Expenses, as described under "-Fees and Expenses," and (D) the governing law provisions of the Merger Agreement, and
(ii) the parties shall remain liable for their willful breaches of the Merger Agreement prior to the time of such termination.

AMENDMENT AND WAIVER

        The Merger Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced; provided, however, that after the approval of the Merger Agreement by the shareholders of ITS, no amendment may be made which reduces the Merger Consideration or which effects any changes which would materially adversely affect the shareholders of ITS without the further approval of the shareholders of ITS. No course of dealing between or among any persons having any interest in the Merger Agreement will be deemed effective to modify or amend any part of the Merger Agreement or any rights or obligations of any person under or by reason of the Merger Agreement.

FEES AND EXPENSES

        Under the Merger Agreement, except as provided below, ADC and ITS will each pay all of their own Merger Expenses. If the transactions contemplated by the Merger Agreement and by the Articles of Merger are consummated, the Merger Expenses incurred by ITS will be deducted from the aggregate Merger Consideration (as defined in "THE MERGER-Effects of the Merger"), and if such transactions are not consummated, ITS will pay all of the Merger Expenses incurred by ITS.

        The Merger Agreement provides that ITS shall not incur Merger Expenses in excess of $500,000. In determining the aggregate amount of the Merger Expenses incurred or to be incurred by ITS on, prior to or after the Effective Date to be deducted from the Merger Consideration, ITS shall prepare a schedule of all Merger Expenses incurred or to be incurred by ITS on, prior to or after the Effective Date, and ITS shall indemnify ADC for any expenses actually incurred in excess of the amounts set forth on such schedule. Such indemnification shall be in accordance with the terms of the indemnification provisions of the Merger Agreement (see "-Indemnification" above), but without reference to the Basket Amount.

THE SHAREHOLDERS' REPRESENTATIVES

        The Merger Agreement provides that Robert M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski shall act as the representatives of the shareholders of ITS with respect to certain matters in the Merger Agreement and the Escrow Agreement. During the period ending upon the date when all obligations under the Merger Agreement have been discharged (including all indemnification obligations thereunder), the shareholders of ITS who, immediately prior to the Effective Time, held ITS Common Stock representing an aggregate number of shares of ITS Common Stock which exceeded 50% of the amount of such ITS Common Stock outstanding immediately prior to the Effective Time (a

"Majority"), may, from time to time upon written notice to the Shareholders' Representatives and ADC, remove any of the Shareholders' Representatives or appoint one or more new Shareholders' Representatives to fill any vacancy created by the death, incapacitation, resignation or removal of one or more Shareholders' Representatives. Furthermore, if a Shareholders' Representative dies, becomes incapacitated, resigns or is removed by a Majority, the Majority shall appoint a successor Shareholders' Representative to fill the vacancy so created. If the Majority is required to but has not appointed a successor Shareholders' Representative within 15 business days from a request by ADC to appoint a successor Shareholders' Representative, ADC shall have the right to appoint a Shareholders' Representative to fill any vacancy so created and shall advise all those who were holders of ITS Common Stock immediately prior to the Effective Time of such appointment by written notice. A copy of any appointment by the Majority of any successor Shareholders' Representative shall be provided to ADC promptly after it shall have been effected.

        The Shareholders' Representatives are authorized to take action by majority vote and to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under the Merger Agreement or the Escrow Agreement which the Shareholders' Representatives determine in their discretion to be necessary, appropriate or desirable, and, in connection therewith, to hire or retain, at the sole expense of the shareholders of ITS, such counsel, investment bankers, accountants, representatives and other professional advisors as they determine in their sole and absolute discretion to be necessary, advisable or appropriate in order to carry out and perform their rights and obligations thereunder. Any party receiving such a notice or other instrument from the Shareholders' Representatives (including, without limitation, the Escrow Agent under the Escrow Agreement) shall have the right to rely in good faith upon such certification, and to act in accordance with such notice or other instrument without independent investigation.

        ADC (and the Surviving Corporation) shall have no liability to any shareholders of ITS or otherwise arising out of the acts or omissions of the Shareholders' Representatives or any disputes among the shareholders of ITS or among the Shareholders' Representatives. ADC shall have no direct liability to the shareholders of ITS under the Merger Agreement or the other agreements referred to therein and may rely entirely on its dealings with, and notices to and from, the Shareholders' Representatives to satisfy any obligations it might have under the Merger Agreement, any agreement referred to therein or otherwise to the shareholders of ITS. Without limiting the foregoing, delivery of certificates for shares of ADC Common Stock from the Escrow Fund to the Shareholders' Representatives shall extinguish any obligations of ADC to the shareholders of ITS with respect to such certificates, and ADC shall have no liability for subsequent misdelivery to any shareholder of ITS or any other act or omission of the Shareholders' Representatives with respect to such certificates.

        Approval of the Merger Agreement by the shareholders of ITS shall also be deemed approval and authorization for the Shareholders'
Representatives to act on behalf of the shareholders of ITS with respect to certain matters in the Merger Agreement and the Escrow Agreement as described above and as set forth in such agreements.

                           THE VOTING AGREEMENTS

        THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN PROVISIONS OF THE VOTING AGREEMENTS. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM OF VOTING AGREEMENT INCLUDED AS EXHIBIT B TO THIS PROXY STATEMENT/PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE. ALL SHAREHOLDERS ARE URGED TO READ THE VOTING AGREEMENT IN ITS ENTIRETY. SEE ALSO "THE MERGER."

THE VOTING AGREEMENTS

        As an inducement to ADC to execute the Merger Agreement, concurrently with the execution thereof, Robert M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski (each, a "Controlling Shareholder"), who together beneficially own 413,600 shares of ITS Common Stock, representing approximately 87% of the combined voting power of the outstanding ITS Common Stock as of the date hereof, have entered into the Voting Agreements pursuant to which each Controlling Shareholder has agreed to vote all ITS Common Stock owned by such Controlling Shareholder (the "Controlling Shareholder Stock") in favor of the Merger. In addition, under the Voting Agreements, each Controlling Shareholder has agreed that if ITS seeks a vote of its shareholders with respect to any Competing Transaction (as defined below in "--No Shop Covenant"), he will vote in favor of the approval of the Merger and adoption of the Merger Agreement and against any such Competing Transaction. The Controlling Shareholders entering into the Voting Agreements received no monetary consideration for doing so.

NO DISPOSITION OR ENCUMBRANCE OF SHARES

        Each Controlling Shareholder has represented to ADC in the Voting Agreements that he has, and will have as of the Effective Date, good title to all of the Controlling Shareholder Stock, free and clear of all liens, security interests and encumbrances, or any restrictions on transfer, other than those imposed by the Stock Redemption and Transfer Restriction Agreement among the Controlling Shareholders dated June 25, 1990 (the "Shareholders Agreement"). Each Controlling Shareholder has also covenanted that between the date of the Merger Agreement and the Effective Date, he will not sell, transfer or otherwise dispose of any Controlling Shareholder Stock and that he will retain his right to vote the Controlling Shareholder Stock except as provided in the Voting Agreements.

"NO SHOP" COVENANT

        Each Controlling Shareholder has agreed in the Voting Agreements that, until the earlier of (i) the termination of the Merger Agreement or
(ii) the Effective Time, unless consented to in writing by ADC, such Controlling Shareholder will not, directly or indirectly, solicit or initiate any discussions or negotiations with, or in any way participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort to attempt to, or enter into any agreement or understanding with, any person or group of persons (other than ADC and its directors, officers, employees, representatives and agents), concerning any Competing Transaction, and will cause the employees, agents and representatives (including any investment banker, financial advisor, attorney or accountant) of such Controlling Shareholder not to take any such action. Each Controlling Shareholder shall promptly notify ADC if any inquiries, or proposals or requests for information of a material nature concerning a Competing Transaction are received by such Controlling Shareholder.

        For purposes of the Voting Agreements, "Competing Transaction" shall mean any of the following involving ITS or any of its subsidiaries (other than the transactions contemplated by the Voting Agreements or the Merger Agreement): (i) any sale of stock, merger, consolidation, share exchange, business combination or other similar transaction (including any tender offer or exchange offer); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of ITS and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, except for sales of inventory in the ordinary course of business; or (iii) any agreement, or public announcement by the ITS of a proposal, plan or intention, to do any of the foregoing.

COVENANTS OF CONTROLLING SHAREHOLDERS

        Each Controlling Shareholder has agreed that, prior to the Effective Date, unless otherwise expressly contemplated by the Voting Agreements or the Merger Agreement or consented to in writing by ADC, such Controlling Shareholder will: (i) use his best efforts to cause the conditions set forth in the Merger Agreement to be satisfied as soon as practicable after the date of this Agreement; (ii) not discourage the holders of ITS Common Stock from voting in favor of approval of the Merger and adoption of the Merger Agreement; (iii) take all actions necessary to terminate, conditioned upon the consummation of the transactions contemplated by the Merger Agreement and to be effective simultaneously with the Effective Date, the Shareholders Agreement, and to waive any provisions in the Shareholders Agreement that might be triggered or breached by the execution of the Merger Agreement, the Voting Agreements or any of the transactions contemplated thereby; and (iv) deliver to Buchanan Ingersoll Professional Corporation, special counsel to ITS, certain representations requested by such counsel in order to permit such counsel to render the legal opinion required by the Merger Agreement.

        In the Voting Agreements, each Controlling Shareholder has acknowledged that money damages would not be a sufficient remedy for any breach of the Voting Agreements by any Controlling Shareholder. As a result, in addition to all other available legal or equitable remedies, ADC shall be entitled to equitable relief, including injunction and specific performance, for any breach of the provisions of the Voting Agreements by any Controlling Shareholder, without proof of actual damages or the posting of any bond. Such remedy will not be deemed to be the exclusive remedy for breach of the Voting Agreements, but will be in addition to all other remedies available to ADC at law or equity.

AMENDMENT AND WAIVER

        No modification, amendment, assignment or waiver of a Voting Agreement will be effective unless it is approved in writing by ADC and the Controlling Shareholder who is a party thereto.

TERMINATION

        The Voting Agreements terminate upon the termination of the Merger Agreement in accordance with its terms.

                             THE ESCROW AGREEMENT

        THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN PROVISIONS OF THE ESCROW AGREEMENT. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM OF ESCROW AGREEMENT INCLUDED AS EXHIBIT C TO THIS PROXY STATEMENT/PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE. ALL SHAREHOLDERS ARE URGED TO READ THE ESCROW AGREEMENT IN ITS ENTIRETY. SEE ALSO "THE MERGER."

THE ESCROW AGREEMENT

        As an inducement to ADC to execute the Merger Agreement, and in order to provide funds for any required indemnification thereunder, ADC, ITS, the Shareholders' Representatives and First Trust National Association, as escrow agent (the "Escrow Agent") will enter into an Escrow Agreement at the Effective Time. Pursuant to the Escrow Agreement, ADC, ITS and the Shareholders' Representatives have agreed that ADC will transfer shares of ADC Common Stock representing 10% of the Adjusted ADC Shares to the Escrow Agent to comprise the Escrow Fund, and such shares (the "Escrowed Shares") shall be deducted pro rata from the shares of ADC Common Stock that would, but for the establishment of the Escrow Fund, otherwise be issued to the holders of ITS Common Stock at the Effective Time. The execution of the Escrow Agreement and the deposit of the Escrowed Shares will be made at the Effective Time pursuant to the Merger Agreement for the purpose of funding and securing, to the extent of the Escrowed Shares, the indemnification rights contemplated by the Merger Agreement for a period of one year after the Effective Time, except that in the event ADC has made a claim for indemnification under the Merger Agreement prior to the first anniversary of the Effective Time, and such claim has not been completely and finally resolved prior to the first anniversary of the Effective Time, a portion of the Escrow Fund will remain in the possession of the Escrow Agent for a period of time beyond the first anniversary of the Effective Time sufficient to completely and finally resolve such claim. The Escrowed Shares will be deposited at the Effective Time in escrow with the Escrow Agent and held in accordance with the terms of the Escrow Agreement.

DISBURSEMENT OF THE ESCROW FUND

        Under the Escrow Agreement, whenever the Escrow Agent receives (i) a certificate signed by ADC and the Shareholders' Representatives certifying, or (ii) a certified copy of a final, non-appealable judgment of a court of competent jurisdiction determining, that an amount is due to ADC pursuant to the indemnification provisions of the Merger Agreement, the Escrow Agent will, to the extent that the amount of Escrowed Shares then held by it in the Escrow Fund is sufficient for such purpose, promptly (and in no event later than five business days following receipt of either document referred to in clauses (i) and (ii) above) cause certificates representing Escrowed Shares having a value (based upon the ADC Measurement Price) equal to such amount, and the duly executed stock powers with respect to such certificates, with signatures guaranteed by a bank or trust company or by a member firm of the New York Stock Exchange, to be delivered to ADC. In the event of any disbursement of Escrowed Shares, no fractional shares will be delivered, but rather the Escrow Agent will adjust the amount of Escrowed Shares to be delivered to ADC by rounding to the nearest whole share.

        All voting rights with respect to Escrowed Shares shall be exercised by the shareholders of ITS in accordance with their proportionate interests therein, and the Escrow Agent will execute and deliver to such shareholders any proxies, consents or other documents as may be necessary to enable the respective shareholders to exercise such rights. Pending the disbursement of the Escrowed Shares pursuant to the Escrow Agreement, the Escrow Agent shall hold the certificates representing the Escrowed Shares in the Escrow Fund. All dividends received with respect to Escrowed Shares shall be income for tax purposes to such shareholders and shall be distributed currently by the Escrow Agent to such shareholders in accordance with their proportionate interests in the Escrowed Shares.

ASSIGNMENT AND AMENDMENT

        The rights and obligations of each party under the Escrow Agreement may not be assigned without the prior written consent of all other parties. The Escrow Agreement may be amended only by a written instrument signed by the party against which enforcement of any waiver, change, modification, extension or discharge is sought. To the extent that the provisions of the Merger Agreement may be inconsistent with the provisions of the Escrow Agreement, the Merger Agreement will control.

TERMINATION

        On the business day next following the first anniversary of the date of the Escrow Agreement (the "Termination Date"), the Escrow Agent shall deliver to the Shareholders' Representatives, on behalf of the shareholders of ITS, the Escrowed Shares then held in the Escrow Fund; provided, however, that the Escrow Agreement will deduct from the amount to be delivered to the Shareholders' Representatives the Escrow Fund Reserved Amount (as defined below).

        If, at the Termination Date, unresolved claims for indemnification have been made pursuant to the applicable provisions of the Merger Agreement ("Continuing Claims"), then ADC may, in good faith, at any time prior to the Termination Date, notify the Escrow Agent to such effect in writing, which written notice must describe briefly the nature of each such claim, the facts and circumstances which give rise to each such claim, and the estimated amount, based on the good faith judgment of ADC as determined solely by ADC, of the potential liability with respect to each such claim, and the provisions of the Merger Agreement on which each such claim is based. ADC must promptly deliver to the Shareholders' Representatives a copy of such written notice. Certificates evidencing Escrowed Shares having a value (based upon the ADC Measurement Price) equal to one hundred fifty percent (150%) of the total of the amounts set forth in such written notice with respect to the Continuing Claims shall be set aside and retained (to the extent available in the then remaining Escrowed Shares) by the Escrow Agent as a reserve to cover the Continuing Claims (such certificates so set aside and reserved, as reduced from time to time, pursuant to the provisions of the Escrow Agreement, being herein called the "Escrow Fund Reserved Amount").

        In the event that an Escrow Fund Reserved Amount is established, the Shareholders' Representatives will have the opportunity to provide a written request to the Escrow Agent and to ADC for a reduction of the Escrow Fund Reserved Amount based on the good faith belief of the Shareholders' Representatives that the Escrow Fund Reserved Amount exceeds one hundred fifty percent (150%) of the total amount necessary to satisfy any Continuing Claims. Upon the written consent of ADC to such request, the Escrow Agent shall release from the Escrow Fund certificates evidencing Escrowed Shares having a value (based upon the ADC Measurement Price) equal to the amount of the reduction so requested by the Shareholders' Representatives. In the event that ADC disputes the amount of any such requested reduction in the Escrow Fund Reserved Amount, ADC and the Shareholders' Representatives shall make a good faith effort to arrive at a mutual settlement of any such dispute. If such dispute cannot be resolved, such dispute shall be settled by binding arbitration under the terms set forth in the Escrow Agreement.

        In addition to the conditions stated above, the Escrow Agreement shall automatically terminate if and when all the Escrowed Shares shall have been distributed by the Escrow Agent in accordance with the terms of the Escrow Agreement.

                     CERTAIN INFORMATION CONCERNING ADC

THE BUSINESS OF ADC

        ADC designs, manufactures and markets transmission, enterprise networking and connectivity products for use in broadband global markets. ADC's wide range of products employ fiber, hybrid fiber coax, wireless and traditional copper-based technologies. ADC's customers include: public network providers, which consist of all seven of the Regional Bell Operating Companies ("RBOCs"), other telephone companies, long distance carriers, wireless service providers, the major cable TV operators and other domestic public network providers; private and governmental network providers (such as various large business customers and governmental agencies); and international network operators. ADC also sells indirectly to these customers through the major telecommunications original equipment manufacturers ("OEMs"). ADC's products enable these network providers to build and upgrade their networks to support increasing user demand for voice, data and video services.

        ADC seeks to capitalize on opportunities in the evolving global telecommunications market by providing equipment, services and integrated solutions for its customers' voice, data and video needs. Key components of ADC's strategy include: (i) focusing on broadband (1,544 Mbps or higher) network opportunities, (ii) providing end-to-end network solutions, (iii) leveraging technological capabilities across product groups, (iv) expanding international presence and (v) pursuing strategic alliances and acquisitions. ADC offers a broad line of telecommunications equipment that provides customers with solutions for key network needs from the central office, through the local loop, into the customer premises and across the enterprise network. ADC seeks to leverage its substantial expertise in fiber optics, broadband, video and wireless technologies across its product groups in order to develop new product architectures and network management tools for its customers' evolving voice, data and video network needs in a variety of applications.

        ADC's products can be categorized into three general product groups: transmission, enterprise networking and broadband connectivity. These product groups accounted for 31%, 22% and 47%, respectively, of ADC's net sales for the year ended October 31, 1995. ADC's emphasis on fiber optic products is demonstrated by ADC's increasing net sales of fiber optic products over each of the last three years.

        ADC sells its products to customers in three primary markets: (i) the United States public telecommunications network market, which consists of all seven of the RBOCs, other telephone companies, long distance carriers, wireless service providers, the major cable TV operators and other domestic public network providers; (ii) the private and governmental voice, data and video network market in the United States, such as various large business customers and governmental agencies that own and operate their own voice, data and video networks for internal use; and (iii) the international public and private network market. A majority of ADC's sales are made by a direct sales force, and ADC maintains sales offices throughout the United States and also maintains offices in Canada, Europe, the Pacific Rim, Australia and Central and South America. The public network providers, private and governmental network providers and international sales accounted for 58%, 24% and 18%, respectively, of ADC's net sales for the year ended October 31, 1995; 57%, 28% and 15%, respectively, of ADC's net sales for the year ended October 31, 1994; and 56%, 28% and 16%, respectively, of ADC's net sales for the year ended October 31, 1993.

        ADC was incorporated under the laws of the State of Minnesota in 1953. ADC's principal offices are located at 12501 Whitewater Drive, Minnetonka, Minnesota 55343, and its telephone number at that location is
(612) 938-8080.

RECENT DEVELOPMENTS

        On January 26, 1996, ADC formed PCS Solutions LLC, a joint venture company, 50% of which is owned by ADC and 50% of which is owned by PCS Wireless Inc., a Vancouver, British Columbia company. PCS Solutions LLC will develop, manufacture and sell remote antenna drivers and remote antenna signal processors for wireless communications uses worldwide. PCS Solutions LLC was initially capitalized with $5 million, with each partner guaranteeing further contributions. At the same time, ADC agreed to buy 5 million shares of PCS Wireless Inc. Common Stock, or approximately 15% of its outstanding stock, at prices approximating market value.

                      CERTAIN INFORMATION CONCERNING ITS

GENERAL

        ITS designs, manufactures and markets sophisticated television transmission equipment used worldwide in the broadcast and wireless cable industries. ITS's products, which include analog and digital broadband wireless transmitters, facilitate, support and enhance the transmission of video and audio signals to the end-users of such information.

        ITS operates through three primary business divisions: Broadcast Systems, Microwave Systems and Filter Technology. Although the Broadcast Systems Division and the Microwave Systems Division have been operated as separate divisions since 1993, the Filter Technology Division commenced operations as a division in 1995.

        The Broadcast Systems Division designs, engineers, markets and services transmitters, translators, exciters and related accessories for VHF and UHF television signal broadcasters. The Microwave Systems Division manufactures and markets transmitters, amplifiers, repeaters and channel combiners for the wireless cable industry. "Wireless cable" refers to delivery of signals over air via microwave frequency carriers. The Filter Technology Division supplies filters to the Microwave and Broadcast Divisions.

        ITS's principal strategy has been to focus on the development of innovative technology and design and to provide the highest quality products and service to customers. ITS designs and manufactures substantially all of the major assemblies used in its products and maintains rigorous testing and inspection procedures designed to reduce production errors and to enhance product reliability.

        Domestically, ITS markets its products through a direct sales force and through third party distributors. Each division is located in a separate facility and has its own sales and marketing staff. International sales are primarily made through manufacturer's representatives in the target market.

        ITS's corporate offices are located at 375 Valley Brook Road, McMurray, Pennsylvania 15317, and its telephone number is (412) 941-1500.

        BROADCAST SYSTEMS DIVISION

        The Broadcast Systems Division designs, engineers, markets and services television exciters, transmitters, translators and related accessories for VHF and UHF television signal broadcasters.

        A television transmitter is the equipment at a television station that receives the video and audio signals, modulates the channel frequency carrier with this information and then amplifies the signal to the appropriate power level for delivery to the transmission antenna. Transmitters are generally categorized by their frequency band and by their output power capability. One band of operation is VHF (television channels 2-13) with transmitter output powers that are 10 watts to 50 kilowatts.
The other band is UHF (television channels 14-65) with transmitter output powers of 10 watts to 220 kilowatts. Exciters are the low level sections used to drive a high power amplifier.

        ITS's principal products for this market segment are exciters and transmitters with power output ratings between 10 watts and 10 kilowatts. ITS has an established reputation for delivering high quality transmitters and is recognized as leading designer of exciter technology. Exciters are primarily used in retrofit applications to greatly increase the efficiency of transmitters and as a cost-effective alternative to buying a new transmitter.

        ITS also provides translators to UHF and VHF broadcasters. A television translator is a device that is used to provide coverage into areas that would not normally have good reception of a station's main signal. The translator is generally positioned on a high area, such as a hilltop, where it receives the station's main signal, "translates" the signal to a different channel and then retransmits it into the area of poor reception. The vast majority of translators in operation in the United States output power levels between 1 watt and 5 kilowatts. ITS products for the translator market consists of small transmitters with power output ratings between 10 watts and 2 kilowatts.

        MICROWAVE SYSTEMS DIVISION

        The Microwave Systems Division designs, engineers, markets and supports transmission products utilized by wireless cable operators. ITS's products for this market include transmitters (10, 20 and 50 watts), amplifiers (100 watts), repeaters and, to a lesser extent, channel combiners. ITS's microwave products are used primarily by traditional wireless cable operators that provide premium television programming to consumers, and by private wireless system network operators such as schools, businesses and charitable organizations.

        FILTER TECHNOLOGY DIVISION

        Broadcast and microwave transmitters require a wide variety of electronic filters. Electronic filters are devices that modify the spectral shape of radio frequency signals to conform them to the required specifications for transmission. The Filter Technology Division designs and manufactures VHF, UHF and microwave filters to satisfy the needs of ITS's other divisions.

CUSTOMERS

        Although ITS's sales are made to a limited number of customers, its customer base has become more diverse in recent years (the largest customer accounted for 23% of fiscal 1993 sales, the two largest customers combined accounted for 21% of fiscal 1994 sales and the top five customers combined accounted for 24% of fiscal 1995 sales). The customer base for the Broadcast Systems Division consists primarily of UHF and VHF broadcasters. The Microwave Systems Division's customer base consists primarily of wireless cable television operators.

        Sales of ITS's products are generally made on a purchase order basis. ITS's relationship with its customers are material to its business, and loss of any such relationship could have a material adverse effect on ITS.

MARKETING, SALES AND CUSTOMER SUPPORT

        Each of the Broadcast Systems Division and the Microwave Systems Division maintains its own sales and marketing and distribution teams. The Broadcast Systems Division has five direct salesmen, two sales representatives and six distributors. Customer awareness is generated through trade journal advertising, trade shows, sales visits to customers, telemarketing and mailings.

        The Microwave Systems Division has a direct sales force of six sales engineers as well as a manufacturer's representative and systems integrator in the United States. International distribution is handled principally through manufacturer's representatives in the target country.

        All service, repair and technical support of ITS's products are performed by ITS personnel. ITS provides customer support of its products to allow customers to acquire familiarity with the operations of such products. ITS also provides training to its customers relative to installation, operation and maintenance of the ITS's products.

        Substantially all of the ITS's products carry a warranty of one to two years. Warranty returns to date have not been material. Products returned under warranty are either repaired or replaced promptly.

ENGINEERING AND RESEARCH AND DEVELOPMENT

        Technical innovation is a key to survival in the rapidly changing television transmission markets that ITS serves. In recent years, these innovations have stemmed from the incorporation of new semiconductor components replacing earlier generation semiconductors or, in the case of high power television transmitters, solid state technology replacing vacuum tube technology.

        ITS relies extensively on an experienced engineering staff with specialized knowledge in microwave, radio frequency and television transmission principles. To support this engineering group, a skilled staff of technicians and drafters is also necessary. ITS employs a technical staff of 181 people.

FACILITIES

        ITS's facilities are located in the suburbs of Pittsburgh, Pennsylvania, and include the following facilities:


                Description              Approximate Square Footage
                -----------              --------------------------

        Broadcast Systems Division,          27,500 square feet
         Lawrence, PA

        Microwave Systems Division,          25,400 square feet
         McMurray, PA

        Corporate Headquarters Building,     20,000 square feet
         McMurray, PA

        Each of these facilities is leased pursuant to long-term leases. The leases for the facilities for the Microwave Systems Division and the Corporate Headquarters Building are leased pursuant to purchase-lease agreements entered into in connection with ITS's finance of the purchase of these facilities.

        ITS believes its facilities are generally well suited for their respective uses and are of adequate size and design to provide the operating efficiencies necessary for ITS to be competitive. To accommodate future expansion, in November 1994, ITS purchased approximately twelve acres of undeveloped land in Lawrence, Pennsylvania.

COMPETITION

        There are a limited number of companies that compete directly with ITS, although the growth of wireless cable television may attract additional entrants. ITS believes that it is a leading supplier within its product niches. Competition within each of its markets is based on product performance, service and price. ITS has attempted to differentiate itself from its competitors by focusing on innovative product design, high product quality, reliability and superior service and support.

EMPLOYEES

        As of December 31, 1995, ITS employed approximately 240 people, of whom 90 were salaried and 150 were hourly employees. Substantially all personnel are employed on a full-time basis, and there are no collective bargaining agreements covering any of the employees.

                   ITS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis provides information regarding ITS's financial condition and results of operation for the six month periods ended December 31, 1995 and 1994 and for the three years ended June 30, 1995, 1994 and 1993. This discussion should be read in conjunction with ITS's audited and unaudited consolidated financial statements and notes thereto and other selected financial data presented elsewhere herein.

RESULTS OF OPERATIONS

        COMPARISON OF SIX MONTHS ENDED DECEMBER 31, 1995 AND DECEMBER 31,
1994

        Sales for the six months ended December 31, 1995 ("first six months of fiscal 1996") were $11.1 million and were $200,000, or approximately 1.8%, lower than sales of $11.3 million for the six months ended December 31, 1994 ("first six months of fiscal 1995"). This decrease was primarily due to lower sales in the Microwave Systems Division resulting from general instability in the wireless cable industry as its operators began to transition to digital transmission, and decreased sales to Mexico following the reduction in the exchange rate of the Peso.

        Gross profit for the first six months of fiscal 1996 was $4.1 million, or 36.9% of sales, compared to $4.4 million, or 38.9%, for the first six months of fiscal 1995. The decrease in gross profit of $300,000, or 6.8%, was attributable principally to a decrease in sales volume as well as increased competition in the domestic market.

        Selling, general and administrative expense for the first six months of fiscal 1996 was $4.1 million, representing an increase of $500,000, or 13.9%, from $3.6 million for the first six months of fiscal 1995. This increase was primarily attributable to increased engineering and sales expenses related to the Microwave Systems Division's ongoing preparation for the transition to digital products and expanded marketing efforts for international business development.

        Net interest expense for the first six months of fiscal 1996 was approximately $67,000, compared to $27,000 for the first six months of fiscal 1995. The increase in interest expense was principally the result of an increase in the outstanding debt balance due to the financing of new equipment purchases and an office addition.

        COMPARISON OF YEARS ENDED JUNE 30, 1995, AND JUNE 30, 1994

        Sales for the year ended June 30, 1995 ("fiscal 1995") were $23.3 million and were $5.8 million, or 33.1% higher than sales of $17.5 million for the year ended June 30, 1994 ("fiscal 1994"). This increase was primarily due to sales volume increases both in the Broadcast Systems Division and the Microwave Systems Division. Sales for the Broadcast Systems Division in fiscal 1995 were $8.7 million, an increase of $2.6 million, or 42.6%, compared to sales of $6.1 million for fiscal 1994. This increase was primarily attributable to the introduction of new products which increased market share. Sales for the Microwave Systems Division increased to $14.6 million from $11.3 million in fiscal 1994, representing an increase of 28.3%. This increase was the result of continued growth and expansion in the wireless cable industry.

        Gross profit for fiscal 1995 was $9.0 million, representing an increase of 43.5% compared to $6.2 million for fiscal 1994. This increase was attributable principally to the increase in sales volume as well as cost reductions in new product lines.

        Selling, general and administrative expense for fiscal 1995 was $7.5 million, representing an increase of $3.0 million, or 66.6%, from $4.5 million for fiscal 1994. This increase was primarily attributable to increased engineering and sales expenses related to the Microwave Systems Division's ongoing preparation for the transition to digital products, expanded marketing efforts for international business development and an initial contribution to the ESOP.

        Net interest expense for fiscal 1995 was approximately $146,000, compared to $72,000 for fiscal 1994. The increase in interest expense was principally the result of an increase in the outstanding debt balance due to increased borrowings under ITS's bank credit facilities for working capital, new equipment purchases and an office addition.

        COMPARISON OF YEARS ENDED JUNE 30, 1994, AND JUNE 30, 1993

        Sales for fiscal 1994 were $17.5 million and were $5.9 million, or 50.9% higher than sales of $11.6 million for the year ended June 30, 1993 ("fiscal 1993"). This increase was primarily due to sales volume increases both in the Broadcast Systems Division and the Microwave Systems Division. Sales for the Broadcast Systems Division in fiscal 1994 were $6.1 million, an increase of $400,000, or 7.0%, compared to sales of $5.7 million for 1993. Sales for the Microwave Systems Division increased to $11.3 million from $5.8 million in fiscal 1993, representing an increase of 94.8%. This increase was the result of continued growth and expansion in the wireless cable industry.

        Gross profit for fiscal 1994 was $6.2 million, representing an increase of 72.2%, compared to $3.6 million for fiscal 1993. This increase was attributable principally to the increase in sales volume as well as cost reductions in new product lines.

        Selling, general and administrative expense for fiscal 1994 was $4.5 million, representing an increase of $1.3 million, or 40.6%, from $3.2 million for fiscal 1993. This increase was primarily attributable to increased engineering and sales expenses related to the Microwave Systems Division's expanded marketing efforts for domestic and international business development.

        Net interest expense for fiscal 1994 was approximately $72,000, compared to $101,000 for fiscal 1993. The decrease in interest expense was principally the result of a decline in the outstanding debt balance due to decreased borrowings under ITS's bank line of credit.

LIQUIDITY AND CAPITAL RESOURCES

        ITS had cash of $175,000 as of December 31, 1995, compared to cash of $236,000 as of June 30, 1995. Cash provided by (used in) operations was ($293,000), ($59,000), $1.9 million and $1.3 million for the first six months of fiscal 1996 and for fiscal years 1995, 1994 and 1993, respectively. Increases in inventories were the primary uses of cash in operations for the first six months of fiscal 1996 and fiscal 1995. The improvement in cash provided by operations for fiscal 1994 compared to fiscal 1993 was primarily the result of increased net income for fiscal 1994.

        Capital expenditures were $406,000 for the first six months of fiscal 1996 and were primarily related to test fixtures and development systems and computer and office equipment for increased staff. Capital expenditures were $1.8 million and $804,000 for fiscal 1995 and fiscal 1994, respectively, and were primarily related to office equipment, test fixtures and development systems, land and buildings. ITS has no material capital expenditure commitments.

        As of December 31, 1995, total obligations of ITS consisted of $1.8 million of long-term debt, current portion of long-term debt of $275,000 and an additional $775,000 of borrowings under a bank line of credit. ITS's long-term debt is composed of $1.1 million (current portion $207,000) of mortgages and notes payable to Mellon Bank at prime plus 0.5% interest, $266,000 (current portion $23,000) mortgage payable to Mellon Bank at 11.5% interest, $50,000 (current portion $10,000) mortgage payable to Pennsylvania Capital Loan Fund at 5% interest, $192,000 (current portion $19,000) mortgage payable to Pennsylvania Industrial Development Authority (PIDA) at 3% interest, and $217,000 (current portion $16,000) mortgage payable to PIDA at 2% interest. The bank line of credit provides for maximum borrowings of $2.5 million and bears interest at a rate of prime plus 0.25%. All obligations are secured by certain business assets of ITS.

        ITS's Credit Agreement with Mellon Bank contains financial covenants that must be maintained at the end of each fiscal quarter, including a cash flow ratio, an interest coverage ratio and a total liabilities to tangible net worth ratio.

                   SECURITY OWNERSHIP OF MANAGEMENT OF ITS

        The following table sets forth the amount and percentage of ITS Common Stock owned beneficially on February 2, 1996 by (i) any person or group that is known to ITS to be the beneficial owner of more than 5% of the outstanding ITS Common Stock, (ii) each of the directors of ITS and (iii) all directors and executive officers of ITS as a group.

                                              Number of shares
                                             of ITS Common Stock
        Beneficial Owner                    Beneficially Owned (1)        Percent of Class
        ----------------                    ----------------------        -----------------
        Robert M. Unetich                       189,794 (2)                     40.01%
        Jeffrey M. Lynn                         111,903 (2)                     23.63%
        Ronald W. Zborowski                     111,903 (2)                     23.63%
        All directors and executive
           officers as a group (9 persons)      427,808                         90.32%
                                                -------                         -----

-------------

(1) The shares shown in the table include all shares the named parties may be deemed to own beneficially, including shares held by spouses, minor children, relatives sharing the home of such party, entities controlled by such party, or trusts of which such parties are trustees or beneficiaries.

(2) Includes 434 shares of ITS Common Stock allocated to each of Messrs. Unetich, Lynn and Zborowski, respectively, pursuant to the ESOP. Each of Messrs. Unetich, Lynn and Zborowski is an executive officer and director of ITS and has the business address of ITS of 375 Valley Brook Road, McMurray, Pennsylvania 15317.


                           COMPARISON OF SHAREHOLDER RIGHTS

        The rights of the shareholders of ITS are governed by the PBCL, the Articles of Incorporation of ITS ("ITS Articles"), and the Bylaws of ITS ("ITS Bylaws"). The rights of the shareholders of ADC are governed by the Minnesota Business Corporation Act (the "MBCA"), the Restated Articles of Incorporation of ADC, as amended ("ADC Articles"), and the Composite Restated Bylaws of ADC, as amended ("ADC Bylaws"). The following is a summary of certain material differences between the rights of shareholders of ITS and the rights of shareholders of ADC, as contained in provisions of the PBCL and the MBCA, the ITS Articles and ITS Bylaws, and the ADC Articles and ADC Bylaws.

        The following does not purport to be a complete statement of the rights of ITS's shareholders under applicable Pennsylvania law and the ITS Articles and ITS Bylaws as compared with the rights of ADC shareholders under applicable Minnesota law and the ADC Articles and ADC Bylaws. The identification of certain specific differences is not meant to indicate that other equally or more significant differences do not exist.

CAPITAL STOCK

        The ITS Articles provide that the authorized capital stock of ITS consists of 4,000,000 shares of Common Stock, par value $.20 per share (the "ITS Common Stock"), and 500,000 shares of preferred stock, par value $1.00 per share (the "ITS Preferred Stock"). There are no shares of ITS Preferred Stock outstanding nor any present plans to issue any ITS Preferred Stock. Accordingly, ITS currently has only one class of capital stock, and all ITS shareholders have equal rights and preferences with respect to dividends and distributions upon liquidation. See "DESCRIPTION OF ITS CAPITAL STOCK."

        The ADC Articles authorize ADC to issue up to 110,000,000 shares, divided into 100,000,000 shares of Common Stock, par value $.20 per share (the "ADC Common Stock"), and 10,000,000 shares of Preferred Stock, no par value (the "ADC Preferred Stock"). On November 28, 1995, the ADC Board of Directors approved a resolution to increase the authorized number of shares of ADC Common Stock from 100,000,000 to 300,000,000, subject to shareholder approval at ADC's 1996 annual meeting of shareholders. As of January 31, 1995, there were no shares of ADC Preferred Stock outstanding. Shares of ADC Preferred Stock may be issued from time to time in one or more series, and before any shares of any such series of ADC Preferred Stock are issued, the Board of Directors of ADC shall fix and determine the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof. Although management has no plans for any issuance of ADC Preferred Stock, such ADC Preferred Stock could have dividend, liquidation, voting, and other rights superior to those of ADC Common Stock.

SHAREHOLDER RIGHTS PLAN

        On November 28, 1995, the ADC Board of Directors amended and restated the ADC Shareholder Rights Plan that was originally adopted in 1986. Under the original Shareholder Rights Plan, the Board of Directors declared a dividend of one right (each, a "Right") for each outstanding share of ADC's Common Stock. The Shareholder Rights Plan, as amended, provides, among other things, that if any person or group acquires 15% or more of ADC's Common Stock, each Right not owned by such person or group will entitle its holder to purchase, at the Right's then-current purchase price ($125 for each one-half share of ADC's Common Stock at November 28, 1995), ADC Common Stock having a value equal to twice the Right's purchase price. The Rights will not be triggered, however, if the acquisition of 15% or more of ADC's Common Stock is pursuant to a tender offer or exchange offer for all outstanding shares of ADC's Common Stock which is determined by the independent directors of ADC to be fair and in the best interests of ADC and its shareholders. The Rights are redeemable at $0.01 per Right at any time prior to the time they become exercisable. The Rights will expire on November 28, 2005, if not previously redeemed or exercised.

        ITS does not have a shareholder rights plan.

SHAREHOLDER MEETINGS

        NOTICE OF MEETINGS. Under the PBCL, holders of ITS Common Stock are entitled to at least 10 days' prior written notice for a meeting called to consider a fundamental change (as defined in the PBCL) and five days' prior written notice for any other meeting. Under the MBCA and ADC's Bylaws, holders of ADC Common Stock are entitled to at least 10 days' prior written notice for each regular meeting and special meeting to consider any matter, except that the ADC Bylaws require that notice of a meeting at which an agreement of merger or exchange is to be considered shall be mailed to shareholders of record, whether entitled to vote or not, at least fourteen days prior to such meeting.

        PROXIES. Under the MBCA, a proxy is invalid after eleven months from its date, unless the proxy provides for a longer period. Under the PBCL and ITS's Bylaws, there are no limitations on the duration of proxies except that an unrevoked proxy is not valid after three years unless a longer time is expressly provided therein.

        RIGHT TO CALL SPECIAL MEETINGS. Under the PBCL, holders of ITS Common Stock have no right to call special meetings of shareholders, except that an interested shareholder (i.e., the beneficial owner of at least 20% of the corporation's outstanding voting securities) has the right to call a special meeting of shareholders to approve certain business combinations. Under the MBCA, a special meeting of stockholders may be called by the Chief Executive Officer, the Chairman of the Board, the Chief Financial Officer, any two directors or a shareholder or shareholders holding 10% or more of the shares entitled to vote at such meeting. Under the ADC Bylaws, a special meeting may be called by the Chairman of the Board, the President, the Treasurer, any two directors or a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting called for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by a shareholder or shareholders holding 25% or more of the voting power of all shares entitled to vote.

SHAREHOLDERS' DISSENTERS' RIGHTS

        Under both the PBCL and the MBCA, shareholders may exercise a right of dissent from certain corporate actions and obtain payment of the fair value of their shares. This remedy is an exclusive remedy, except where the corporate action involves fraud or illegality.

        The PBCL grants dissenters' rights to a shareholder with respect to certain corporate actions, including (i) any plan of merger or consolidation to which the corporation is a party in which the shareholders may vote, (ii) any exchange of shares in which all of the outstanding shares of one or more classes or series of a corporation are acquired through an exchange of all of the shares pursuant to a plan of exchange, (iii) any sale or exchange of all or substantially all of the property and assets of the corporation not made in the ordinary course of business, or (iv) or any amendment of the articles of incorporation materially and adversely affecting the rights or preferences of shares held by the dissenting shareholder. Except as otherwise provided in the corporation's articles of incorporation or its bylaws, shareholders of a Pennsylvania corporation do not have dissenters' rights in any corporation whose voting securities are listed on a national securities exchange or has two thousand or more record holders. In connection with the Merger, shareholders of ITS are entitled to dissenters' rights as described under "THE MERGER AGREEMENT--Dissenters' Rights of Appraisal."

        Under the MBCA, the categories of transactions subject to dissenters' rights are substantially similar to those under the PBCL. Shareholders of a Minnesota corporation may exercise dissenters' rights in connection with (i) an amendment to the articles of incorporation materially and adversely affecting the rights or preferences of shares held by the dissenting shareholder, (ii) a disposition of all or substantially all of the corporation's property and assets not in the usual course of business,
(iii) a plan of merger in which the shareholder may vote, and (iv) a plan of exchange involving the acquisition of the corporation's shares if the shareholder is entitled to vote on the plan. Shareholders of a Minnesota corporation do not have the right to dissent if a vote of the shareholders of the corporation is not necessary to authorize the merger or other corporate action. Unlike the PBCL, however, the MBCA provides dissenters' rights to shareholders of publicly held corporations.

BOARD OF DIRECTORS

        The PBCL provides that the board of directors of a Pennsylvania corporation shall consist of one or more members. The number of directors shall be fixed by the bylaws. If not so fixed, the number of directors shall be the same as that stated in the articles or three if no number is so stated. The ITS Board of Directors currently consists of three members.

        The MBCA provides that the board of directors of a Minnesota corporation shall consist of one or more directors as fixed by the articles of incorporation or bylaws. The ADC Articles provide that the board shall consist of eight directors divided into three classes. The number of directors may be increased or decreased from time to time by resolution adopted by the affirmative vote of the shareholders holding 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors (the "Voting Stock"), unless the proposed increase or decrease has been expressly approved by a majority vote of all members of the Board of Directors, in which case the removal shall require the affirmative vote of the shareholders holding a majority of the outstanding shares of Voting Stock.

        Neither shareholders of ITS nor ADC have the right to cumulative voting in the election of directors.

REMOVAL OF DIRECTORS

        The PBCL provides that, unless otherwise provided in a bylaw adopted by the shareholders, directors may be removed with or without cause by the vote of shareholders entitled to elect directors. Notwithstanding the above, unless otherwise provided in the articles, directors of a corporation with a classified board of directors may be removed from office by vote of the shareholders entitled to vote thereon only for cause, if such classification has been effected by a bylaw adopted by the shareholders.

        The MBCA provides that, unless modified by the articles or bylaws of the corporation or by shareholder agreement, the directors may be removed with or without cause by the affirmative vote of that proportion or number of the voting power of the shares of the classes or series the director represents which would be sufficient to elect such director. The ADC Articles and ADC Bylaws require the affirmative vote of the shareholders holding 80% of the Voting Stock to remove a director, unless the removal has been expressly approved by the majority vote of all members of the Board of Directors, in which case the removal shall require the affirmative vote of the shareholders holding a majority of the outstanding shares of Voting Stock.

AMENDMENTS TO BYLAWS

        The PBCL provides that the authority to adopt, amend and repeal bylaws may be expressly vested by the bylaws in the board of directors, subject to the power of the shareholders to change such action, except that the board shall not have the authority to adopt or change a bylaw on any subject that is committed expressly to the shareholders by the provisions of the PBCL.

        The MBCA and the ADC Bylaws provide that the power to adopt, amend or repeal the bylaws shall be vested in the board (subject to certain notice requirements set forth in the ADC Bylaws). The MBCA provides that the authority in the board of directors is subject to the power of the shareholders to change or repeal such bylaws by a majority vote of the shareholders called for such purpose, and the board of directors shall not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures or removing directors or filling vacancies in the board of directors, or fixing the number of directors or their classifications, qualifications, or terms of office. Notwithstanding the above, under the MBCA, a shareholder or shareholders holding 3% or more of the voting shares entitled to vote may propose a resolution to amend or repeal bylaws adopted, amended or repealed by the board, in which event such resolution must be approved pursuant to the procedures for amending the articles of incorporation.

AMENDMENTS TO ARTICLES

        The PBCL provides that an amendment to a corporation's articles must be proposed by the adoption of a resolution by the board of directors or by petition of shareholders entitled to cast at least 10% of the voting shares entitled to vote thereon. Except where the approval of the shareholders is unnecessary, the board of directors shall submit the amendment to a vote of shareholders. Unless the articles or a specific provision of the PBCL requires a greater vote, a proposed amendment must be approved by the affirmative vote of a majority of the votes cast by all shareholders thereon and, if any class or series is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each such class vote. The ITS Articles do not require more than a majority vote in order to approve amendments to the ITS Articles.

        The MBCA provides that an amendment to a corporation's articles must be by resolution approved by the affirmative vote of a majority of the directors present or proposed by a shareholder or shareholders holding 3% or more of the voting shares entitled to vote thereon. Under the MBCA, any such amendment must be approved by the affirmative vote of a majority of the shareholders entitled to vote thereon, except that the articles may provide for a specified proportion or number larger than a majority. The ADC Articles provide that the affirmative vote of the holders of at least 80% of the shares of Voting Stock is required in order to amend provisions of the ADC Articles concerning the election and removal of directors (unless the proposed change has been expressly approved by a majority of all members of the ADC Board of Directors, in which case such change shall be approved by a majority of the shares of Voting Stock), and that the affirmative vote of the holders of 80% of the outstanding shares of Voting Stock is required in order to amend provisions concerning certain mergers, consolidations and other business combinations and reorganizations.

INDEMNIFICATION

        Both the PBCL and the MBCA contain provisions setting forth conditions under which a corporation may indemnify its directors, officers
and employees.   The ITS Bylaws do not expressly adopt the indemnification
provisions of the PBCL. As a result, a director of ITS is entitled to mandatory indemnification only in the event that such director is successful on the merits of any defense of a claim and only to the extent of expenses reasonably incurred by the director.

        The ADC Bylaws expressly adopt the indemnification provisions of the MBCA. The ADC obligations are mandatory with respect to all actions regardless of who brought the action, provided that certain standards of conduct are met. In addition, the MBCA requires the corporation to report the indemnification payments to its shareholders not later than the next meeting of shareholders.

LIABILITY OF DIRECTORS

        The PBCL expressly permits directors, in discharging the duties of their positions and in considering the best interests of the corporation, to consider the effects of any action upon shareholders, employees, suppliers, customers and creditors of the corporation, upon communities in which offices or other establishments of the corporation are located, the short-term and long-term interests of the corporation, the resources, intent and conduct of any person seeking to acquire control of the corporation, and all other
pertinent factors.   The PBCL states that consideration of those factors shall
not constitute a violation of the standard of conduct for directors described in the PBCL. Further, the PBCL expressly authorizes the corporation's board of directors to accept, reject, respond or take no action in respect of an actual or proposed acquisition, takeover or other fundamental change.

        The ADC Articles provide that a director shall not be personally liable to ADC or its shareholders for monetary liability relating to breach of fiduciary duty as a director, unless the liability relates to (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions involving a lack of good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for illegal distributions and unlawful sales of ADC securities,
(iv) transactions where the director gained an improper personal benefit, or
(v) any acts or omissions occurring prior to the date on which the liability limitation provisions of the ADC Articles became effective. The ADC Articles provide that any repeal or modification of the foregoing provisions shall not adversely affect any right or protection of a director of ADC existing at the time of such repeal or modification.

MERGERS AND CONSOLIDATIONS

        The MBCA and the PBCL provide that a resolution containing a plan of merger or exchange must be approved by the affirmative vote of a majority of the directors present at a meeting and submitted to the shareholders and approved by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote. The MBCA and the PBCL require that any class of shares of a corporation must approve the plan if it contains a provision which, if contained in a proposed amendment to the corporation's articles of incorporation, would entitle such class to vote as a class.

BUSINESS COMBINATIONS

        ADC's Articles require the affirmative vote of at least 80% of the outstanding shares of ADC Voting Stock in order to effect certain business combinations, including a merger, consolidation, exchange of shares, sale of all or substantially all of the assets of ADC or other similar transactions (a "Business Combination"), with a person who, together with its affiliates, owns 15% or more of the outstanding Voting Stock of ADC (a "Related Person"). However, the 80% voting requirement will not be applicable if a majority of the continuing directors approve the Business Combination and the cash or fair market value of the property, securities or other consideration to be received per share by holders of ADC Common Stock other than the Related Person is not less than the highest per share price paid by the Related Person in acquiring any of its holdings of ADC Common Stock.

        In addition, ADC is subject to provisions of the MBCA regarding business combinations. The MBCA prohibits certain business combinations (as defined in the MBCA) between a Minnesota corporation that has shares registered under the Exchange Act and an "interested shareholder" unless certain conditions are satisfied or an exemption is found. An "interested shareholder" is generally defined to include a person who beneficially owns at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation.

        The PBCL contains similar provisions prohibiting certain business combinations between a Pennsylvania public corporation and an interested shareholder that occur within five years of the time that such stockholder became an "interested shareholder," unless certain conditions are satisfied.
 An "interested shareholder" is generally defined to include a person who beneficially owns at least 20% of the voting stock of the corporation.
Since ITS's Common Stock is not publicly traded, these provisions of the PBCL do not presently apply to ITS.

OTHER ANTI-TAKEOVER PROVISIONS

        The MBCA provides that during any tender offer, a publicly held corporation may not enter into or amend an agreement (whether or not subject to contingencies) that increases the current or future compensation of any officer or director. In addition, under the MBCA, a publicly held corporation is prohibited from purchasing any voting shares owned for less than two years from a 5% shareholder for more than the market value unless the transaction has been approved by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote or unless the corporation makes a comparable offer to all holders of shares of the class or series of stock held by the 5% shareholder and to all holders of any class or series into which such securities may be converted.

        It should be noted that in addition to the anti-takeover measures discussed above, the provisions of the ADC Articles and Bylaws (i) providing for a staggered board of directors (discussed above under "Board of Directors"), (ii) requiring a vote of 80% of the outstanding Voting
Stock to amend certain provisions of the ADC Articles concerning the election and removal of directors and concerning certain Business
Combinations (discussed above under "Amendments to Articles" and "Business Combinations"), (iii) limiting the right of shareholders to call a special meeting of shareholders involving a business combination, or any change in the composition of the board of directors as a result of such business combination, to require the request of holders of at least 25% of the outstanding shares (discussed above under "Shareholder Rights Generally"), and (iv) providing for certain shareholder rights in the event that any person or group acquires 15% or more of ADC's Common Stock (discussed above under "Shareholder Rights Plan") may make it more difficult to effect a change in control of ADC and may discourage or deter a third party from attempting a takeover.

        Although the PBCL contains anti-takeover provisions similar to those contained in the MBCA, such provisions do not presently apply to ITS and its shareholders because ITS is a privately held company.

                         DESCRIPTION OF ITS CAPITAL STOCK

GENERAL

        The authorized capital stock of ITS consists of 4,000,000 shares of Common Stock, par value $.20 per share (the "ITS Common Stock"), and 500,000 shares of preferred stock, par value $1.00 per share (the "ITS Preferred Stock"). The description of ITS capital stock set forth herein does not purport to be complete and is qualified in its entirety by reference to the ITS Articles and ITS Bylaws, as well as applicable statutory or other law.

ITS COMMON STOCK

        The holders of ITS Common Stock are entitled to receive such dividends as the ITS Board of Directors may from time to time declare, subject to any rights of holders of ITS Preferred Stock, if any is issued. Each holder of ITS Common Stock is entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders, subject to any class or series voting rights of holders of any ITS Preferred Stock. The holders of ITS Common Stock are not entitled to cumulate votes for the election of directors. In the event of any liquidation, dissolution or winding up of ITS, the holders of ITS Common Stock, subject to any rights of the holders of any ITS Preferred Stock, will be entitled to receive the remainder, if any, of the assets of ITS after the discharge of its liabilities. Holders of ITS Common Stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. The ITS Common Stock does not contain any redemption provisions or conversion rights.

ITS PREFERRED STOCK

        Under the ITS Articles, ITS is authorized to divide the ITS Preferred Stock into series, to issue shares of any such series and, within the limitations set forth in the ITS Articles or prescribed by law, to fix and determine the relative rights and preferences of the shares of any series so established, including the dividend rate, redemption price and terms, amount payable upon liquidation, and any sinking fund provisions, conversion privileges and voting rights. There are no shares of ITS Preferred Stock currently outstanding nor any present plans to issue any ITS Preferred Stock.

                     MANAGEMENT AND ADDITIONAL INFORMATION

        Certain matters relating to the management, executive compensation, various benefit plans (including stock-based incentive plans), voting securities and the principal holders thereof, certain relationships and relating transactions and other related matters as to ADC is set forth in or incorporated by reference in the Annual Report on Form 10-K for the year ended October 31, 1995 of ADC, which are incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." ITS stockholders who wish to obtain copies of these documents may contact ADC at its address or telephone number set forth under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                              LEGAL MATTERS

        The validity of the ADC Common Stock to be issued in connection with the Merger will be passed upon for ADC by Dorsey & Whitney P.L.L.P., Pillsbury Center South, 220 South Sixth Street, Minneapolis, Minnesota 55402. The opinion of counsel described under "THE MERGER-Certain Federal Income Tax Consequences," will be rendered for ITS by Buchanan Ingersoll Professional Corporation, One Oxford Centre, 301 Grant Street, Pittsburgh, Pennsylvania 15219-1410.

                                 EXPERTS

        The consolidated financial statements of ADC incorporated by reference in this Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

        The consolidated financial statements of ITS as of June 30, 1995 and 1994 and for each of the three years in the period ended June 30, 1995 appearing elsewhere in this Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein by reference in reliance upon the authority of such firm as experts in giving such reports.

OTHER MATTERS

        The management of ITS is not aware of any other business that may come before the Special Meeting. However, if additional matters properly come before the Special Meeting, proxies will be voted at the discretion of the proxy holders.

                          CONSOLIDATED FINANCIAL STATEMENTS
                                       OF
                        INFORMATION TRANSMISSION SYSTEMS CORP.

                                      INDEX



                                                              Page Number
                                                              -----------

Report of Independent Public Accountants                          F-2

Consolidated Balance Sheets                                       F-3

Consolidated Statements of Income                                 F-4

Consolidated Statements of Stockholders' Equity                   F-5

Consolidated Statements of Cash Flows                             F-6

Notes to Consolidated Financial Statements                        F-7

                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders of
ITS Corporation:

        We have audited the accompanying consolidated balance sheets of ITS Corporation (a Pennsylvania corporation) and Subsidiaries as of June 30, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ITS Corporation and Subsidiaries as of June 30, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1995 in conformity with generally accepted accounting principles.

        As discussed in Note 1 to the financial statements, effective July 1, 1993, the Company changed its method of accounting for income taxes.



                                        ARTHUR ANDERSEN, LLP

Pittsburgh, Pennsylvania,
August 7, 1995

                         ITS CORPORATION AND SUBSIDIARIES
                            CONSOLIDATED BALANCE SHEETS

                                                                         June 30,                       December 31,
                                                         -------------------------------------       ------------------
                                                                1995                 1994                   1995
                                                         -----------------    ----------------       ------------------
                                                                                                         (unaudited)
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                            $      235,743       $     1,181,235        $       175,039
     Accounts receivable, net of reserve of $96,031,
         $54,465 and $89,512, respectively                     1,570,204             1,673,481                858,578
     Inventories                                               2,641,245             2,021,154              3,550,532
     Deferred tax benefit                                        201,110               151,000                201,110
     Other current assets                                        107,267                71,460                364,484
                                                          --------------       ---------------        ---------------
         Total current assets                                  4,755,569             5,098,330              5,149,743
                                                          --------------       ---------------        ---------------
NOTES RECEIVABLE                                                     --                    717                --
                                                          --------------       ---------------        ---------------

PROPERTY, PLANT AND EQUIPMENT, at cost
     (Notes 2 and 3):
     Land and improvements                                       820,468               420,391                820,468
     Buildings                                                 1,813,790             1,325,162              1,814,600
     Equipment                                                 2,624,298             1,597,885              3,030,196
     Construction-in-progress                                    --                    128,850                --
                                                          --------------       ---------------        ---------------
                                                               5,258,556             3,472,288              5,665,264
     Less-      Accumulated depreciation                      (1,254,299)             (821,784)            (1,517,656)
                                                          --------------       ---------------        ---------------
                Net property, plant and equipment              4,004,257             2,650,504              4,147,608
                                                          --------------       ---------------        ---------------
                Total Assets                              $    8,759,826       $     7,749,551        $     9,297,351
                                                          --------------       ---------------        ---------------
                                                          --------------       ---------------        ---------------

LIABILITIES AND STOCKHOLDERS'  EQUITY

CURRENT LIABILITIES:
     Demand notes payable                                 $      --            $       --             $       775,000
     Current maturities of long-term debt (Note 3)               274,388               100,484                275,015
     Accounts payable                                            895,569             1,364,577              1,401,409
     Income taxes payable and other accrued
         liabilities                                             981,596             1,000,819                808,635
     Advance customer collections                              1,272,028             1,533,745                907,723
                                                          --------------       ---------------        ---------------
         Total current liabilities                             3,423,581             3,999,625              4,167,782
                                                          --------------       ---------------        ---------------

LONG-TERM DEBT (Note 3)                                        1,925,862             1,195,670              1,789,189
                                                          --------------       ---------------        ---------------

DEFERRED TAX LIABILITY                                           --                     28,000                --
                                                          --------------       ---------------        ---------------

STOCKHOLDERS' EQUITY:
     Common stock, par value $.20 per share-
      Authorized 4,000,000 shares, Issued 480,369 shares          96,074                96,074                 96,074
     Additional paid-in capital                                  427,851               161,750                427,851
     Retained earnings                                         3,193,056             2,355,319              3,123,053
     Less- Treasury shares, 6,722, 15,740, and 6,722
        shares at cost, respectively                             (37,108)              (86,887)               (37,108)
     Stock subscriptions receivable                             (269,490)                --                  (269,490)
                                                          --------------       ---------------        ---------------
         Total stockholders' equity                            3,410,383             2,526,256              3,340,380
                                                          --------------       ---------------        ---------------
         Total liabilities and stockholders' equity       $    8,759,826         $   7,749,551        $     9,297,351
                                                          --------------       ---------------        ---------------
                                                          --------------       ---------------        ---------------



     The accompanying notes are an integral part of these financial statements.

                          ITS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF INCOME

                                                                                       Six Months Ended December 31,
                                                   Years Ended June 30,                          (unaudited)
                                     -----------------------------------------------   ------------------------------
                                         1995              1994             1993            1995            1994
                                     -------------    -------------    -------------   --------------    ------------
SALES                                $ 23,337,250     $ 17,464,720     $ 11,592,704    $  11,069,592     $11,275,989

COST OF GOODS SOLD                     14,376,314       11,288,487        7,989,863        6,937,611       6,843,415
                                     ------------     ------------     ------------    -------------     -----------
   Gross Profit                         8,960,936        6,176,233        3,602,841        4,131,981       4,432,574

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES                 7,458,593        4,479,106        3,221,635       4,130,892        3,604,771
                                     ------------     ------------     ------------    -------------     -----------

   Income (loss) from operations        1,502,343        1,697,127          381,206           1,089          827,803

INTEREST EXPENSE, net                     146,145           71,718          101,055          67,235           27,268
                                     ------------     ------------     ------------    -------------     -----------

   Income (loss) before provision
      (credit) for income taxes         1,356,198        1,625,409          280,151         (66,146)         800,535
                                     ------------     ------------     ------------    -------------     -----------

PROVISION (CREDIT FOR
INCOME TAXES:
   Current                                568,571          588,469           69,388            3,857         314,789
   Deferred                               (50,110)         (65,000)          (6,584)            --              --
                                     ------------     ------------     ------------    -------------     -----------


   Total Provision for income taxes       518,461          523,469           62,804            3,857         314,789
                                     ------------     ------------     ------------    -------------     -----------

   Income (loss) before cumulative
      effect of accounting change         837,737        1,101,940          217,347          (70,003)        485,746

CUMULATIVE EFFECT ON PRIOR
YEARS OF CHANGE IN
ACCOUNTING FOR INCOME
TAXES (NOTE 1)                              --             (16,879)            --                --             --
                                     ------------     ------------     ------------    -------------     -----------

NET INCOME (LOSS)                    $    837,737     $  1,118,819     $    217,347    $    (70,003)     $   485,746
                                     ------------     ------------     ------------    -------------     -----------
                                     ------------     ------------     ------------    -------------     -----------

NET INCOME PER
COMMON SHARE                         $       1.79     $       2.41     $       0.47    $       (.15)     $      1.05
                                     ------------     ------------     ------------    -------------     -----------
                                     ------------     ------------     ------------    -------------     -----------


    The accompanying notes are an integral part of these financial statements.

                        ITS CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                   Additional     Subscrip-
                              Common Stock          Paid-in        tions       Retained         Treasury Stock            Total
                          ----------------------   ----------    ----------  ------------  -------------------------   Stockholders'
                           Shares       Amount      Capital      Receivable    Earnings       Shares       Amount         Equity
                          ---------    ---------   ----------    ----------  ------------  -----------   -----------   ------------
BALANCE, June 30, 1992      480,369    $  96,074   $  153,931    $    --     $  1,019,153      (14,070)   $  (63,028)  $  1,206,130

  Treasury stock acquired      --           --           --           --             --         (2,167)      (14,669)       (14,669)
  Net income                   --           --           --           --          217,347         --            --          217,347
                          ---------    ---------   ----------    ----------  ------------  -----------   -----------   ------------

BALANCE, June 30, 1993      480,369       96,074      153,931         --        1,236,500      (16,237)      (77,697)     1,408,808

  Treasury stock reissued      --           --          7,819         --             --          2,697        12,810         20,629
  Treasury stock acquired      --           --           --           --             --         (2,200)      (22,000)       (22,000)
  Net income                   --           --           --           --        1,118,819         --            --        1,118,819
                          ---------    ---------   ----------    ----------  ------------  -----------   -----------   ------------

BALANCE, June 30, 1994      480,369       96,074      161,750         --        2,355,319      (15,740)      (86,887)     2,526,256

  Treasury stock reissued      --           --        266,101     (269,490)          --          9,018        49,779         46,390
  Net income                   --           --           --           --          837,737         --            --          837,737
                          ---------    ---------   ----------    ----------  ------------  -----------   -----------   ------------

BALANCE, June 30, 1995      480,369       96,074      427,851     (269,490)     3,193,056       (6,722)      (37,108)     3,410,383

  Net income (loss)            --           --           --           --          (70,003)        --            --          (70,003)
                          ---------    ---------   ----------    ----------  ------------  -----------   -----------   ------------

BALANCE, December 31, 1995
  (unaudited)               480,369    $  96,074   $  427,851  $  (269,490)  $  3,123,053       (6,722)   $  (37,108)  $  3,340,380
                          ---------    ---------   ----------    ----------  ------------  -----------   -----------   ------------
                          ---------    ---------   ----------    ----------  ------------  -----------   -----------   ------------


   The accompanying notes are an integral part of these financial statements.

                          ITS CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                                      Six Months Ended
                                                                                                         December 31,
                                                              Years Ended June 30,                       (unaudited)
                                              -------------------------------------------------  ----------------------------
                                                    1995            1994              1993           1995            1994
                                              --------------   --------------   ---------------  ------------   --------------
CASH WAS PROVIDED BY (USED FOR):

OPERATIONS:
   Net income                                  $     837,737    $  1,118,819     $    217,347     $ (70,003)    $   485,746
   Adjustments to reconcile net income
     to cash provided by operations-
   Depreciation and amortization                     438,882         256,879          151,857       263,761         191,411
   Deferred taxes                                    (78,110)        (65,000)          (6,584)        --              --
   Compensation expense attributable to
     reissuance of treasury stock                     45,090           --                --           --              --
   Cumulative effect on prior years of change
     in accounting forincome taxes                      --           (16,879)            --           --              --
   Changes in assets and liabilities-
     Accounts receivable                             103,277        (734,860)         527,934       711,626        (159,624)
     Inventories                                    (620,091)       (713,950)         247,315      (909,287)     (1,345,188)
     Other current assets                            (35,807)        (40,258)             750      (257,217)        (13,222)
     Accounts payable                               (469,008)        491,158          (54,223)      505,840        (181,921)
     Income taxes payable and
       other accrued liabilities                     (19,223)        628,846           (1,297)     (172,961)       (160,354)
     Advance customer collections                   (261,717)      1,007,021          174,646      (364,305)       (579,588)
                                               -------------    ------------     ------------    ----------     -----------
Total provided by (used for) operating
   activities                                        (58,970)      1,931,776        1,257,745      (292,546)     (1,762,740)
                                               -------------    ------------     ------------    ----------     -----------

INVESTING ACTIVITIES:
Purchases of property, plant and equipment        (1,792,635)       (804,382)        (896,114)     (405,539)     (1,448,111)
   Notes receivable                                      717             966           11,813         --                717
                                               -------------    ------------     ------------    ----------     -----------
Total used for investing  activities              (1,791,918)       (803,416)        (884,301)     (405,539)     (1,447,394)
                                               -------------    ------------     ------------    ----------     -----------

FINANCING ACTIVITIES:
   Net Change in line of credit                         --              --           (869,000)      775,000         950,000
   Long-term borrowings                            1,110,000          30,390          741,731         --          1,110,000
   Payments on long-term debt                       (205,904)       (247,961)        (141,273)     (137,619)        (58,400)
   Purchase of treasury stock                           --           (22,000)         (14,669)        --              --
   Reissuance of treasury stock                        1,300          20,629             --           --              --
                                               -------------    ------------     ------------    ----------     -----------
Total provided by (used for)  financing
   activities                                        905,396        (218,942)        (283,211)      637,381       2,001,600
                                               -------------    ------------     ------------    ----------     -----------
INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS                             (945,492)        909,418           90,233       (60,704)     (1,208,534)

CASH AND CASH EQUIVALENTS,
   beginning of year                               1,181,235         271,817          181,584       235,743       1,181,235
                                               -------------    ------------     ------------    ----------     -----------

CASH AND CASH EQUIVALENTS,
   end of year                                 $     235,743    $  1,181,235     $    271,817    $  175,039     $   (27,299)
                                               -------------    ------------     ------------    ----------     -----------
                                               -------------    ------------     ------------    ----------     -----------

SUPPLEMENTAL DATA:
   Cash payments for interest                  $     189,777    $    102,489     $    110,723    $   87,476     $    45,726
                                               -------------    ------------     ------------    ----------     -----------
                                               -------------    ------------     ------------    ----------     -----------
   Cash payments for income taxes              $     992,224    $    101,000     $     90,000    $  276,385     $   279,256
                                               -------------    ------------     ------------    ----------     -----------
                                               -------------    ------------     ------------    ----------     -----------


     The accompanying notes are an integral part of these financial statements.

                       ITS CORPORATION AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                JUNE 30, 1995 AND 1994 AND DECEMBER 31, 1995

  (THE NOTES TO THE DECEMBER 31, 1995 FINANCIAL STATEMENTS ARE UNAUDITED)

1.       OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ITS Corporation (the Company) designs and manufactures a line of sophisticated electronic communications equipment to be sold primarily to the television broadcast industry. The Company grants credit to customers based on management's assessment of their creditworthiness. The majority of these customers are domestic.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in the accompanying financial statements.

CASH EQUIVALENTS

The Company considers all short-term investments with maturities of three months or less when acquired to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of first-in, first-out (FIFO) cost or market and consisted of the following:


                                                                                   Unaudited
                                                                                  December 31,
                                              1995                1994                1995
                                        -------------        ------------        -------------
       Raw materials                    $   1,102,102        $  1,054,321        $  1,459,482
       Work-in-process                      1,539,143             966,833           2,091,050
                                        -------------        ------------        -------------
                                        $   2,641,245        $  2,021,154        $  3,550,532
                                        -------------        ------------        -------------
                                        -------------        ------------        -------------

PROPERTY, PLANT AND EQUIPMENT

The Company uses primarily the straight-line method to provide for depreciation in amounts which allocate the costs of property, plant and equipment over the following estimated useful lives:


              Classification                   Estimated Useful  Lives
              --------------                   -----------------------
              Buildings                        40 years
              Equipment                        5 years


INCOME TAXES

Effective July 1, 1993, the Company implemented the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement utilizes the liability method and deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws.

The income tax provision recognizes the tax effects of all income and expense transactions in the statements of income and stockholders' equity, regardless of the year in which the transactions are reported for tax purposes.

Deferred income taxes are provided on all significant temporary differences between tax and financial reporting. The principal temporary timing differences result from depreciation and accrued vacation. The balance sheet classification of the deferred tax accounts relates to the classification of the corresponding asset or liability.

SUBSCRIPTIONS RECEIVABLE

During 1995, the Company entered into stock purchase agreements with certain key employees pursuant to which promissory notes were issued. The principal amount of the notes become payable over three years upon the occurrence of defined events including termination of employment or death. The notes bear interest at .25% over prime and are payable monthly. The principal amount of the notes is reflected as a reduction of stockholders' equity which has been classified as stock subscriptions receivable in the accompanying balance sheet.

The Company retains a right of first refusal to reacquire all shares distributed at fair market value provided no active public market exists.

EARNINGS PER SHARE

The weighted average number of common and equivalent shares used in the computations of earnings per share were 469,141, 464,244, 465,364, 473,647 and 464,718 for the years ended June 30, 1995, 1994, and 1993 and the six months ended December 31, 1995 and 1994, respectively.

RECLASSIFICATIONS

Certain reclassifications have been made to prior year statements to conform with the current year presentation.

2.   LINE OF CREDIT:

The Company maintains a line of credit with a bank for $1,650,000. Borrowings under this line of credit bear interest at the bank's prime rate plus .50% and are secured by certain business assets. During fiscal year 1995, the maximum borrowings that were outstanding under the line of credit were $1,400,000. As of June 30, 1995 and 1994, there were no outstanding borrowings under this line of credit.

3.   LONG-TERM DEBT:


                                                                                                    Unaudited
                                                                                                   December 31,
                                                             1995                  1994                1995
                                                       --------------         --------------       -------------
Mortgage payable to Mellon Bank N.A.,
due in monthly installments of $4,614,
including interest at 11.5%.  This note
commenced October 1, 1990, and will
continue through September 1, 2000.
At that time, the bank will determine
the amount of payments necessary to
amortize the note in 59 equal payments
through September 1, 2005.  The
mortgage is secured by certain business
assets.                                                  $   300,253           $   319,845           $   289,572

Mortgage payable to Pennsylvania
Industrial Development Authority
(PIDA), due in monthly installments
of $2,080, including interest at 3%,
through September 2005.  The mortgage
is  secured by certain business assets.                      219,968               238,030               210,732


Loan payable to Mellon Bank  N.A.,
due in monthly installments of $1,167,
plus interest at 1% over prime, through
February 2001.  The  loan is secured by
certain business assets.                                      79,333                93,333                72,333

Loan payable to Mellon Bank  N.A.,
due in monthly installments of $7,500,
plus interest at .5% over prime,
through October 1, 1999.  The  loan is
secured by certain business assets.                          390,000                  --                 345,000

Loan payable to Pennsylvania Capital
Loan Fund/PERF, due  in monthly
installments of $1,061, plus interest at 5%,
through May 2001.  The loan  is secured by
certain business assets.                                      65,072                74,295                60,285

Loan payable to Mellon Bank N.A., due
in monthly installments of $3,000, plus
interest at 1% over prime, through October 1,
2004.  The loan is secured by certain business
assets.                                                      336,000                  --                 318,000


                                                                                                    Unaudited
                                                                                                   December 31,
                                                             1995                  1994                1995
                                                       --------------         --------------       -------------
Mortgage payable to Mellon Bank N.A.,
due in monthly installments of $2,029, plus
interest at 1% over prime, through June 2008.
The  mortgage is secured by certain business
assets.                                                      290,744               315,096               278,569

Mortgage payable to Mellon Bank N.A.,
principal balance  plus interest at .75% over
prime, due December 1996.   The mortgage is
secured by certain business assets.                          278,571                  --                 257,143

Mortgage payable to Pennsylvania Industrial
Development Authority, due in monthly
installments of $1,685, including interest at
2%, through January 2009.   The mortgage is
secured by certain business assets.                          240,309               255,555               232,570
                                                        ------------         -------------            ----------
                                                           2,200,250             1,296,154             2,064,204

Less-Current maturities                                     (274,388)             (100,484)             (275,015)
                                                        ------------         -------------            ----------
                                                        $  1,925,862         $   1,195,670            $1,789,189
                                                        ------------         -------------            ----------
                                                        ------------         -------------            ----------


The scheduled maturities of long-term debt are as follows:


              Year Ending June 30,                        Amount
              --------------------                    -------------
                     1996                             $   274,388
                     1997                                 468,598
                     1998                                 238,643
                     1999                                 243,470
                     2000                                 188,722
                     Thereafter                           786,429
                                                      -----------
                     Total                            $ 2,200,250
                                                      -----------
                                                      -----------

4.    EMPLOYEE BENEFIT PLAN:

The Company maintains an employee benefit plan which is a combination 401(k) plan and discretionary profit sharing plan covering all eligible hourly and salary personnel. Employees are permitted to designate up to 20% of their compensation toward the 401(k) plan. The Company, at its discretion, can match from 1% to 6% of the employees' compensation as a profit sharing plan contribution. For the years ended June 30, 1995 and 1994, the Company's 401(k) contribution amounted to $39,810, $33,996 and 32,052, respectively. The Company made no discretionary contribution to the profit sharing plan for the years ended June 30, 1995, 1994 and 1993.

5.    EMPLOYEE STOCK OWNERSHIP PLAN:

In September 1994, the stockholders approved an employee stock ownership plan (the Plan). Under the Plan, the Company makes discretionary contributions to a trust in the form of either cash or common shares of the Company for the benefit of eligible employees. The Company's contribution for the year ended June 30, 1995, was $474,880, which the Plan used to purchase stock from other stockholders at estimated fair market value. As the Company's stock is not publicly traded, management has estimated the fair market value of the stock with assistance from an independent financial adviser.

Participants of the Plan may require the Company to repurchase the shares distributed at fair market value within the 60-day period after the original distribution or 60 days after the receipt of written notice of a new valuation of the stock in the next plan year if no active public market exists. The Company retains a right of first refusal to reacquire all shares distributed at fair market value provided no active public market exists.

6.    SIGNIFICANT CUSTOMERS:

A substantial portion of the sales of the Company is made to a limited number of customers. During the year ended June 30, 1995, five such customers accounted for 24% of sales, and two such customers accounted for 21% of sales for the year ended June 30, 1994. One customer accounted for 23% of fiscal 1993 sales.

7.    COMMITMENTS:

The Company entered into noncancelable leases for office and warehouse space. The future minimum rental payments due under these leases are as follows:


              Year Ending June 30,                        Amount
              --------------------                    -------------
                    1996                              $   275,832
                    1997                                  275,832
                    1998                                  192,632
                    1999                                  188,232
                    2000                                  188,872
                    Thereafter                            928,348
                                                      -----------
                    Total                             $ 2,049,748
                                                      -----------
                                                      -----------

Rental expense was approximately $119,000, $16,000 and $0 for fiscal years 1995, 1994 and 1993, respectively.

                                                                       EXHIBIT A


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                          ADC TELECOMMUNICATIONS, INC.,

                          PITTSBURGH MERGER SUB, INC.,

                   INFORMATION TRANSMISSION SYSTEMS CORP., and

           Robert M. Unetich, Jeffrey M. Lynn and Ronald  W. Zborowski

            Acting in their Capacity as Shareholders' Representatives



                                February 2, 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ARTICLE I      THE MERGER. . . . . . . . . . . . . . . . . . . . . . .     A-2
   1.01        The Merger. . . . . . . . . . . . . . . . . . . . . . .     A-2
   1.02        Effect of Merger. . . . . . . . . . . . . . . . . . . .     A-2
   1.03        Effective Time. . . . . . . . . . . . . . . . . . . . .     A-2
   1.04        Directors and Officers. . . . . . . . . . . . . . . . .     A-2
   1.05        Articles of Incorporation; Bylaws . . . . . . . . . . .     A-3
   1.06        Taking of Necessary Action; Further Action. . . . . . .     A-3
   1.07        The Closing . . . . . . . . . . . . . . . . . . . . . .     A-3

ARTICLE II     CONVERSION OF SECURITIES. . . . . . . . . . . . . . . .     A-4
   2.01        Conversion of Securities. . . . . . . . . . . . . . . .     A-4
   2.02        ADC Common Stock Adjustments. . . . . . . . . . . . . .     A-5
   2.03        Fractional Shares . . . . . . . . . . . . . . . . . . .     A-5
   2.04        Dissenting Shares . . . . . . . . . . . . . . . . . . .     A-5
   2.05        Exchange of Certificates. . . . . . . . . . . . . . . .     A-6

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . .     A-9
   3.01        Incorporation and Corporate Power . . . . . . . . . . .     A-9
   3.02        Execution, Delivery; Valid and Binding Agreement. . . .     A-9
   3.03        Approval of the Plan of Merger; Meeting of
               Shareholders. . . . . . . . . . . . . . . . . . . . . .    A-10
   3.04        No Breach . . . . . . . . . . . . . . . . . . . . . . .    A-10
   3.05        Governmental Authorities; Consents. . . . . . . . . . .    A-10
   3.06        Subsidiaries. . . . . . . . . . . . . . . . . . . . . .    A-10
   3.07        Capital Stock . . . . . . . . . . . . . . . . . . . . .    A-11
   3.08        Financial Statements. . . . . . . . . . . . . . . . . .    A-11
   3.09        Absence of Undisclosed Liabilities. . . . . . . . . . .    A-12
   3.10        No Material Adverse Changes . . . . . . . . . . . . . .    A-12
   3.11        Absence of Certain Developments . . . . . . . . . . . .    A-12
   3.12        Title to Properties . . . . . . . . . . . . . . . . . .    A-14
   3.13        Accounts Receivable . . . . . . . . . . . . . . . . . .    A-15
   3.14        Inventory . . . . . . . . . . . . . . . . . . . . . . .    A-15
   3.15        Tax Matters . . . . . . . . . . . . . . . . . . . . . .    A-16
   3.16        Contracts and Commitments . . . . . . . . . . . . . . .    A-18
   3.17        Intellectual Property Rights. . . . . . . . . . . . . .    A-20
   3.18        Litigation. . . . . . . . . . . . . . . . . . . . . . .    A-21
   3.19        Warranties. . . . . . . . . . . . . . . . . . . . . . .    A-21
   3.20        Employees . . . . . . . . . . . . . . . . . . . . . . .    A-21
   3.21        Employee Benefits.. . . . . . . . . . . . . . . . . . .    A-22
   3.22        Insurance . . . . . . . . . . . . . . . . . . . . . . .    A-25
   3.23        Affiliate Transactions. . . . . . . . . . . . . . . . .    A-25
   3.24        Customers and Suppliers . . . . . . . . . . . . . . . .    A-25
   3.25        Compliance with Laws; Permits . . . . . . . . . . . . .    A-26
   3.26        Environmental Matters.. . . . . . . . . . . . . . . . .    A-27

                                                                        Page No.
                                                                        --------

   3.27        Accounting and Tax Matters. . . . . . . . . . . . . . .    A-29
   3.28        Brokerage . . . . . . . . . . . . . . . . . . . . . . .    A-29
   3.29        Disclosure. . . . . . . . . . . . . . . . . . . . . . .    A-29

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF ADC AND
               MERGER SUBSIDIARY . . . . . . . . . . . . . . . . . . .    A-30
   4.01        Incorporation and Corporate Power . . . . . . . . . . .    A-30
   4.02        Execution, Delivery; Valid and Binding Agreement. . . .    A-30
   4.03        No Breach . . . . . . . . . . . . . . . . . . . . . . .    A-30
   4.04        Merger Subsidiary . . . . . . . . . . . . . . . . . . .    A-30
   4.05        Governmental Authorities; Consents. . . . . . . . . . .    A-31
   4.06        Reports; Financial Statements . . . . . . . . . . . . .    A-31
   4.07        Litigation. . . . . . . . . . . . . . . . . . . . . . .    A-32

ARTICLE V      COVENANTS OF THE COMPANY. . . . . . . . . . . . . . . .    A-32
   5.01        Conduct of the Business . . . . . . . . . . . . . . . .    A-32
   5.02        Access to Books and Records . . . . . . . . . . . . . .    A-35
   5.03        Meeting of Shareholders . . . . . . . . . . . . . . . .    A-35
   5.04        Registration Statement, etc . . . . . . . . . . . . . .    A-36
   5.05        Regulatory Filings. . . . . . . . . . . . . . . . . . .    A-36
   5.06        Conditions. . . . . . . . . . . . . . . . . . . . . . .    A-37
   5.07        No Negotiations, etc. . . . . . . . . . . . . . . . . .    A-37
   5.08        Approvals and Consents. . . . . . . . . . . . . . . . .    A-37
   5.09        Closing Certificates. . . . . . . . . . . . . . . . . .    A-37
   5.10        Confidentiality . . . . . . . . . . . . . . . . . . . .    A-37
   5.11        Benefit Plans . . . . . . . . . . . . . . . . . . . . .    A-38
   5.12        Accounting and Tax Matters. . . . . . . . . . . . . . .    A-38
   5.13        Affiliate Letters . . . . . . . . . . . . . . . . . . .    A-38
   5.14        Accruals and Reserves . . . . . . . . . . . . . . . . .    A-38
   5.15        Escrow Agreement. . . . . . . . . . . . . . . . . . . .    A-38
   5.16        Acquisition of ITS Service Company. . . . . . . . . . .    A-38
   5.17        Accounting Policies and Procedures. . . . . . . . . . .    A-39
   5.18        Merger Expenses . . . . . . . . . . . . . . . . . . . .    A-39

ARTICLE VI     COVENANTS OF ADC AND MERGER SUBSIDIARY. . . . . . . . .    A-39
   6.01        Maintain Corporate Existence; Conduct Business
               in Compliance With Laws . . . . . . . . . . . . . . . .    A-39
   6.02        Regulatory Filings. . . . . . . . . . . . . . . . . . .    A-40
   6.03        Conditions. . . . . . . . . . . . . . . . . . . . . . .    A-40
   6.04        Registration Statement. . . . . . . . . . . . . . . . .    A-40
   6.05        Stock Exchange Listings . . . . . . . . . . . . . . . .    A-41
   6.06        Due Authorization, etc. of Stock Issued in Merger . . .    A-41

                                                                        Page No.
                                                                        --------

   6.07        Blue Sky Approvals. . . . . . . . . . . . . . . . . . .    A-41
   6.08        Approvals and Consents. . . . . . . . . . . . . . . . .    A-41
   6.09        Closing Certificates. . . . . . . . . . . . . . . . . .    A-41
   6.10        Accounting and Tax Matters. . . . . . . . . . . . . . .    A-41

ARTICLE VII    CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . .    A-41
   7.01        Conditions to ADC's and Merger Subsidiary's
               Obligations . . . . . . . . . . . . . . . . . . . . . .    A-41
   7.02        Conditions to the Company's Obligations . . . . . . . .    A-45

ARTICLE VIII   TERMINATION . . . . . . . . . . . . . . . . . . . . . .    A-48
   8.01        Termination . . . . . . . . . . . . . . . . . . . . . .    A-48
   8.02        Effect of Termination . . . . . . . . . . . . . . . . .    A-48

ARTICLE IX     THE SHAREHOLDERS' REPRESENTATIVE. . . . . . . . . . . .    A-49
   9.01        Appointment . . . . . . . . . . . . . . . . . . . . . .    A-49
   9.02        Election and Replacement. . . . . . . . . . . . . . . .    A-49
   9.03        Authority . . . . . . . . . . . . . . . . . . . . . . .    A-49
   9.04        No Liability of ADC . . . . . . . . . . . . . . . . . .    A-50

ARTICLE  X     SURVIVAL; INDEMNIFICATION . . . . . . . . . . . . . . .    A-50
   10.01       Survival of Representations and Warranties. . . . . . .    A-50
   10.02       Indemnification by the Company. . . . . . . . . . . . .    A-51
   10.03       Method of Asserting Claims. . . . . . . . . . . . . . .    A-52

ARTICLE XI     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . .    A-53
   11.01       Press Releases and Announcements. . . . . . . . . . . .    A-53
   11.02       Expenses. . . . . . . . . . . . . . . . . . . . . . . .    A-54
   11.03       Amendment and Waiver. . . . . . . . . . . . . . . . . .    A-54
   11.04       Notices . . . . . . . . . . . . . . . . . . . . . . . .    A-54
   11.05       Assignment. . . . . . . . . . . . . . . . . . . . . . .    A-55
   11.06       Severability. . . . . . . . . . . . . . . . . . . . . .    A-55
   11.07       Complete Agreement. . . . . . . . . . . . . . . . . . .    A-55
   11.08       Counterparts. . . . . . . . . . . . . . . . . . . . . .    A-55
   11.09       Governing Law . . . . . . . . . . . . . . . . . . . . .    A-56

EXHIBITS
   A           Articles of Merger
   B           Escrow Agreement
   C           Form of Affiliate Letters
   D           Opinion of Company Counsel to ADC
   E           Certificate of Chief Executive Officer and Chief Financial
               Officer of the Company
   F           Form of Confidentiality and Non-Compete Agreement
   G           Certificate of Senior Vice President of ADC

                          AGREEMENT AND PLAN OF MERGER


          This AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of February 2, 1996, is made and entered into by and among ADC Telecommunications, Inc., a Minnesota corporation ("ADC"), Pittsburgh Merger Sub, Inc., a Pennsylvania corporation and wholly owned subsidiary of ADC ("Merger Subsidiary"), Information Transmission Systems Corp., a Pennsylvania corporation (the "Company"), and Robert M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski acting solely in their capacities as representatives of the shareholders of the Company (the "Shareholders' Representatives"). Merger Subsidiary and the Company are hereinafter sometimes collectively referred to as the "Constituent Corporations."

          WHEREAS, the respective Boards of Directors of ADC, Merger Subsidiary and the Company have determined that it is advisable and in the best interests of the respective corporations and their shareholders that Merger Subsidiary be merged with and into the Company in accordance with the Business Corporation Law of the State of Pennsylvania (the "PBCL") and the terms of this Agreement, pursuant to which the Company will be the surviving corporation and will become a wholly owned subsidiary of ADC (the "Merger"); and

          WHEREAS, as a condition to ADC entering into this Agreement, certain shareholders of the Company who are affiliates of the Company have agreed to enter into a Voting Agreement with ADC, dated as of the date hereof, providing that each such shareholder will vote the shares of Common Stock, par value $.20 per share, of the Company ("Company Common Stock") owned by him in favor of the Merger at a meeting of the Company's shareholders duly called for such purpose as provided herein; and

          WHEREAS, for Federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests;" and

          WHEREAS, ADC, Merger Subsidiary, and the Company desire to make certain representations, warranties, covenants, and agreements in connection with, and establish various conditions precedent to, the Merger.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement and in the

Articles of Merger (as defined in Section 1.03 hereof), the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

          1.01 THE MERGER. At the Effective Time (as defined in Section 1.03 hereof) subject to the terms and conditions of this Agreement and the Articles of Merger (as defined in Section 1.03 hereof), Merger Subsidiary shall be merged with and into the Company, the separate existence of Merger Subsidiary shall cease, and the Company shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. The Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

          1.02 EFFECT OF MERGER. The effect of the Merger shall be as set forth in Section 1929 of the PBCL and the Surviving Corporation shall succeed to and possess all the properties, rights, privileges, immunities, powers, franchises and purposes, and be subject to all the duties, liabilities, debts, obligations, restrictions and disabilities, of the Constituent Corporations, all without further act or deed.

          1.03 EFFECTIVE TIME. The consummation of the Merger shall be effected as promptly as practicable, but in no event more than three business days, after the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, and the parties hereto will cause a copy of the Articles of Merger, attached hereto as EXHIBIT A (the "Articles of Merger") and including a Plan of Merger (the "Plan of Merger") to be executed, delivered and filed with the Secretary of State of the State of Pennsylvania in accordance with the PBCL.
The Merger shall become effective immediately upon the filing of such Articles with the Secretary of State of the State of Pennsylvania. The time that such filing is made is herein referred to as the "Effective Time." The day on which such filing is made and accepted is herein referred to as the "Effective Date."

          1.04 DIRECTORS AND OFFICERS. From and after the Effective Time, the directors of the Surviving Corporation shall be the persons who were the directors of Merger Subsidiary immediately prior to the Effective Time and the officers of the Surviving Corporation shall be the persons who were the officers of the Company immediately prior to the Effective Time. Said directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Articles of Incorporation and Bylaws of the Surviving Corporation and applicable law. If, at or after the Effective Time, a vacancy shall exist on the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation.

          1.05 ARTICLES OF INCORPORATION; BYLAWS. From and after the Effective Time and until further amended in accordance with applicable law, the Articles of Incorporation of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, EXCEPT that, Article 1 thereof shall, as of the Effective Time, be amended in its entirety to read as follows: "The name of the corporation is "Information Transmission Systems Corp." From and after the Effective Time and until further amended in accordance with law, the Bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

          1.06 TAKING OF NECESSARY ACTION; FURTHER ACTION. ADC, Merger Subsidiary and the Company, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the PBCL at the time specified in Section 1.03 hereof. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

          1.07 THE CLOSING.

               (a) The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Dorsey & Whitney P.L.L.P. at 220 South Sixth Street, Minneapolis, Minnesota, or such other location as the parties may mutually agree, and will be effective as of the Effective Time.

               (b) The parties shall deliver to each other the documents required to be delivered pursuant to Article VII hereof at the Closing.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

          2.01 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of ADC, Merger Subsidiary, the Company, the Surviving Corporation or the holder of any of the following securities:

          (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock owned or held in treasury by ADC, Merger Subsidiary or the Company or any direct or indirect subsidiary of ADC, Merger Subsidiary or the Company and (ii) any Dissenting Shares (as defined in Section 2.04 hereof)) shall be canceled and extinguished and be converted into and become a right to receive the number of shares of common stock, $.20 par value, of ADC ("ADC Common Stock"), rounded to the nearest thousandth of a share, determined by dividing (i) the Adjusted ADC Shares (as defined below) by (ii) the aggregate number of shares of Company Common Stock then outstanding (the "Merger Consideration"). The "Adjusted ADC Shares" shall be a number equal to the quotient of (i) $34,000,000 less the Merger Expenses of the Company (as defined in Section 5.18) divided by (ii) the ADC Measurement Price. The "ADC Measurement Price" shall be determined by dividing (i) the Total Weighted Trading Price by (ii) the Total ADC Trading Volume. The Total Weighted Trading Price shall be the sum of the Weighted Trading Prices for each of the trading days commencing on the date hereof and ending on the third trading day immediately preceding the Effective Date (the "Measurement Period"). The Weighted Trading Price for any trading day shall be equal to (i) the total trading volume of ADC Common Stock as reported in the Wall Street Journal for such trading day multiplied by (ii) the closing price of one share of ADC Common Stock on the NASDAQ National Market for such trading day. The Total ADC Trading Volume shall be the sum of the daily trading volumes for each trading day during the Measurement Period.

          (b) The number of shares of ADC Common Stock equal to ten percent (10%) of the Adjusted ADC Shares shall be delivered to the Escrow Agent to comprise the Escrow Fund (as such terms are defined in the form of Escrow Agreement attached hereto as EXHIBIT B) and such shares (the "Escrowed Shares") shall be deducted pro rata from the shares of ADC Common Stock that would, but for the establishment of the Escrow Fund, otherwise be issued to the holders of Company Common Stock at the Effective Time (the "Company Shareholders"). Certificates representing the

     Escrowed Shares shall be delivered to the Escrow Agent in names and denominations as if such shares had been issued to the Company Shareholders pursuant to Section 2.01(a) hereof. Upon any release to the Shareholders' Representatives of the Escrowed Shares from the Escrow Fund, ADC will have no further liability or obligation to the Company Shareholders with respect to such Escrowed Shares, nor will it have any responsibility with respect to the ultimate distribution of such Escrowed Shares to the Company Shareholders.

          (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and owned or held in treasury by ADC, Merger Subsidiary or the Company or any direct or indirect subsidiary of ADC, Merger Subsidiary or the Company shall be canceled and extinguished and no payment shall be made with respect thereto.

          (d) Each share of common stock, $.01 par value, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation ("Surviving Corporation Common Stock").

          2.02 ADC COMMON STOCK ADJUSTMENTS. If, between the date hereof and the Effective Time, shares of ADC Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period (a "Common Stock Adjustment"), then the ADC Measurement Price shall be adjusted appropriately so as to maintain, immediately after such Common Stock Adjustment, the proportional interests of the Company Shareholders in the outstanding shares of ADC Common Stock which existed immediately prior to such Common Stock Adjustment.

          2.03 FRACTIONAL SHARES. No fractional shares of ADC Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the ADC Measurement Price.

          2.04 DISSENTING SHARES.

          (a)  Notwithstanding anything in this Agreement to the contrary, if
Section 1571 of Subchapter D of the PBCL shall be applicable to the Merger, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger, who shall have delivered, prior to any vote on the Merger, a written demand for the fair value of such shares in the manner provided in Section 1574 of Subchapter D of the PBCL and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.01 hereof, but the holders thereof shall be entitled only to such rights as are granted by Subchapter D of the PBCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Subchapter D of the PBCL shall receive payment therefor from the Surviving Corporation in accordance with the PBCL; PROVIDED, HOWEVER, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation of the Merger Consideration, as provided in Section 2.01 hereof.

          (b) The Company shall give ADC (i) prompt notice of any written demand for fair value, any withdrawal of a demand for fair value and any other instrument served pursuant to Subchapter D of the PBCL received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for fair value under Subchapter D of the PBCL. The Company shall not, except with the prior written consent of ADC, voluntarily make any payment with respect to any demand for fair value or offer to settle or settle any such demand.

          2.05 EXCHANGE OF CERTIFICATES.

          (a) EXCHANGE AGENT. As of the Effective Time, ADC shall deposit, or shall cause to be deposited, with Norwest Bank Minnesota, N.A., ADC's transfer agent, or such other bank or trust company designated by ADC and acceptable to the Company (the "Exchange Agent"), for the benefit of the Company Shareholders, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of ADC Common Stock issuable pursuant to
Section 2.01(a) in exchange for outstanding shares of Company Common Stock, subject to the deposit with the Escrow Agent of the Escrowed Shares pursuant to
Section 2.01(b) (such certificates for shares of ADC Common Stock (together with any dividends or distributions with respect thereto) being referred to as the "Exchange Fund"). The Exchange Fund shall not be used for any other purpose.

          (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, ADC shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates")
(i) a
letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of ADC Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall receive in exchange a certificate representing that number of shares of ADC Common Stock (rounded down to the nearest whole share) which such holder has received in the Merger in respect of the shares of Company Common Stock formerly represented by such Certificate, together with any cash in lieu of fractional shares to which such holder is entitled pursuant to Section 2.03 and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.05(c) with respect only to the number of whole shares of ADC Common Stock which such holder has received, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of ADC Common Stock (rounded down to the nearest whole share), together with cash in lieu of fractional shares of ADC Common Stock and any dividends or other distributions to which such holder is entitled, may be issued or paid to such a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.05, each Certificate shall be deemed at any time after the Effective Time to represent solely the right to receive (i) the Merger Consideration, and (ii) dividends or other distributions, if any, to which the holder of such Certificate is entitled pursuant to Section 2.05(c).

          (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF ADC COMMON STOCK. No dividends or other distributions declared or made with respect to ADC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of ADC Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.03, until the holder of such Certificate shall surrender such Certificate in accordance with the terms of Section 2.05(b). Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of ADC Common Stock which the holder received as part of the Merger Consideration, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to the whole shares of ADC Common Stock which the holder received as part of the Merger Consideration.

          (d) NO FURTHER RIGHTS IN COMPANY COMMON STOCK. All shares of ADC Common Stock issued upon conversion of the shares of Company Common Stock in accordance with the terms of this Agreement (including any cash paid pursuant to Sections 2.03 or 2.05(c), shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

          (e) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the Company Shareholders for one year after the Effective Time shall be delivered to ADC, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to ADC for the shares of ADC Common Stock (including any cash payment in lieu of fractional shares to which they are entitled pursuant to Section 2.03) and any dividends or other distributions with respect to ADC Common Stock to which they are entitled pursuant to Section 2.05(c).

          (f) NO LIABILITY. Neither ADC nor the Company shall be liable to any Company Shareholders for any such shares of ADC Common Stock (or dividends or distributions with respect to such shares) or cash delivered to a public official in compliance with any abandoned property, escheat or similar law.

          (g) STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided in this Agreement or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or ADC, in accordance with Section 2.05(b), for any reason shall be converted into shares of ADC Common Stock, any cash in lieu of fractional shares of ADC Common Stock to which the holders of the Certificates are entitled pursuant to
Section 2.03, and any dividends or other distributions to which the holders of the Certificates are entitled pursuant to Section 2.05(c).

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company (except as otherwise specified, all references to the Company shall include all subsidiaries of the Company and ITS Service Company), hereby represents and warrants to ADC, that, except as set forth in the Disclosure Schedule delivered by the Company to ADC on the date hereof (the "Disclosure Schedule") (which Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Article III under captions referencing the Sections to which such exceptions apply):

          3.01 INCORPORATION AND CORPORATE POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Pennsylvania and, subject to the approval of the Merger Agreement and adoption of the Plan of Merger by the Company's shareholders, has the requisite corporate power and authority to execute and deliver this Agreement and the Articles of Merger and to perform its obligations hereunder and thereunder. TPO Limited is a corporation duly incorporated, validly existing and in good
standing under the laws of the State of Delaware.   I.T.S. Foreign Sales
Corporation is corporation duly incorporated, validly existing and in good standing under the laws of Barbados. The Company has the corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of the Company's Articles of Incorporation and Bylaws which have been furnished by the Company to ADC and Merger Subsidiary prior to the date hereof reflect all amendments made thereto and are correct and complete as of the date hereof. The Company and each subsidiary of the Company is qualified to do business as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified, except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Company's business or results of operations.

          3.02 EXECUTION, DELIVERY; VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Agreement and the Articles of Merger by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement and the Articles of Merger, other than the approval of the Merger and adoption of the Plan of Merger by the shareholders of the Company. This Agreement has been duly executed and delivered by the Company and the Shareholders' Representatives and constitutes the valid and binding obligation of the Company and the Shareholders' Representatives, enforceable in accordance with its terms, and the Articles of Merger, when executed and delivered by the Company, will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms.

          3.03 APPROVAL OF THE PLAN OF MERGER; MEETING OF SHAREHOLDERS. The Company hereby represents that its Board of Directors has, by resolutions duly adopted at a meeting held on January 26, 1996 approved this Agreement and the transactions contemplated hereby, including the Merger, and resolved to recommend the approval of the Merger and adoption of the Plan of Merger by the Company's shareholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class of capital stock of the Company necessary to approve the Merger.

          3.04 NO BREACH. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of the Company, or require any authorization, consent, approval, exemption or other action by or notice to any court or third party, under the provisions of the Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which the Company is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which the Company is subject.

          3.05 GOVERNMENTAL AUTHORITIES; CONSENTS. Except for the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and except for the filing of the Articles of Merger with the Secretary of State of the State of Pennsylvania, the Company is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the
transactions contemplated hereby.   No consent, approval or authorization of any
governmental or regulatory authority or any other party or person (except the adoption of the Plan of Merger by the shareholders of the Company) is required to be obtained by the Company in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

          3.06 SUBSIDIARIES. Other than all of the outstanding shares of capital stock of I.T.S. Foreign Sales Corporation, a Barbados corporation, and all of the outstanding capital stock of TPO Limited, a Delaware corporation, the Company does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity. The shares of capital stock of the Company's subsidiaries are owned by the Company free and clear of any lien, pledge, security interest, encumbrance or charge of any kind and all such shares have been duly and validly issued and are fully paid and nonassessable. No equity security of any subsidiary of the Company is or may be required to be issued by reason of any option, warrant or other commitment of any nature.

          3.07 CAPITAL STOCK. The authorized capital stock of the Company consists of 4,000,000 shares of Common Stock, par value $.20 per share, of which, as of the date hereof, 473,647 shares are issued and outstanding, and, 500,000 shares of Preferred Stock, of which, as of the date hereof, no shares are issued and outstanding. The authorized capital stock of each subsidiary of the Company is set forth on the Disclosure Schedule under the caption referencing this Section 3.07. All of such outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no other equity securities or securities containing any equity features authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by the Company and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company any shares of capital stock or other securities of the Company of any kind. There are no agreements or other obligations (contingent or otherwise) which may require the Company to repurchase or otherwise acquire any shares of its capital stock except for the provisions of Section 6.100 of the ITS Corporation Employee Stock Ownership Plan as in effect on the date hereof.

          3.08 FINANCIAL STATEMENTS.  The Company has delivered to ADC copies of
(a) the unaudited consolidated balance sheet, as of December 31, 1995, of the Company (the "Latest Balance Sheet") and the unaudited consolidated statements of earnings, shareholders' equity and cash flows of the Company for the six-month period ended December 31, 1995 (such statements and the Latest Balance Sheet being herein referred to as the "Latest Financial Statements") and (b) the audited consolidated balance sheets, as of June 30, 1994 and June 30 ,1995, of the Company and the audited consolidated statements of earnings, shareholders' equity and cash flows of the Company for each of the years ended June 30, 1994 and 1995 (collectively, the "Annual Financial Statements"). The Latest Financial Statements and the Annual Financial Statements are based upon the information contained in the books and records of the Company and fairly present the financial condition of the Company as of the dates thereof and results of operations for the periods referred to therein. The Annual Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied throughout the periods indicated. The Latest Financial Statements have been prepared in accordance with GAAP applicable to unaudited interim financial statements (and thus are subject to normal, recurring year-end adjustments and may not contain all notes and may not contain prior period comparative data which are required to be prepared in accordance with GAAP) consistently with the Annual Financial Statements and reflect all adjustments necessary to a fair statement of the results for the interim period(s) presented.

          3.09 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) except (i) as reflected in the Latest Balance Sheet, (ii) liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (iii) as otherwise set forth in the Disclosure Schedule under the caption referencing this Section 3.09.

          3.10 NO MATERIAL ADVERSE CHANGES. Since the date of the Latest Balance Sheet (the "Balance Sheet Date"), there has been no material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of the Company.

          3.11 ABSENCE OF CERTAIN DEVELOPMENTS.  Except as contemplated in
Section 5.01(b) hereof, since the date of the Latest Balance Sheet, the Company has not:

          (a) borrowed any amount or incurred or become subject to any liability in excess of $10,000, except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business;

          (b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its assets with a fair market value in excess of $10,000, except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws, (iv) liens set forth under the caption referencing this Section 3.11 in the Disclosure Schedule, or (v) liens voluntarily created in the ordinary course of business;

          (c) discharged or satisfied any lien or encumbrance or paid any liability, in each case with a value in excess of $10,000, other than current liabilities paid in the ordinary course of business;

          (d) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any tangible assets with a fair market value in excess of $10,000, or canceled any debts or claims, in each case, except in the ordinary course of business;

          (e) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets other than any such sales, assignments or transfers between the Company and TPO Limited;

          (f) disclosed, to any person other than ADC or Merger Subsidiary and authorized representatives of ADC or Merger Subsidiary, any proprietary confidential information, other than pursuant to a confidentiality agreement prohibiting the use or further disclosure of such information, which agreement is identified in the Disclosure Schedule under the caption referencing this
Section 3.11 and is in full force and effect on the date hereof;

          (g) waived any rights of material value or suffered any extraordinary losses or adverse changes in collection loss experience, whether or not in the ordinary course of business or consistent with past practice;

          (h) declared or paid any dividends or other distributions with respect to any shares of the Company's capital stock or redeemed or purchased, directly or indirectly, any shares of the Company's capital stock or any options;

          (i) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

          (j) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any "insider" (as defined in Section 3.23 hereof) other than employment arrangements otherwise disclosed in this Agreement and the Disclosure Schedule, or the transactions contemplated by this Agreement;

          (k) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

          (l) made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee who earns more than $80,000 per year, or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement or made any commitment or incurred any liability to any labor organization;

          (m) made any single capital expenditure or commitment therefor in excess of $10,000;

          (n) made any loans or advances to, or guarantees for the benefit of, any individuals such that the aggregate amount of such loans, advances or guarantees at any time outstanding is in excess of $20,000;

          (o) made charitable contributions or pledges which in the aggregate exceed $10,000; or

          (p) made any change in accounting principles or practices from those utilized in the preparation of the Annual Financial Statements.

          3.12 TITLE TO PROPERTIES.

          (a) The real property owned by the Company or demised by the leases (the "Leases") described under the caption referencing this Section 3.12 in the Disclosure Schedule constitutes all of the real property owned, used or occupied by the Company (the "Real Property"). The Real Property has access, sufficient for the conduct of the Company's business as now conducted or as presently proposed to be conducted, to public roads and to all utilities used in the operation of the business of the Company at that location.

          (b) The Leases are in full force and effect, and the Company holds a valid and existing leasehold interest under each of the Leases for the term set forth under such caption in the Disclosure Schedule. The Company has delivered to ADC and Merger Subsidiary complete and accurate copies of each of the Leases, and none of the Leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to ADC and Merger Subsidiary. The Company is not in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the best knowledge of the Company, is any other party to any of the Leases in default.

          (c) The Company owns good and marketable title to each parcel of Real Property identified in the Disclosure Schedule under the caption referencing this Section 3.12 as being owned by the Company and to each of the tangible properties and tangible assets reflected on the Latest Balance Sheet or acquired since the date thereof, free and clear of all liens and encumbrances, except for
(i) liens for current taxes not yet due and payable, (ii) liens set forth under the caption referencing this Section 3.12 in the Disclosure Schedule, (iii) the properties subject to the Leases, (iv) assets disposed of since the date of the Latest Balance Sheet in the ordinary course of business, (v) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen, (vi) liens in respect of pledges or deposits under workers' compensation laws, and (vii) liens of record reflected in the most-current title insurance policies with respect to each parcel of Real Property owned by the Company delivered to ADC prior to the date hereof.

          (d) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of the Company's business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. There are no defects in such assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation or value of such assets. The Company owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business.

          (e) The Company is not in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and the Company has not received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Real Property, except, in each case, with respect to violations the consequences of which do not or will not have a material adverse effect on the Company.

          (f) The Company has no knowledge of improvements made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges against any of the Real Property, and there are no such present special taxes or charges.

          3.13 ACCOUNTS RECEIVABLE. The accounts receivable reflected on the Latest Balance Sheet are valid receivables, are not subject to valid counterclaims or setoffs, and are collectible in accordance with their terms, except as otherwise described in the Disclosure Schedule under the caption referencing this Section 3.13, and except to the extent of the bad debt reserve reflected on the Latest Balance Sheet.

          3.14 INVENTORY. The Company's inventory of raw materials, work in process and finished goods consists of items of a quality and quantity usable and, with respect to finished goods only, salable at the Company's normal profit levels, in each case, in the ordinary course of the Company's business. The Company's inventory of finished goods is not slow-moving as determined in accordance with past practices, obsolete or damaged and is merchantable and fit for its particular use, except to the extent of any inventory reserve set forth on the Latest Balance Sheet. The Company has on hand or has ordered and expects timely delivery of such quantities of raw materials and has on hand such quantities of work in process and finished goods as are reasonably required timely to fill current orders on hand which require delivery within 60 days and to maintain the manufacture and shipment of products at its normal level of operations.

          3.15 TAX MATTERS.

          (a) Each of the Company and any subsidiary, any affiliated, combined or unitary group of which the Company or any subsidiary is or was a member, any "Plans" (as defined in Section 3.21 hereof), as the case may be (each, a "Tax Affiliate" and, collectively, the "Tax Affiliates"), has: (i) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any "Taxes" (as defined in subsection (m) below) or required to be filed or sent by it by any taxing authority having jurisdiction;
(ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns; (iii) established on its Latest Balance Sheet, in accordance with GAAP and consistent with past practice, reserves that are adequate for the payment of any Taxes for all Tax periods or portions thereof ending on, prior to or including the date of the Latest Balance Sheet, the amount of which as of the date of the Latest Balance Sheet is set forth under the caption referencing this Section 3.15(a) in the Disclosure Schedule; and (iv) complied in all material respects with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Internal Revenue Code of 1986, as amended (the "Code"), or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

          (b) There are no liens for Taxes upon any assets of the Company or of any Tax Affiliate, except liens for Taxes not yet due.

          (c) No deficiency for any Taxes has been proposed, asserted or assessed against the Company or the Tax Affiliates that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company or the Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to the Company by any Taxing authority regarding any such Tax, audit or other proceeding, or, to the best knowledge of the Company, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. The Company does not expect the assessment of any additional Taxes of the Company or the Tax Affiliates and is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of the

Company or the Tax Affiliates which would exceed the estimated reserves established on its books and records.

          (d) Neither the Company nor any Tax Affiliate is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by the Company or any Tax Affiliate that are not deductible (in whole or in part) under Section 280G of the Code.

          (e) Neither the Company nor any Tax Affiliate has requested any extension of time within which to file any Return, which Return has not since been filed.

          (f) No property of the Company or any Tax Affiliate is property that the Company or any Tax Affiliates is or will be required to treat as being owned by another person under the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

          (g) Neither the Company nor any Tax Affiliate is required to include in income any adjustment under Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any Tax Affiliate as a result of the Tax Reform Act of 1986 and neither the Company nor any Tax Affiliate has knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method.

          (h) All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code as it applied prior to repeal) or an underpayment of tax (within the meaning of Section 6662 of the Code) were reported in a manner for which there is substantial authority or were adequately disclosed (or, with respect to Returns filed before the Effective Date, will be reported in such a manner or adequately disclosed) on the Returns required in accordance with Sections 6661(b)(2)(B) and 6662(d)(2)(B) of the Code.

          (i) Neither the Company nor any Tax Affiliate has engaged in any transaction that would result in a deemed election under Section 338(e) of the Code, and neither the Company nor any Tax Affiliate will engage in any such transaction within any applicable "consistency period" (as such term is defined in Section 338 of the Code).

          (j) The Company and the Tax Affiliates have evidence of payment for all taxes, charges, fees, levies, or other assessments of a foreign country paid or accrued for any year in which the Company or the Tax Affiliates have claimed the foreign tax credit and for which such years are still open years subject to audit by the Internal Revenue Service.

          (k) All deductions claimed or reported on all Returns of the Company and any Tax Affiliate on account of royalties or similar fees payable with respect to any intellectual property of the Company or any other party are allowable in full.

          (l) No consent under Section 341(f) of the Code has been filed with respect to the Company.

          (m) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon the Company or any Tax Affiliate.

          3.16 CONTRACTS AND COMMITMENTS.

          (a)  The Disclosure Schedule, under the caption referencing this
Section 3.16, lists the following contracts, commitments and/or binding understandings, whether oral or written, to which the Company is a party and which are currently in effect:

          (i) all employment or consulting agreements, an employee benefit plan or a union or collective bargaining agreement;

         (ii) all distributor, dealer, manufacturer's representative, sales agency or advertising agency contracts;

        (iii) all material contracts terminable by the other party thereto upon a change of control of the Company or upon the failure of the Company to satisfy financial or performance criteria specified in such contract as provided therein;

         (iv) all leases of real or personal property (to the extent not otherwise disclosed in the Disclosure Schedule under the caption referencing Section 3.12 hereof);

          (v) all contracts between or among the Company, any director, officer or employee thereof or any member of his or her family or any entity affiliated with any such person relating in any way to the Company (to the extent not otherwise disclosed in the Disclosure Schedule under the caption referencing Section 3.23 hereof);

         (vi) all contracts relating to the performance and payment of any surety bond or letter of credit required to be maintained by the Company; or

        (vii)  all confidentiality or non-disclosure agreements;

       (viii)  all stock purchase or stock option plans;

        (ix) all agreements or indentures relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company;

         (x) all contracts or group of related contracts with the same party for the purchase of products or services under which the undelivered balance of such products or services is in excess of $15,000;

         (xi) all contracts or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $25,000;

        (xii) all contracts which prohibit the Company from freely engaging in business anywhere in the world;

      (xiii) all license agreements or agreements providing for the payment or receipt of royalties or other compensation by the Company in connection with the intellectual property rights listed under the caption referencing Section 3.17 hereof in the Disclosure Schedule; and

        (xiv) any other agreement that is material to the business, financial condition or results of operation of the Company.

          (b) The Company has performed all obligations required to be performed by it in connection with the contracts or commitments required to be disclosed in the Disclosure Schedule under the caption referencing this Section
3.16 and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption. The Company has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption. The Company has no knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

          (c) Prior to the date of this Agreement, ADC and Merger Subsidiary have been supplied with a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, referred to under the caption referencing this Section 3.16 in the Disclosure Schedule, together with all amendments, waivers or other changes thereto.

           3.17 INTELLECTUAL PROPERTY RIGHTS. The Disclosure Schedule describes under the caption referencing this Section 3.17 all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, registered copyrights, mask works or other intellectual property rights owned by, licensed to or otherwise controlled by the Company or used in, developed for use in or necessary to the conduct of the Company's business as now conducted or planned to be conducted. Within five business days of the date hereof, the Company will deliver to ADC a supplement to the Disclosure Schedule referencing this Section 3.17 that describes the trade secrets and know how owned by, licensed to or otherwise controlled by the Company or used in, developed for use in or necessary to the conduct of the Company's business as now conducted or planned to be conducted. The Company owns and possesses all right, title and interest, or holds a valid license, in and to the rights set forth under such caption and all trade secrets and know how owned by, licensed to or otherwise controlled by the Company or used in, developed for use in or necessary to the conduct of the Company's business as now conducted or planned to be conducted. The Disclosure Schedule describes under the caption referencing this Section
3.17 all intellectual property rights which have been licensed to third parties and those intellectual property rights which are licensed from third parties (other than licenses from vendors of commercial "off-the-shelf" software applications generally available to the public). The Company has taken all necessary action to protect the intellectual property rights set forth under such caption and all know how and trade secrets owned by, licensed to or otherwise controlled by the Company or used in, developed for use in or necessary to the conduct of the Company's business as now conducted or planned to be conducted. The Company has not received any notice of, nor are there any facts known to the Company which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to the intellectual property rights owned by, licensed to or otherwise controlled by the Company or used in, developed for use in or necessary to the conduct of the Company's business as now conducted or planned to be conducted. No claim by any third party contesting the validity of any intellectual property rights listed in the Disclosure Schedule has been made, is currently outstanding or, to the best knowledge of the Company, is threatened. The Company has not received any notice of any infringement, misappropriation or violation by the Company of any intellectual property rights of any third parties and the Company has not infringed, misappropriated or otherwise violated any such intellectual property rights. No infringement, illicit copying, misappropriation or violation has occurred or will occur with respect to products currently being sold by the Company or with respect to the products currently under development (in their present state of development) or with respect to the conduct of the Company's business as now conducted.

          3.18 LITIGATION. Except as set forth in the Disclosure Schedule under the caption referencing this Section 3.18, there are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of the Company, threatened against the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

          3.19 WARRANTIES. The Disclosure Schedule summarizes under the caption referencing this Section 3.19 all claims outstanding, pending or, to the best knowledge of the Company, threatened for breach of any warranty relating to any products sold by the Company prior to the date hereof. The description of the Company's product warranties set forth under the caption referencing this
Section 3.19 is correct and complete. The reserves for warranty claims on the Latest Balance Sheet are consistent with the Company's prior practices and are fully adequate to cover all warranty claims made or to be made against any products of the Company sold prior to the date thereof.

          3.20 EMPLOYEES. To the best knowledge of the Company, no executive employee of the Company and no group of the Company's employees has any plans to terminate his or its employment. The Company has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. The Company has no labor relations problem pending and its labor relations are satisfactory. There are no workers' compensation claims pending against the Company nor is the Company aware of any facts that would give rise to such a claim. To the best knowledge of the Company, no employee of the Company is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company. No employee or former employee of the Company has any claim with respect to any intellectual property rights of the Company set forth under the caption referencing Section 3.17 hereof in the Disclosure Schedule. The Disclosure Schedule, under the caption referencing this Section 3.20, lists, as of the date set forth in the Disclosure Schedule, each employee of the Company and the position, title, remuneration (including any scheduled salary or remuneration increases), date of employment and accrued vacation pay of each such employee.

          3.21 EMPLOYEE BENEFITS.

          (a) The Disclosure Schedule sets forth under the caption referencing this Section 3.21(a), all employee benefit plans (the "PLANS") (as defined in
Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all benefit programs or practices providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts or passes, company cars, tuition reimbursement or any other prerequisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to present or former employees, officers or independent contractors of the Company, that is not a Plan ("Other Arrangements") maintained or contributed to by the Company and applicable to employees of the Company. The Company has delivered to ADC true and complete copies of all material documents relating to the Plans and
Other Arrangements.   The term "Plan" as used in this Section 3.21 shall include every such plan, fund, contract, program and arrangement: (i) which the Company has committed to implement, establish, adopt or contribute to in the future,
(ii) for which the Company is or may be financially liable as a result of a direct sponsor's affiliation to the Company for the benefit of its owners (whether or not such affiliation exists at the date of this Agreement and notwithstanding that the Plan is not maintained by the Company for the benefit of its employees or former employees), (iii) which is in the process of termination (but such term does not include any arrangement that has been terminated and completely wound up prior to the date of this Agreement such that the Company has no present or potential liability with respect to such arrangement) or (iv) for or with respect to which the Company is or may become liable under any common law successor doctrine, express successor liability provisions of law, provisions of a collective bargaining agreement, labor or employment law or agreement with a predecessor employer.

          (b) All Plans and Other Arrangements have been maintained and administered, both as to form and in operation, in compliance with the applicable provisions of ERISA and of the Code and other applicable laws. Without limiting the foregoing, with respect to each Plan and Other Arrangement:

          (i) All payments due from the Company to date have been made and all amounts properly accrued to date as liabilities of the Company that have not been paid have been properly recorded on the books of the Company.

         (ii) All reports and information relating to each Plan and Other Arrangement required to be filed with any governmental authority have been timely filed.

        (iii) All reports and information relating to each Plan and Other Arrangement required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided.

         (iv) There are no actions, suits or claims pending (other than routine claims for benefits in accordance with the Plans or Other Arrangements), or, to the knowledge of the Company, threatened, with respect to any such Plan or Other Arrangement or against the assets of any such Plan or Other Arrangement.

          (v) No Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA has been terminated so as to subject, directly or indirectly, any assets of the Company to any liability, contingent or otherwise, under Title IV of ERISA, and if any such plan were to be terminated as of the Effective Date, no assets of the Company would be subject, directly or indirectly to any liability, contingent or otherwise.

         (vi)  Each such Plan that is intended to be a qualified plan under
               Section 401 of the Code has received, or has been filed and is expected to receive, a favorable determination letter from the United States Internal Revenue Service with respect to its qualification under Section 401 of the Code, and nothing has occurred since the date of such letter that has adversely affected such qualification or exemption.

        (vii) The Company has complied in all respects with all of the provisions of, and is not in breach of any obligation under, any Plan or Other Arrangement.

       (viii) There have been no "prohibited transactions" for which a statutory, class, or administrative exemption does not exist within the meaning of Sections 406 or 407 of ERISA or Section 4975 of the Code with respect to any Plan, and no event or omission has occurred in connection with which the Company or any of its assets, or any Plan or Other Arrangement, directly or indirectly, could be subject to any liability applicable to any Plan or Other Arrangement under ERISA, the Code or any other law, regulation or governmental order, including, without limitation, Sections 406, 407, 409, 502, 510, 511 or 601 of ERISA, or Sections 4971, 4972, 4975, 4976, 4977, 4979 or 4980B
               of the Code, or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which the Company has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any statute, regulation or order.

         (ix) There are no "leased employees" within the meaning of Section 414(n) of the Code who perform services for the Company, nor are there any persons who are anticipated to become leased employees with the passage of time.

          (x)  No Plan is a "multiemployer plan" as such term is defined in
               Section 3(37) of ERISA.

         (xi) Except as set forth in the Disclosure Schedule under the caption referencing this Section 3.21, no Plan is an "employee stock ownership plan" as such term is defined in Section 407(d)(6) of ERISA or Section 4975(a)(7) of the Code.

        (xii) No Plan or Other Arrangement, individually or collectively, provides for any payment by the Company to any employee or independent contractor that is not deductible under Section 162(a)(1) or Section 404 of the Code.

       (xiii) No Plan or Other Arrangement is a funded "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA (a "WELFARE PLAN") that provide benefits to current or former Company employees or their beneficiaries.

        (xiv) No Plan or Other Arrangement promises or provides, now or in the future, post-retirement medical, life insurance or other benefits to current, former or retired employees of the Company, except for COBRA continuation coverage under any of the Plans.

         (xv)  All Welfare Plans and the related trusts that are subject to
               Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply with and have been administered in compliance with the health care continuation-coverage requirements for tax-favored status under Section 4980B(f) of the Code, Sections 601 through 607 of ERISA, and all proposed or final Treasury regulations under Section 162 of the Code explaining those requirements.

          (c) All employment of any terminated former employee of the Company has been terminated in accordance with any applicable contractual terms and applicable law, and the Company does not have any liability under any contract or applicable law toward any such terminated employee. The consummation of the transactions contemplated hereby will not cause the Company to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any person.

          (d) The Company has not made any loans (except advances against accrued salaries or for business travel, lodging or other expenses in the normal course of business) to any employee of the Company.

          3.22 INSURANCE. The Company has at all times maintained insurance relating to its business and covering property, fire, casualty, liability, life, workmen's compensation, and all other forms of insurance customarily obtained by businesses in the same industry. Such insurance: (i) is in full force and effect; (ii) is sufficient for compliance in all material respects with all requirements of applicable law and of any contract or agreement to which the Company is subject; (iii) is valid, outstanding, and enforceable, and (iv) insures against risks of the kind customarily insured against and in amounts customarily carried by businesses similarly situated and provides adequate insurance coverage for the activities of the Company.

          3.23 AFFILIATE TRANSACTIONS. Except as disclosed under the caption referencing this Section 3.23 in the Disclosure Schedule, and other than pursuant to this Agreement, no officer, director or employee of the Company or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "insiders"), has any agreement with the Company (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (other than ownership of capital stock of the Company). None of the insiders has any direct or indirect interest in any competitor, supplier or customer of the Company or in any person, firm or entity from whom or to whom the Company leases any property, or in any other person, firm or entity with whom the Company transacts business of any nature. For purposes of this Section 3.23, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children, siblings, mothers-and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director or employee.

          3.24 CUSTOMERS AND SUPPLIERS. The Disclosure Schedule, under the caption referencing this Section 3.24, lists the 10 largest customers and the 10 largest suppliers of the Company for the year ended December 31, 1995 and sets forth opposite the name of each such customer or supplier the approximate percentage of net sales or purchases by the Company attributable to such customer or supplier for each such period. Since the Balance Sheet Date, no customer or supplier listed on the Disclosure Schedule under the caption referencing this Section 3.24 has indicated that it will stop or decrease the rate of business done with the Company except for changes in the ordinary course of the Company's business.

          3.25 COMPLIANCE WITH LAWS; PERMITS.

          (a) The Company and its officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to product labeling, consumer products safety, equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which affect the business of the Company or the Real Property and to which the Company may be subject, and no claims have been filed against the Company alleging a violation of any such laws, regulations or other requirements. The Company has no knowledge of any action, pending or threatened, to change the zoning or building ordinances or any other laws, rules, regulations or ordinances affecting the Real Property. The Company is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to ADC after it acquires the Company's properties, assets and business.

          (b) The Company has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct its business and own and operate its properties (other than Environmental Permits, as such term is defined in Section 3.26(c) hereof) (collectively, the "Permits"). A true and complete list of all the Permits is set forth under the caption referencing this Section 3.25 in the Disclosure Schedule. The Company has conducted its business in compliance with all terms and conditions of the Permits.

          (c) The Company has not made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder the Company in connection with any actual or proposed transaction.

          3.26 ENVIRONMENTAL MATTERS.

          (a) As used in this Section 3.26, the following terms shall have the following meanings:

               (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any applicable federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the Company to any imposition of costs or liability under any Environmental Law.

              (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials).

             (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

          (b) The Company and the Real Property are in compliance, in all material respects, with all applicable Environmental Laws.

          (c) The Company has obtained, and maintained in full force and effect, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct its business and own or operate the Real Property (collectively, the "Environmental Permits") and such Environmental Permits are listed on the Disclosure Schedule under the caption referencing this Section 3.26(c). A true and complete copy of each such Environmental Permit has been or, will be within seven business days after the date hereof, provided by the Company to ADC. The Company has conducted its business in compliance with all terms and conditions of the Environmental Permits. The Company has filed all reports and notifications required to be filed under and pursuant to all applicable Environmental Laws.

          (d) Except as set forth in the Disclosure Schedule under the caption referencing this Section 3.26: (i) no Hazardous Materials have been generated, treated, contained, handled, located, used, manufactured, processed, buried, transported to or from, incinerated, deposited, stored, or released on, under, to or from any part of the Company or the Real Property, except in compliance with applicable Environmental Laws, (ii) the Company and the Real Property, and any improvements thereon, contain no asbestos, urea formaldehyde, radon at levels above natural background, polychlorinated biphenyls (PCBs) or pesticides, except in compliance with applicable Environmental Laws, and (iii) no aboveground or underground storage tanks are located on or under the Real Property, or have been located on or under the Real Property and then subsequently been removed or filled. If any such storage tanks exist on or under the Real Property, such storage tanks have been duly registered with all appropriate governmental entities and are otherwise in compliance with all applicable Environmental Laws.

          (e) Except as set forth in the Disclosure Schedule under the caption referencing this Section 3.26, the Company has not received notice alleging in any manner that the Company is, or might be potentially responsible for any Release of Hazardous Materials, or any costs arising under or violation of Environmental Laws.

          (f) No material expenditure will be required in order for ADC, Merger Subsidiary or the Surviving Corporation to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the business of the Company or the Real Property in a manner consistent with the current operation thereof by the Company.

          (g) The Company and the Real Property are not and have not been listed on the United States Environmental Protection Agency National Priorities List of Hazardous Waste Sites, or any other list, schedule, law, inventory or record of hazardous or solid waste sites maintained by any federal, state or local agency.

          (h) The Company has disclosed and delivered to ADC and Merger Subsidiary all environmental reports and investigations which the Company has obtained or ordered with respect to the business of the Company and the Real Property.

          (i) No part of the business of the Company or the Real Property have been used as a landfill, dump or other disposal, storage, transfer, handling or treatment area for Hazardous Materials, except in compliance with applicable Environmental Laws, or as a gasoline service station or a facility for selling, dispensing, storing, transferring, disposing or handling petroleum and/or petroleum products.

          (j) No lien has been attached or filed against the Company or the Real Property in favor of any governmental or private entity for (i) any liability or imposition of costs under or violation of any applicable Environmental Law; or (ii) any Release of Hazardous Materials.

          3.27 ACCOUNTING AND TAX MATTERS. Neither the Company, nor to the knowledge of the Company, any of its affiliates has taken or agreed to take any action that would prevent the Merger from being effected as a pooling of interests for financial reporting purposes or would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code.

          3.28 BROKERAGE. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company other than the fees and expenses of Jopling, Inc., which fees and expenses will be paid in accordance with Section 11.02 hereof.

          3.29 DISCLOSURE. Neither this Agreement nor any of the Exhibits hereto nor any of the documents delivered by or on behalf of the Company pursuant to Article VII hereof nor the Disclosure Schedule nor the Latest Financial Statements or the Annual Financial Statements, taken as a whole, contains any untrue statement of a material fact regarding the Company or its business or any of the other matters dealt with in this Article III relating to the Company or the transactions contemplated by this Agreement, or omits any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which has not been disclosed to ADC or Merger Subsidiary of which any officer or director of the Company is aware and which such officer or director knew or reasonably should have known would have a material adverse effect or could reasonably be anticipated to have a material adverse effect on the business of the Company, including operating results, assets, customer relations, employee relations and business prospects, of the Company other than facts generally known within the industry in which the Company operates or general economic conditions in the markets in which the Company operates.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF ADC AND MERGER SUBSIDIARY

          ADC and Merger Subsidiary, jointly and severally, hereby represent and warrant to the Company that:

          4.01 INCORPORATION AND CORPORATE POWER. Each of ADC and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with the requisite corporate power and authority to enter into this Agreement and perform each of their obligations hereunder.

          4.02 EXECUTION, DELIVERY; VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Agreement by each of ADC and Merger Subsidiary and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by ADC and Merger Subsidiary and constitutes the valid and binding obligation of ADC and Merger Subsidiary, enforceable in accordance with its terms.

          4.03 NO BREACH. The execution, delivery and performance of this Agreement by ADC and Merger Subsidiary and the consummation by ADC and Merger Subsidiary of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of ADC or Merger Subsidiary, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Articles of Incorporation or Bylaws of either ADC or Merger Subsidiary or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which either ADC or Merger Subsidiary is bound or affected, or, subject to the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable Blue Sky laws and the NASDAQ National Market, any law, statute, rule or regulation or order, judgment or decree to which either ADC or Merger Subsidiary is subject.

          4.04 MERGER SUBSIDIARY. All of the outstanding capital stock of Merger Subsidiary is owned by ADC free and clear of any lien, claim or encumbrance or any agreement with respect thereto. Since the date of its incorporation, Merger Subsidiary has not engaged in any activity of any nature except in connection with or as contemplated by this Agreement.

          4.05 GOVERNMENTAL AUTHORITIES; CONSENTS. Except for the applicable requirements of the HSR Act, the Securities Act, the Exchange Act and applicable Blue Sky Laws, the filing of the Registration Statement (as defined in Section
5.04 hereof) and the filing of the Articles of Merger with the Secretary of State of the State of Pennsylvania neither ADC or Merger Subsidiary is required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the
consummation of the transactions contemplated hereby.   Except for the
requirements of the HSR Act, the Securities Act, the NASDAQ National Market and applicable Blue Sky laws, no consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Company in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

          4.06 REPORTS; FINANCIAL STATEMENTS.

          (a) Since October 31, 1993, ADC has filed, and will use reasonable efforts to file prior to the Effective Date, all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") including, without limitation, (A) all Annual Reports on Form 10-K,
(B) all Quarterly Reports on Form 10-Q, (C) all proxy statements relating to meetings of shareholders, (D) all required Current Reports on Form 8-K, (E) all other reports or registration statements and (F) all amendments and supplements to all such reports and registration statements (collectively, the "ADC SEC Reports"). The ADC SEC Reports, including all such reports filed after the date of this Agreement and prior to the Effective Date, were or will be prepared in all material respects in accordance with the requirements of applicable law. None of the ADC SEC Reports contained or will contain, in each case at the time filed, any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the ADC SEC Reports, including any ADC SEC Reports filed after the date of this Agreement and prior to the Effective Date, (i) have been or will be prepared in all material respects in accordance with the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except (w) to the extent required by changes in GAAP and (x) with respect to ADC SEC Reports filed prior to the date of this Agreement, to the extent indicated in the notes thereto) and
(ii) fairly present or will fairly present the consolidated financial position of ADC as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that (y) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and (z) any pro forma financial information contained in such consolidated financial statements is not or may not be necessarily indicative of the consolidated financial position of ADC and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

          4.07 LITIGATION. Except as disclosed in the ADC SEC Reports filed prior to the date hereof, there are no material claims, suits, actions, proceedings, orders or investigations pending or, to the best knowledge of ADC, threatened against ADC, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board bureau, agency or instrumentality, domestic or foreign.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

          5.01 CONDUCT OF THE BUSINESS.

          (a)  The Company shall observe each term set forth in this Section
5.01 and agrees that, from the date hereof until the Effective Time, unless otherwise consented to by ADC in writing:

          (i) The business of the Company shall be conducted only in, and the Company shall not take any action except in the ordinary course of the Company's business, on an arm's-length basis and in accordance in all material respects with all applicable laws, rules and regulations and the Company's past custom and practice;

         (ii) The Company shall not, directly or indirectly, do or permit to occur any of the following: (A) issue or sell any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock, including without limitation, the Company Common Stock, (B) sell, pledge, dispose of or encumber any of its assets, except in the ordinary course of business; (C) amend or propose to amend its Articles of Incorporation or Bylaws; (D) split, combine or reclassify any outstanding shares of Company Common Stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of Company Common Stock; (E) redeem, purchase or acquire or offer to acquire any shares of Company Common Stock or other securities of the Company; (F) other than as contemplated under Section 5.16 hereunder, acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (G) incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice; (H) permit any accounts payable owed to trade creditors to remain outstanding more than 60 days; (I) accelerate, beyond the normal collection cycle, collection of accounts receivable; or
     (J) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 5.01(b);

        (iii) The Company shall not, directly or indirectly, (A) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors or consultants; or (B) in the case of employees, officers or consultants who earn in excess of $80,000 per year, take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof;

         (iv) The Company shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director;

          (v) The Company shall not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

         (vi) The Company shall: (A) use its best efforts to preserve intact the Company's business organization and goodwill, keep available the services of the Company's officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with the Company; (B) confer on a regular and frequent basis with representatives of ADC or Merger Subsidiary to report operational matters and the general status of ongoing operations;
     (C) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at the Closing; (D) notify ADC and Merger Subsidiary of any emergency or other change in the normal course of the Company's business or in the operation of the Company's properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of the Company or to the Company's, ADC's or Merger Subsidiary's ability to consummate the transactions contemplated by this Agreement and the Plan of Merger; and (E) promptly notify ADC and Merger Subsidiary in writing if the Company shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue in any respect;

        (vii) The Company (for purposes of this Section 5.01(a)(vii), all references to the Company shall include the affiliates, and any former subsidiaries and affiliates, of the Company) shall file (or cause to be filed) at its own expense, on or prior to the due date, all Tax returns, including all returns and reports relating to the Plans or the Other Arrangements, for all Tax periods ending on or before the Effective Date where the due date for such returns or reports (taking into account valid extensions of the respective due dates) falls on or before the Effective Date (all Tax returns described in this Section 5.01(a)(vii) and any schedules to be included therewith shall be prepared on a basis consistent with those of the Company prepared for prior Tax periods); provided, however, that the Company shall not file any such Tax returns, or other returns, elections, claims for refund or information statements with respect to any liabilities for Taxes (other than federal, state or local sales, use, withholding or employment tax returns or statements) for any Tax period, or consent to any adjustment or otherwise compromise or settle any matters with respect to Taxes, without prior consultation with ADC; the Company shall provide ADC with a copy of appropriate workpapers, schedules, drafts and final copies of each federal and state income Tax return or election of the Company at least ten days before filing such return or election and shall reasonably cooperate with any request by ADC in connection therewith;

       (viii) The Company shall not (i) make or rescind any express or deemed election or take any other discretionary position relating to Taxes, (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or
     (iii) change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of the federal income Tax returns for the taxable year ended June 30, 1994;

         (ix) The Company shall not perform any act referenced by (or omit to perform any act which omission is referenced by) the terms of Section 3.11.

          (b) Notwithstanding the representations in Section 3.11 or the restrictive covenants in Section 5.01(a), the Company, without first obtaining ADC's prior written consent, shall be permitted to take any of the following actions in connection with the contemplated sale of a substantial amount of the Company's products and services to a wireless television transmission company during the period between the date hereof and the Effective Date pursuant to the terms of a contemplated purchase agreement between the Company and such company:

          (i) Incur capital expenditures or commitments therefor in an amount not to exceed $1,200,000;

         (ii) Increase the revolving line of credit with Mellon Bank, N.A. by an amount such that the maximum amount of borrowings under such line of credit may not exceed $4,000,000; and

        (iii) Increase the amount of inventory on hand to an amount no greater than $3,000,000 greater than the amount of inventory, net of reserve, reflected on the Latest Balance Sheet.

          5.02 ACCESS TO BOOKS AND RECORDS. Between the date hereof and the Effective Date, the Company shall afford to ADC and Merger Subsidiary and authorized representatives (the "ADC's Representatives") full access at all reasonable times and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of the Company, and the work papers of Arthur Andersen LLP, the Company's independent public accountants, relating to work done by Arthur Andersen LLP with respect to the Company for each of the fiscal years ended June 30, 1994 and June 30, 1995, and otherwise provide such assistance as is reasonably requested by ADC and Merger Subsidiary in order that ADC and Merger Subsidiary may have a full opportunity to make such investigation (including as described in Section 5.17 hereof) and evaluation as it shall reasonably desire to make of the business and affairs of the Company. In addition, the Company and its officers and directors shall cooperate fully (including providing introductions, where necessary) with ADC to enable ADC to contact such third parties, including customers, prospective customers, specified agencies, vendors, or suppliers of the Company as ADC deems reasonably necessary to complete its due diligence; PROVIDED THAT, ADC agrees not to initiate such contacts without the prior approval of the Company, which approval will not be unreasonably withheld.

          5.03 MEETING OF SHAREHOLDERS. The Board of Directors of the Company shall duly call and will cause to be held not later than twenty-five (25) business days following the effective date of the Registration Statement, a meeting of its shareholders and will direct that this Agreement and the Merger be submitted to a vote at such meeting. The Board of Directors of the Company will (i) cause proper notice of such meeting to be given to its shareholders in compliance with the PBCL and other applicable law and regulation, (ii) recommend by the affirmative vote of the Board of Directors a vote in favor of approval of this Agreement and the Merger, and (iii) use its best efforts to solicit from its shareholders proxies in favor thereof.

          5.04 REGISTRATION STATEMENT, ETC. The Company will furnish or cause to be furnished to ADC all the information concerning the Company and its subsidiaries required for inclusion in the Registration Statement on Form S-4 to be filed by ADC with the SEC under the Securities Act, including the prospectus included therein, for the purpose of registering the shares of ADC Common Stock to be exchanged for shares of Company Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), and the proxy statement (the "Proxy Statement") to be mailed to the Company's shareholders in connection with the meeting to be called to consider the Merger, or any statement or application made by ADC to any governmental body in connection with the transactions contemplated by this Agreement. Any financial statement for any fiscal year provided under this paragraph must include the audit opinion and the consent of Arthur Andersen LLP, as independent accountants to the Company, to use such opinion in such Registration Statement. None of the information regarding the Company supplied or to be supplied by the Company for inclusion in the Registration Statement and any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby will, at the respective times the Registration Statement, Proxy Statement and other documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, and, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in Section 5.03 hereof, and at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All documents which the Company is responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

          5.05 REGULATORY FILINGS. The Company shall, as promptly as practicable after the execution of this Agreement, make or cause to be made all filings and submissions under the HSR Act and any other laws or regulations applicable to the Company for the consummation of the transactions contemplated herein. The Company will coordinate and cooperate with ADC and Merger Subsidiary in exchanging such information, will not make any such filing without providing to ADC and Merger Subsidiary a final copy thereof for their review and consent at least two full business days in advance of the proposed filing and will provide such reasonable assistance as ADC and Merger Subsidiary may request in connection with all of the foregoing.

          5.06 CONDITIONS. The Company shall take all commercially reasonable actions necessary or desirable to cause the conditions set forth in Section 7.01 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days of such date). The Company shall cause its independent public accountants to issue a certificate to the independent public accountants of ADC, in connection with the opinion to be delivered pursuant to Section 7.01(k), to the effect that, solely with respect to the Company, the Merger will qualify as a pooling of interests for financial reporting purposes.

          5.07 NO NEGOTIATIONS, ETC. Neither the Company nor any of its officers, directors, agents or representatives, shall directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of the officers or employees of the Company) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in the Company or other similar transaction or business combination involving the Company or participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. The Company shall promptly notify ADC if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide ADC with such information regarding such proposal, offer, inquiry or contact as ADC may request.

          5.08 APPROVALS AND CONSENTS. The Company will obtain all approvals of regulatory authorities, consents and other approvals required of the Company to carry out the transactions contemplated by this Agreement and any other consents or approvals required under the agreements disclosed on the Disclosure Schedule under the caption referencing Section 3.04 and will cooperate with ADC to obtain all such approvals and consents required of ADC.

          5.09 CLOSING CERTIFICATES. The Company will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

          5.10 CONFIDENTIALITY. ADC and the Company shall comply with the terms of the Confidentiality Agreement between them dated December 11, 1995, and this Agreement shall not supersede or modify the terms of such Confidentiality Agreement, except that paragraph four of such Confidentiality Agreement shall be deemed to have been superseded by the terms of this Agreement.

          5.11 BENEFIT PLANS. The Company will take all action necessary or required (i) to terminate or amend, if requested by ADC, all qualified retirement and welfare benefit plans and all non-qualified benefit plans and compensation arrangements as of the Effective Date and (ii) to submit application to the Internal Revenue Service for a favorable determination letter for each of the Plans that is subject to the qualification requirements of
Section 401(a) of the Code prior to the Effective Date of the Merger.

          5.12 ACCOUNTING AND TAX MATTERS. Neither the Company nor any of its subsidiaries shall take any action with respect to the Company that would disqualify the Merger from being effected as a "pooling of interests" for financial reporting purposes or would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code.

          5.13 AFFILIATE LETTERS. The Company shall use its best efforts to obtain and deliver as soon as practicable after the date hereof, and in no event later than five business days after the date hereof, signed representations substantially in the form attached hereto as EXHIBIT C to ADC by each executive officer, director or shareholder of the Company who may reasonably be deemed an "affiliate" of the Company within the meaning of such term as used in Rule 145 under the Securities Act of 1933.

          5.14 ACCRUALS AND RESERVES. The Company shall establish such additional accruals and reserves as may be necessary to conform the Company's accounting and credit loss reserve practices and methods to those of ADC with respect to the conduct of the business of the Company following the Merger and to provide for the costs and expenses relating to the consummation by the Company of the Merger and the other transactions contemplated by this Agreement.

          5.15 ESCROW AGREEMENT. At the Effective Date, upon the consummation of the Merger and solely to fund the indemnification obligations described in
Article X of this Agreement, ADC shall transfer to the Minneapolis office of First Trust National Association, as escrow agent (the "Escrow Agent"), a number of whole shares of ADC Common Stock in an amount as calculated under Section 2.01(b) to be held in an account (the "Escrow Fund") pursuant to an escrow agreement (the "Escrow Agreement") in the form attached hereto as EXHIBIT B, among ADC, the Shareholders' Representatives and such Escrow Agent.

          5.16 ACQUISITION OF ITS SERVICE COMPANY. Prior to the Effective Time, the Company will acquire all of the outstanding capital stock of ITS Service

Company pursuant to a capital contribution to be made by the shareholders of ITS Service Company.

          5.17 ACCOUNTING POLICIES AND PROCEDURES. The Company shall not take any action, other than as required by law or GAAP, to modify any of its accounting policies, procedures and practices from those in effect in the Audited Financial Statements other than as required by ADC under Section 5.14 hereof.

          5.18 MERGER EXPENSES. The Company shall not incur Merger Expenses (as defined below) in excess of $500,000. In determining as of the Effective Date the aggregate amount of the Merger Expenses incurred or to be incurred by the Company on, prior to or after the Effective Date to be deducted from the Merger Consideration pursuant to Section 2.01(a), the Company shall prepare a schedule of all Merger Expenses incurred or to be incurred by the Company on, prior to or after the Effective Date and the Company shall indemnify ADC for any expenses actually incurred in excess of the amounts set forth on such schedule, such indemnification to be in accordance with the terms of Section 10.02 hereof, but without reference to the Basket Amount (as such term is defined in Section 10.02). The term "Merger Expenses" shall mean, with respect to any party hereto, out-of-pocket expenses relating to the Merger, the negotiation of this Agreement, the performance of any obligations under this Agreement and the Articles of Merger and the consummation of the transactions contemplated hereby and thereby (including, without limitation, any attorneys', accountants', financial advisors' or brokers' and finders' fees). All Merger Expenses of the Shareholders' Representatives (independent of any Merger Expenses separately incurred by the Company), if any, will be paid by the Shareholders' Representatives.


                                   ARTICLE VI

                     COVENANTS OF ADC AND MERGER SUBSIDIARY

          ADC and Merger Subsidiary covenant and agree with the Company as follows:

          6.01 MAINTAIN CORPORATE EXISTENCE; CONDUCT BUSINESS IN COMPLIANCE WITH LAWS. From the date hereof until the Effective Time, ADC will: (i) maintain its corporate existence in good standing; (ii) conduct, and cause its subsidiaries to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to ADC or its subsidiaries, their businesses or their properties; and (iii) maintain all books and records of it and the subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the ADC

Financial Statements, except for changes in such principles and practices required under GAAP.

          6.02 REGULATORY FILINGS. ADC or Merger Subsidiary shall, as promptly as practicable after the execution of the Agreement, make or cause to be made all filings and submissions under the HSR Act and any other laws or regulations applicable to ADC and Merger Subsidiary for the consummation of the transactions contemplated herein. ADC and Merger Subsidiary will coordinate and cooperate with the Company in exchanging such information, will not make any such filing without providing to the Company a final copy thereof for its review and consent at least two full business days in advance of the proposed filing and will provide such reasonable assistance as the Company may request in connection with all of the foregoing.

          6.03 CONDITIONS. ADC or Merger Subsidiary shall take all commercially reasonable actions necessary or desirable to cause the conditions set forth in
Section 7.02 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days of such date).

          6.04 REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, ADC will file with the SEC the Registration Statement and any other applicable documents, relating to the shares of ADC Common Stock to be delivered to the Company Shareholders pursuant to this Agreement, and will use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the shareholders of the Company, at the time of the shareholders' meeting referred to in Section 5.03 hereof and at the Effective Time, the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by ADC (hereinafter the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by the Company for use in the Registration Statement or the Prospectus.

          6.05 STOCK EXCHANGE LISTINGS. ADC will file all documents required to be filed to list the ADC Common Stock to be issued pursuant to this Agreement on the NASDAQ National Market and use its best efforts to effect said listings.

          6.06 DUE AUTHORIZATION, ETC. OF STOCK ISSUED IN MERGER. The shares of ADC Common Stock to be issued by ADC to the Company Shareholders pursuant to this Agreement will, upon such issuance and delivery to said shareholders in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of ADC Common Stock to be delivered to the Company Shareholders pursuant to this Agreement are and will be free of any preemptive rights of the shareholders of ADC.

          6.07 BLUE SKY APPROVALS. ADC will file all documents required to obtain, prior to the Effective Time, all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals.

          6.08 APPROVALS AND CONSENTS. ADC shall take all necessary corporate and other action and file all documents required to obtain and will use its best efforts to obtain all approvals of regulatory authorities, consents and approvals required of it to carry out the transactions contemplated by this Agreement and will cooperate with the Company to obtain all such approvals and consents required by the Company.

          6.09 CLOSING CERTIFICATES. ADC will use its best efforts to deliver at the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

          6.10 ACCOUNTING AND TAX MATTERS. Neither ADC nor any of its subsidiaries shall take any action with respect to ADC that would disqualify the Merger from being effected as a "pooling of interests" for financial reporting purposes or would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code.


                                   ARTICLE VII

                              CONDITIONS TO CLOSING

          7.01 CONDITIONS TO ADC'S AND MERGER SUBSIDIARY'S OBLIGATIONS. The obligation of ADC and Merger Subsidiary to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or before the Effective Time:

          (a) REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties set forth in Article III hereof shall be true and correct in all respects at and as of the Effective Time (except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date) as though then made and as though the Effective Time had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures by the Company of discoveries, events or occurrences arising on or after the date hereof), except where the failure to be so true and correct has not had or could not reasonably be expected to have a material adverse effect on the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of the Company or the ability of the Company or ADC to consummate the transactions contemplated in this Agreement (except that the representations made in Sections 3.07 (other than the representations made in the first two sentences of Section 3.07) and
3.27 must be true and correct in all material respects at and as of the Effective Time);

          (b) COVENANTS PERFORMED.The Company shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by it under this Agreement prior to the Effective Time;

          (c) CONSENTS OBTAINED. The Company shall have obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Company's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting the Company or any license, franchise or permit of or affecting the Company;

          (d) SHAREHOLDER APPROVAL. This Agreement, the Articles of Merger and the Merger shall have been duly and validly approved by the shareholders of the Company, and the Company shall have delivered to ADC evidence, in form satisfactory to ADC's counsel, of such approval, and the Articles of Merger shall have been duly executed by the Company;

          (e) GOVERNMENT APPROVALS. The applicable waiting periods under the HSR Act shall have expired or been terminated, and all other material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated by this Agreement or the Articles of Merger will have been duly made and obtained;

          (f) NO PROHIBITIONS. There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by ADC or Merger Subsidiary of all or a material portion of the business or assets of the Company and its subsidiaries, or to ADC or Merger Subsidiary or any of their subsidiaries or the Company to dispose of or to hold separately all or a material portion of the business or assets of ADC or Merger Subsidiary and their subsidiaries or of the Company, as a result of the transactions contemplated hereby, (iii) seeking to require direct or indirect transfer or sale by ADC or Merger Subsidiary of any of the shares of Company Common Stock, (iv) seeking to invalidate or render unenforceable any material provision of this Agreement or the Articles of Merger or any of the other agreements attached as exhibits hereto or (v) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

          (g) NO GOVERNMENTAL ACTIONS TAKEN. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in
Section 7.01(f) hereof;

          (h) NO MATERIAL ADVERSE CHANGE. ADC or Merger Subsidiary shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to ADC and Merger Subsidiary as of the date of this Agreement regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company which is, individually or in the aggregate with other such facts and circumstances, materially adverse to the Company or to the value of the shares of Company Common Stock;

          (i) DISSENTING SHARES. No more than 5% of the outstanding shares of Company Common Stock shall be qualified to be Dissenting Shares as of the Effective Time;

          (j) OPINION OF COMPANY COUNSEL. ADC shall have received from counsel for the Company a written opinion, dated the date of the Effective Time, addressed to ADC and satisfactory to ADC's counsel, in form and substance substantially as set forth in EXHIBIT D;

          (k) POOLING OF INTERESTS OPINIONS. The Merger shall qualify as a "pooling of interests" for accounting purposes and ADC shall have received from Arthur Andersen LLP, the independent public accountants for ADC, an opinion to that effect, both at the time that the Registration Statement is mailed to the shareholders of the Company and on the Effective Date;

          (l) REGISTRATION STATEMENT EFFECTIVE; NO STOP ORDER, ETC.; BLUE SKY AUTHORIZATIONS RECEIVED. The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened or be unresolved. ADC shall have received all state securities law or Blue Sky authorizations necessary to carry out the transactions contemplated by this Agreement;

          (m) COMPANY COMFORT LETTER. ADC shall have received from Arthur Andersen LLP, acting in their capacity as independent public accountants to the Company, a "comfort" letter, dated as of the effective date of the Registration Statement and updated through the Effective Date, in form and substance satisfactory to ADC and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement;

          (n) DELIVERY OF CERTAIN DOCUMENTS. Prior to the Effective Time, the Company shall have delivered to ADC all of the following:

               (i) certificates of the Chief Executive Officer and Chief Financial Officer substantially in the form set forth in EXHIBIT E attached hereto, dated as of the date of the Effective Time, stating that the conditions precedent set forth in subsections (a), (b) and (i) above have been satisfied;

              (ii) copies of the third party and governmental consents and approvals and of the authorizations referred to in subsections (c), (d) and
     (e) above;

             (iii) the Company's minute books, stock transfer records, corporate seal and other materials related to the Company's corporate administration;

              (iv) resignations (effective as of the Effective Time) from all of the directors and from such of the Company's officers as ADC shall have requested prior to the Effective Time;

               (v) a copy of the Articles of Incorporation of the Company, certified by the Secretary of State of the State of Pennsylvania, and Certificates of Good Standing from the Secretaries of State of the States of Pennsylvania and Maryland evidencing the good standing of the Company in each such jurisdiction;

              (vi) a copy of each of (X) the text of the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Articles of Merger and the consummation of all of the transactions contemplated by this Agreement and the Articles of Merger and (Y) the Bylaws of the Company; along with certificates executed on behalf of the Company by its corporate secretary certifying to ADC that such copies are true and complete copies of such resolutions and Bylaws, respectively, and that such resolutions and Bylaws were duly adopted and have not been amended or rescinded;

             (vii) incumbency certificates executed on behalf of the Company by its corporate secretary certifying the signature and office of each officer executing this Agreement and the Articles of Merger:

            (viii)  an executed copy of the Escrow Agreement; and

              (ix) executed copies of Confidentiality and Non-Compete Agreements in the form attached hereto as EXHIBIT F with the following officers of the Company:

                    Robert M. Unetich
                    Jeffrey M. Lynn
                    Ronald  W. Zborowski

               (x) such other certificates, documents and instruments as ADC reasonably requests related to the transactions contemplated hereby.

          7.02 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions at or before the Effective Time:

          (a) REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties set forth in Article IV hereof shall be true and correct in all respects at and as of the Effective Time (except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date) as though then made and as though the Effective Time had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures by ADC of discoveries, events or occurrences arising on or after the date hereof), except where the failure to be so true and correct has not had or could not reasonably be expected to have a material adverse effect on the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of ADC or the ability of ADC or the Company to consummate the transactions contemplated in this Agreement;

          (b) COVENANTS PERFORMED. ADC and Merger Subsidiary shall have performed in all material respects all the covenants and agreements required to be performed by them under this Agreement and the Articles of Merger prior to the Effective Time, and Merger Subsidiary shall have executed the Articles of Merger;

          (c) CONSENTS OBTAINED. The applicable waiting periods under the HSR Act shall have expired or been terminated and all other material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained;

          (d) NO PROHIBITIONS. There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated by this Agreement or the Articles of Merger or seeking to obtain material damages in connection with such transactions,
(ii) seeking to invalidate or render unenforceable any material provision of this Agreement, the Articles of Merger or any of the Related Agreements, or
(iii) otherwise relating to and materially adversely affecting the transactions contemplated hereby or thereby;

          (e) NO GOVERNMENT ACTIONS TAKEN. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement or the Articles of Merger by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 7.02(d) hereof;

          (f) SHARES AUTHORIZED FOR LISTING. The shares of ADC Common Stock to be delivered to the stockholders of the Company pursuant to this Agreement shall have been authorized for listing on the NASDAQ National Market;

          (g) TAX OPINION. The Company shall have received an opinion, dated the Effective Date, of Buchanan Ingersoll, special counsel to the Company, substantially to the effect that, for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by the Company Shareholders upon receipt of ADC Common Stock, except for cash received in lieu of fractional shares; (iii) the basis of the ADC Common Stock received by the Company Shareholders will be the same as the basis of the Company Common Stock exchanged therefor; and (iv) the holding period of the shares of ADC Common Stock received by the Company Shareholders will include the holding period of the Company Common Stock, PROVIDED such shares of Company Common Stock were held as a capital asset as of the Effective Time;

          (h) REGISTRATION STATEMENT EFFECTIVE; NO STOP ORDER, ETC.; BLUE SKY AUTHORIZATIONS RECEIVED. The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened and be unresolved.
ADC shall have received all state securities law or Blue Sky authorizations necessary to carry out the transactions contemplated by this Agreement; and

          (i) DELIVERY OF CERTAIN DOCUMENTS. At or prior to the Effective Time, ADC will have delivered to the Company:

          (i) a certificate of a Senior Vice President of ADC substantially in the form set forth as EXHIBIT G attached hereto, dated as of the date of the Effective Time, stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied,

         (ii) a copy of each of (X) the text of the resolutions adopted by the respective Boards of Directors of ADC and Merger Subsidiary authorizing the execution, delivery and performance of this Agreement and the Articles of Merger and the consummation of all of the transactions contemplated by this Agreement and the Articles of Merger and (Y) the Bylaws of ADC and Merger Subsidiary; along with certificates executed on behalf of each of ADC and Merger Subsidiary by its corporate secretary certifying to the Company that such copies are true and complete copies of such resolutions and Bylaws, respectively, and that such resolutions and Bylaws were duly adopted and have not been amended or rescinded,

         (iv) incumbency certificates executed on behalf of each of ADC and Merger Subsidiary by its corporate secretary certifying the signature and office of each officer executing this Agreement, the Articles of Merger and such other agreements contemplated in this Agreement as ADC may request, and

          (v)  an executed copy of the Escrow Agreement.

                                  ARTICLE VIII

                                   TERMINATION

          8.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

          (a)  by the mutual written consent of ADC and the Company;

          (b) by either ADC or the Company, if the Articles of Merger have not been filed with the Pennsylvania Secretary of State by April 30, 1996; PROVIDED that, neither will be entitled to terminate this Agreement pursuant to this
Section 8.01(b) if such party's breach of this Agreement has prevented the consummation of the transactions contemplated by this Agreement or such filing of the Articles of Merger;

          (c) by ADC, after the date hereof, if there shall have been a material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of the Company or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change except to the extent that (i) the Company is capable of taking action to cure the material adverse consequences of such change or such event and the Company has taken such action within 30 days following the earlier to occur of the Company's discovery of such change or event and receipt by the Company of written notice from ADC that such a change or such an event has occurred, or (ii) such change is directly caused by ADC or Merger Subsidiary; or

          (d) by the Company, after the date hereof, if there shall have been a material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of ADC or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent that (i) ADC is capable of taking such action to cure the material adverse consequences of such change or such event and ADC has taken such action within 30 days following the earlier to occur of ADC's discovery of such change or event and receipt by ADC of written notice from the Company that such a change or such an event has occurred, or
(ii) such change is directly caused by the Company or a subsidiary of the Company.

          8.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either ADC or the Company as provided in Section 8.01, all provisions of this Agreement shall terminate and there shall be no liability on the part of any of ADC, Merger Subsidiary, or the Company or their respective shareholders, officers, or directors, except that: (i) Sections 5.10 (confidentiality), 11.01 (press releases), 11.02 (expenses) and 11.09 (governing law) hereof shall survive indefinitely, and (ii) the parties shall remain liable for their willful breaches of this Agreement prior to the time of such termination.


                                   ARTICLE IX

                        THE SHAREHOLDERS' REPRESENTATIVE

          9.01 APPOINTMENT. As used in this Agreement, the "Shareholders' Representatives" shall mean Robert M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski, or any person appointed as a successor Shareholders' Representative pursuant to Section 9.02 hereof.

          9.02 ELECTION AND REPLACEMENT. During the period ending upon the date when all obligations under this Agreement have been discharged (including all indemnification obligations pursuant to Section 10.02 hereof), the Company Shareholders who, immediately prior to the Effective Time, held Company Common Stock representing an aggregate number of shares of Company Common Stock which exceeded 50% of the amount of such Company Common Stock outstanding immediately prior to the Effective Time (a "Majority"), may, from time to time upon written notice to the Shareholders' Representatives and ADC, remove any of the Shareholders' Representatives or appoint one or more new Shareholders' Representatives to fill any vacancy created by the death, incapacitation, resignation or removal of one or more Shareholders' Representatives. Furthermore, if a Shareholders' Representative dies, becomes incapacitated, resigns or is removed by a Majority, the Majority shall appoint a successor Shareholders' Representative to fill the vacancy so created. If the Majority is required to but has not appointed a successor Shareholders' Representative within 15 business days from a request by ADC to appoint a successor Shareholders' Representative, ADC shall have the right to appoint a Shareholders' Representative to fill any vacancy so created, and shall advise all those who were holders of Company Common Stock immediately prior to the Effective Time of such appointment by written notice. A copy of any appointment by the Majority of any successor Shareholders' Representative shall be provided to ADC promptly after it shall have been effected.

          9.03 AUTHORITY. The Shareholders' Representatives shall be authorized to take action by majority vote and to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under this Agreement or under the documents referred to in this Agreement (including, without limitation, the Escrow Agreement) (an "Instrument") which the Shareholders' Representatives determine in their discretion to be necessary, appropriate or desirable, and, in connection therewith, to hire or retain, at the sole expense of the Company Shareholders, such counsel, investment bankers, accountants, representatives and other professional advisors as they determine in their sole and absolute discretion to be necessary, advisable or appropriate in order to carry out and perform their rights and obligations hereunder. Any party receiving an Instrument from the Shareholders' Representative (including, without limitation, the Escrow Agent, as defined in the Escrow Agreement) shall have the right to rely in good faith upon such certification, and to act in accordance with the Instrument without independent investigation.

          9.04 NO LIABILITY OF ADC. ADC (and the Surviving Corporation) shall have no liability to any shareholder of the Company or otherwise arising out of the acts or omissions of the Shareholders' Representatives or any disputes among the shareholders of the Company or among the Shareholders' Representatives. ADC shall have no direct liability to the shareholders of the Company under this Agreement or the other agreements referred to herein and may rely entirely on its dealings with, and notices to and from, the Shareholders' Representatives to satisfy any obligations it might have under this Agreement, any agreement referred to herein or otherwise to the shareholders of the Company. Without limiting the foregoing, delivery of certificates for shares of ADC Common Stock from the Escrow Fund to the Shareholders' Representatives shall extinguish any obligations of ADC to the Company Shareholders with respect to such certificates, and ADC shall have no liability for subsequent misdelivery to any Company Shareholder or any other act or omission of the Shareholders' Representatives with respect to such certificates.


                                    ARTICLE X

                            SURVIVAL; INDEMNIFICATION

          10.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations and warranties contained in
Article III hereof shall survive the Effective Time for the greater of the following periods: (i) one year from the Effective Date, or (ii) with respect to any specific representation or warranty under which ADC shall have made a claim for indemnification hereunder prior to the first anniversary of the Effective Date and shall have provided notice of such claim to the Escrow Agent as provided in Article 7 of the Escrow Agreement and if such claim has not been completely and finally resolved prior to the first anniversary of the Effective Date, such representation or warranty shall survive for the period of time beyond the first anniversary of the Effective Date sufficient to completely and finally resolve the claim relating to such representation or warranty.

          10.02     INDEMNIFICATION BY THE COMPANY.

          (a) Subject to the limitations of Section 10.02(b), the Company and the Shareholders' Representatives, on behalf of the Company Shareholders, agree to indemnify in full ADC and Merger Subsidiary and their respective officers, directors, employees, agents and shareholders (collectively, the "Indemnified Parties") and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses), whether or not actually incurred or paid, which Indemnified Parties may suffer, sustain or become subject to, prior to the first anniversary of the Effective Time, as a result of (i) any misrepresentation in any of the representations and warranties of the Company contained in this Agreement or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of the Company pursuant to the terms of this Agreement or otherwise referenced or incorporated in this Agreement (collectively, the "Related Documents"), (ii) any breach of, or failure to perform, any agreement of the Company contained in this Agreement or any of the Related Documents, or (iii) any "Claims" (as defined in Section 10.03(a) hereof) or threatened Claims against ADC arising out of the actions or inactions of the Company with respect to the Company's business or the Real Property prior to the Effective Time (except for items disclosed to ADC pursuant to the Disclosure Schedule) (collectively, "Losses"). The indemnification provided by this Section 10.02(a) shall be satisfied solely from the Escrow Fund and except as provided in Section 10.03(c) hereof, the total aggregate liability of the Company with respect to any Claim or Claims relating to or arising out of this Agreement shall be limited to the Escrow Fund; provided, that the satisfaction of any indemnification from the Escrow Fund relating to Losses from a breach of Section 3.27 hereof that would prevent the Merger from being accounted for as a "pooling of interests" for financial reporting purposes shall be further limited to a maximum of $3,000,000.

          (b) The Company and the Shareholders' Representatives, on behalf of the Company Shareholders, will be liable to the Indemnified Parties for any Loss and ADC shall be entitled to a distribution from the Escrow Fund pursuant to
Section 5 of the Escrow Agreement (i) only if ADC delivers to the Shareholders' Representatives a written notice, setting forth in reasonable detail the identity, nature and amount of Losses related to such claim or claims prior to the first anniversary of the Effective Time and (ii) only if the aggregate amount of all ADC Losses exceeds $50,000 ("the Basket Amount"), in which case the Company shall be obligated to indemnify the Indemnified Parties only for the excess of the aggregate amount of all such Losses over the Basket Amount; PROVIDED, however, that indemnification for any breach of the covenant in
Section 5.18 hereof shall be made without reference to the Basket Amount. ADC's failure to provide the detail required by clause (i) in the preceding sentence shall not constitute either a breach of this Agreement by ADC or any basis for the Company or the Shareholders'

Representatives to assert that ADC did not comply with the terms of this Section
10.02 sufficient to cause ADC to have waived its rights under this Section
10.02.

          10.03     METHOD OF ASSERTING CLAIMS.

          (a) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim"), ADC shall give the Shareholders' Representatives prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Shareholders' Representatives ability to defend successfully a Claim. The Shareholders' Representatives shall be entitled to contest and defend such Claim; PROVIDED, that the Shareholders' Representatives
(i) have a reasonable basis for concluding that such defense may be successful and (ii) diligently contest and defend such Claim. Notice of the intention so to contest and defend shall be given by the Shareholders' Representatives to ADC within 20 business days after ADC's notice of such Claim (but, in all events, at least five business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Shareholders' Representatives. ADC shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless ADC reasonably determines that the Shareholders' Representatives are not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If ADC elects to participate in such defense, ADC will cooperate with the Shareholders' Representatives in the conduct of such defense. Neither ADC nor the Shareholders' Representatives may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Claim seeks equitable relief or (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Shareholders' Representatives shall then have the right to contest and defend (but not settle) such Claim.

          (b) In the event any Indemnified Party should have a claim against the Company or the Shareholders' Representatives that does not involve a Claim, the ADC shall deliver a notice of such claim with reasonable promptness to the Shareholders' Representatives. If the Shareholders' Representatives notify ADC that they do not dispute the claim described in such notice or fail to notify ADC within 20 days after delivery of such notice by ADC whether the Shareholders' Representatives dispute the claim described in such notice, the Loss in the amount specified in ADC's notice will be conclusively deemed a liability of the Shareholders' Representatives and the Shareholders' Representatives shall pay the amount of such Loss to ADC on demand. If the Shareholders' Representatives have timely disputed its liability with respect to such claim, one of the Shareholders' Representatives and a Senior Vice President of ADC will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such individuals within 30 days after the delivery of ADC's notice of such claim, such dispute shall be resolved fully and finally in Minneapolis, Minnesota by an arbitrator selected pursuant to, and an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall resolve the dispute within 30 days after selection and judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction.

          (c) After the Closing, the rights set forth in this Article X shall be each party's sole and exclusive remedies against the other party hereto for misrepresentations or breaches of covenants contained in this Agreement and the Related Documents. Notwithstanding the foregoing, nothing herein shall prevent any of the parties hereto from bringing an action based upon allegations of fraud or other intentional breach of an obligation of or with respect to the other parties in connection with this Agreement and the Related Documents. In the event such action is brought, the prevailing party's attorneys' fees and costs shall be paid by the nonprevailing party.

          (d) Any indemnification payable under this Article X shall be, to the extent permitted by law, an adjustment to purchase price.


                                   ARTICLE XI

                                  MISCELLANEOUS

          11.01 PRESS RELEASES AND ANNOUNCEMENTS. Prior to the Effective Time, no party hereto shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the employees, customers or suppliers of the Company without prior written approval of the other party hereto, except that ADC may issue any such release (or other announcement) as it determines, in its sole discretion, may be required to comply with the requirements of this Agreement, applicable law, or by obligations pursuant to any listing agreement with any national securities exchange. If ADC determines that any such press release or public announcement is so required, ADC shall use reasonable efforts to consult in good faith with the Company (but shall not be required to obtain the consent of the Company) prior to issuing such press release or making such announcement.

          11.02 EXPENSES. Except as otherwise expressly provided for herein, ADC and Merger Subsidiary will each pay all of their own Merger Expenses (whether the Merger is consummated or not). If the transactions contemplated hereby and by the Articles of Merger are consummated, the Merger Expenses incurred by the Company will be deducted from the aggregate Merger Consideration as described in Section 2.01(a) hereof, and if such transactions are not consummated, the Company will pay all of the Merger Expenses incurred by the Company and the Shareholders' Representatives.

          11.03 AMENDMENT AND WAIVER. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced; PROVIDED, HOWEVER, that after the approval of the Plan of Merger by the shareholders of the Company, no amendment may be made which reduces the Merger Consideration or which effects any changes which would materially adversely affect the shareholders of the Company without the further approval of the shareholders of the Company. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

          11.04 NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three days after being mailed, if mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to ADC, Merger Subsidiary, the Company or the Shareholder Representatives will, unless another address is specified in writing, be sent to the address indicated below:

Notices to ADC or Merger Subsidiary:              with a copy to:
-----------------------------------               ---------------

ADC Telecommunications, Inc.                      Dorsey & Whitney P.L.L.P.
4900 West 78th Street                             220 South Sixth Street
Minneapolis, MN 55435                             Minneapolis, Minnesota 55402
Attn: Office of the General Counsel               Attention: Robert A. Rosenbaum
Fax:  (612) 946-3209                              Fax:  (612) 340-8738

If by hand delivery:
-------------------
ADC Telecommunications, Inc.
12501 Whitewater Drive
Minnetonka, MN  55343

Notices to the Company:                           with a copy to:
----------------------                            ---------------

Information Transmission Systems Corp.            Buchanan Ingersoll
375 Valley Brook Road                             One Oxford Centre
McMurray, PA 15317                                301 Grant Street, 20th Floor
Attn:  President                                  Pittsburgh, PA 15219-1410
Fax:  (412) 941-5485                              Attn:  James J. Barnes

Notices to the Shareholders' Representatives:     with a copy to:
--------------------------------------------      ---------------

Robert M. Unetich                                 Buchanan Ingersoll
c/o Information Transmission Systems Corp.        One Oxford Centre
375 Valley Brook Road                             301 Grant Street, 20th Floor
McMurray, PA 15317                                Pittsburgh, PA 15219-1410
Fax:  (412) 941-5485                              Attn:  James J. Barnes

          11.05 ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto.

          11.06 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          11.07 COMPLETE AGREEMENT. This Agreement, the Articles of Merger, the Exhibits hereto, the Disclosure Schedule and the other documents referred to herein contain the complete agreement among the parties and supersede, except for the Confidentiality Agreement (as set forth in Section 5.10 hereof), any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          11.08 COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

          11.09 GOVERNING LAW. The internal law, without regard for conflicts of laws principles, of the State of Pennsylvania will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        ADC TELECOMMUNICATIONS, INC.


                                        By /s/ Jack P. Reily
                                           ----------------------------------
                                           Name:  Jack P. Reily
                                           Title:  Vice President

                                        PITTSBURGH MERGER SUB, INC.


                                        By /s/ Jack P. Reily
                                           ----------------------------------
                                           Name:  Jack P. Reily
                                           Title:  President


                                        INFORMATION TRANSMISSION
                                        SYSTEMS CORP.


                                        By  /s/ Robert M. Unetich
                                           ----------------------------------
                                           Name:  Robert M. Unetich
                                           Title:  President


                                        THE SHAREHOLDERS'
                                        REPRESENTATIVES:


                                         /s/ Robert M. Unetich
                                        -------------------------------------
                                        Robert M. Unetich



                                         /s/ Jeffrey M. Lynn
                                        -------------------------------------
                                        Jeffrey M. Lynn



                                         /s/ Ronald W. Zborowski
                                        -------------------------------------
                                        Ronald  W. Zborowski

                                                                       EXHIBIT B

                                VOTING AGREEMENT


          This VOTING AGREEMENT is made as of February 2, 1996, by and between ADC Telecommunications, Inc., a Minnesota corporation ("ADC"), and ___________ _______ (the "Shareholder"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement (as hereinafter defined).

          WHEREAS, ADC, Pittsburgh Merger Sub, Inc., a Pennsylvania corporation and a wholly owned subsidiary of ADC ("ADC Sub"), and Information Transmission Systems Corp., a Pennsylvania corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), pursuant to which the parties have agreed to merge ADC Sub with and into the Company and the Company Shareholders shall receive ADC Common Stock in exchange for shares of Company Common Stock.

          WHEREAS, ADC requires the execution of this Agreement by the Shareholder as a condition to the execution of the Merger Agreement by ADC;

          WHEREAS, Shareholder acknowledges that, as a holder of a significant percentage of Company Common Stock, the execution of the Merger Agreement by ADC will result in significant personal benefits to Shareholder sufficient to constitute consideration for entering into this Agreement;

          WHEREAS, ADC and Shareholder desire to enter into this Agreement for the purpose of providing certain assurances relating to the terms and conditions of the Merger Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          Section 1. VOTE ON MERGER. Shareholder agrees to vote all of the shares of Company Common Stock that Shareholder owns of record or beneficially as of the date hereof (the "Shareholder Stock") in favor of approval of the Merger and adoption of the Plan of Merger. Shareholder further agrees to vote such Shareholder Stock against any Competing Transaction (as hereinafter defined).

          Section 2. SHAREHOLDER REPRESENTATIONS AND WARRANTIES. Shareholder hereby represents and warrants to ADC that:

          (a) AUTHORITY; ENFORCEABILITY. Shareholder is an individual with the requisite legal capacity and authority to execute and deliver this Agreement, to perform his obligations under this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by ADC, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

          (b) OWNERSHIP OF STOCK; TRANSFERABILITY. Shareholder represents that he owns _______ shares of Company Common Stock as of the date of this Agreement and agrees that all of such shares shall be voted in favor of approval of the Merger and adoption of the Plan of Merger. Shareholder does not own any options, warrants, convertible securities or other rights to acquire any other shares of Company Common Stock. Shareholder has, and will have as of the Effective Date, good title to all of the Shareholder Stock, free and clear of all liens, security interests and encumbrances, or any restrictions on transfer, other than those imposed by the Stock Redemption and Transfer Restriction Agreement dated June 25, 1990 (the "Shareholders Agreement"). Shareholder covenants that between the date hereof and the Effective Date, he will not sell, transfer or otherwise dispose of Shareholder Stock and Shareholder will retain the right to vote the Shareholder Stock except as provided in this Agreement.

          Section 3. NO-SHOP COVENANT. Shareholder hereby covenants and agrees that, until the earlier of (a) the termination of the Merger Agreement or
(b) the Effective Time, unless consented to in writing by ADC, Shareholder will not, directly or indirectly, solicit or initiate any discussions or negotiations with, or in any way participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort to attempt to, or enter into any agreement or understanding with, any person or group of persons (other than ADC and its directors, officers, employees, representatives and agents), concerning any Competing Transaction (as hereinafter defined), and will cause the employees, agents and representatives (including any investment banker, financial advisor, attorney or accountant) ("Agents") of Shareholder not to take any such action. Shareholder shall promptly notify ADC if any inquiries, or proposals or requests for information of a material nature concerning a Competing Transaction are received by Shareholder; PROVIDED HOWEVER that, Shareholder shall not be obligated to notify ADC of unsolicited inquiries, proposals or requests for information of a material nature concerning a Competing Transaction as to which (i) Shareholder has informed the inquirer that the Company has entered into the Merger Agreement with ADC for the acquisition of the Company, that Shareholder is prohibited by the terms thereof from entertaining any such inquiry and that Shareholder is obligated to inform ADC of the inquirer's identity and the terms of any offer or proposal, and (ii) the inquirer thereafter ceases its inquiry.

          For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company or any of its subsidiaries (other than the transactions contemplated by this Agreement or the Merger Agreement):
(i) any sale of stock, merger, consolidation, share exchange, business combination or other similar transaction (including any tender offer or exchange offer); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, except for sales of inventory in the ordinary course of business; or (iii) any agreement, or public announcement by the Company of a proposal, plan or intention, to do any of the foregoing.

          Section 4. AFFIRMATIVE COVENANTS OF SHAREHOLDER. Shareholder hereby covenants and agrees that, prior to the Effective Date, unless otherwise expressly contemplated by this Agreement or the Merger Agreement or consented to in writing by ADC, Shareholder will:

          (a) use best efforts to cause the conditions set forth in Article VII of the Merger Agreement to be satisfied as soon as practicable after the date of this Agreement;

          (b) not discourage the holders of Company Common Stock from voting in favor of approval of the Merger and adoption of the Plan of Merger;

          (c) take all actions necessary to terminate, conditioned upon the consummation of the transactions contemplated by the Merger Agreement and to be effective simultaneously with the Effective Date, the Shareholders Agreement, and to waive any provisions in the Shareholders Agreement that might be triggered or breached by the execution of the Merger Agreement, this Agreement or any of the transactions contemplated thereby or hereby; and

          (d) deliver to Buchanan Ingersoll, special counsel to the Company, the representations set forth in EXHIBIT A to this Agreement at the time requested by Buchanan Ingersoll in order to permit Buchanan Ingersoll to render the legal opinion required by Section 7.02(g) of the Merger Agreement.

          Section 5. REVIEW OF PROXY STATEMENT; WAIVER. The materials ADC and the Company intend to provide to the Company's shareholders as part of the Proxy Statement/Prospectus on Form S-4 under the Securities Act of 1933, as amended, shall be reasonably acceptable to Shareholder. To this end, ADC shall provide Shareholder the opportunity to review and comment upon the Proxy Statement a reasonable time before its distribution to the Company's shareholders. In consideration of these procedures, Shareholder agrees irrevocably to waive any and all claims based on, relating to, or arising from the Proxy Statement/Prospectus, including those under federal and state securities laws and those based on any information included in, or omitted from, the Proxy Statement/Prospectus;

provided, however, that such waiver shall not apply to such claims that are based on information provided by ADC for inclusion in the Proxy
Statement/Prospectus.

          Section 6. ANNOUNCEMENTS CONCERNING THE MERGER. Shareholder will not, without ADC's prior written consent, issue or cause to be issued any public or general announcement or press release containing any information about the Merger or the Merger Agreement, or the terms, conditions or other facts relating thereto.

          Section 7. NOTICE OF BREACH. From and after the date of this Agreement until the earlier of (a) the termination of the Merger Agreement or
(b) the Effective Time, each party shall promptly, after acquiring knowledge of any occurrence, non-occurrence or other event described in this Section 7, notify the other party hereto of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of the Company, Shareholder or ADC, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this
Section 8 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available to the party receiving such notice.

          Section 8. WAIVER OF SHAREHOLDERS AGREEMENT PROVISIONS. Shareholder hereby waives, effective as of the Effective Time, all applicable transfer restrictions, rights of first refusal and other restrictions set forth in the Shareholders Agreement, to the extent necessary to permit the conversion of shares of Company Common Stock to ADC Common Stock pursuant to the Merger free and clear of any restrictions set forth in the Shareholders Agreement.

          Section 9. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms. In the event of the termination of this Agreement and provided that each party hereto has complied with the last sentence of Section 10(f) hereof, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of ADC or its officers or directors, or Shareholder, and all rights and obligations of the parties to this Agreement shall cease.

          Section 10.  MISCELLANEOUS.

          (a) AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by ADC and Shareholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (b) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c) ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d) ASSIGNMENT. This Agreement shall not be assigned by any party, by operation of law or otherwise, without the prior written consent of the other party. Without limiting the foregoing, this Agreement shall be binding upon the successors and assigns of the parties hereto.

          (e) COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          (f) REMEDIES. Shareholder agrees that money damages would not be a sufficient remedy for any breach of this Agreement by Shareholder, including the failure to vote in favor of approval of the Merger and the adoption of the Plan of Merger or a breach of the no-shop covenant in Section 3, and that, in addition to all other available legal or equitable remedies, ADC shall be entitled to equitable relief, including injunction and specific performance, for any breach of the provisions of this Agreement by Shareholder, without proof of actual damages or the posting of any bond. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available to ADC at law or equity. In the event that either party initiates any proceeding to enforce the terms of this Agreement, to recover damages for a breach hereof or otherwise settle any dispute under this Agreement, the prevailing party in such proceeding shall be entitled to an award of the costs and expenses of such proceeding, including the fees and expenses of arbitrators and the out-of-pocket costs and expenses (including legal fees) of the prevailing party.

          (g) NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three days after being mailed, if mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to ADC or Shareholder will, unless another address is specified in writing, be sent to the address indicated below:


ADC's address is:

          ADC Telecommunications, Inc.
          4900 West 78th Street
          Minneapolis, MN 55435
          Attn: Office of the General Counsel
          Facsimile:  (612) 946-3209

          If by hand delivery:
          -------------------
          ADC Telecommunications, Inc.
          12501 Whitewater Drive
          Minnetonka, MN  55343
          Attn: Office of the General Counsel


With a copy to:

               Dorsey & Whitney P.L.L.P.
               220 South Sixth Street
               Minneapolis, Minnesota 55402-1498
               Facsimile: (612) 340-8738
               Attn: Robert A. Rosenbaum, Esq.

Shareholder's address is:
Robert M. Unetich
c/o Information Transmission Systems Corp.
375 Valley Brook Road
McMurray, PA 15317
Fax:  (412) 941-5485

With a copy to:

               Buchanan Ingersoll
               One Oxford Centre
               301 Grant Street, 20th Floor
               Pittsburgh, PA 15219-1410

               Attn:  James J. Barnes, Esq.

          (h) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Pennsylvania, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

          (i) DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word "including" in this Agreement shall be by means of example, rather than limitation.

                                *   *   *   *   *

          IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement on the day and year first above written.


ADC TELECOMMUNICATIONS, INC.:


By   /s/  Jack P. Reily
------------------------------
Name:  Jack P. Reily
Its:  Vice President



SHAREHOLDER:


/s/ [Shareholder]
------------------------------
[Shareholder]

                                                                       EXHIBIT C

                                     FORM OF
                                ESCROW AGREEMENT

     This ESCROW AGREEMENT, dated                       , 1996, is made by and
among ADC Telecommunications, Inc., a Minnesota corporation ("ADC"), Information Transmission Systems Corp., a Pennsylvania corporation ("ITS"),
Robert M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski, acting solely in their capacities as Shareholders' Representatives (the "Shareholders' Representatives"), and First Trust National Association, a national banking association, as escrow agent (the "Escrow Agent").

                                  INTRODUCTION

     A.   ADC, ITS and the Shareholders' Representatives are parties to an
Agreement and Plan of Merger, dated January      , 1996 (the "Agreement"), under
the terms of which ITS will merge with a wholly owned subsidiary of ADC (the "Merger") and all outstanding shares of ITS Common Stock will be converted into and become the right to receive a certain number of shares of Common Stock, $.01 par value, of ADC ("ADC Common Stock"). The Agreement provides for the execution and delivery at the Effective Date of an escrow agreement and the delivery of the Escrowed Shares (as hereinafter defined) to the Escrow Agent. ADC and ITS have agreed that the execution and delivery of this Escrow Agreement and the establishment of the Escrow Fund provided for herein shall satisfy the obligations of the parties to execute and deliver such escrow agreement. As hereafter provided, the Escrow Fund hereunder shall fund and be the sole source of securing the indemnification rights contemplated by Section 10.02 of the Agreement (the "Escrow Fund Indemnities"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     B. The Agreement also provides for the appointment of the Shareholders' Representatives to act for and on behalf of the Company Shareholders following the Merger. The appointment of the Shareholders' Representatives has been duly approved by the Company Shareholders, and the Shareholders' Representatives have been duly authorized to respond to the assertion of any and all claims for indemnification by ADC pursuant to the terms of this Escrow Agreement and the provisions of the Agreement pertaining thereto and to act for and on behalf of the Company Shareholders with respect to this Escrow Agreement.

     C. Subsequent to the Effective Date, the Escrow Fund shall be viewed as owned by the Company Shareholders and it shall be maintained and operated in a manner consistent with such ownership. The Escrow Agent will administer the Escrow Fund as owned by such Company Shareholders.

     D. Pursuant to the Agreement, ADC, ITS and the Shareholders' Representatives have agreed that ADC shall transfer to the Escrow Agent shares of ADC Common Stock to be deposited at the Effective Date in escrow with the Escrow Agent and held in accordance with the terms of this Escrow Agreement (the "Escrowed Shares"). Accordingly, in consideration of consummating the transactions contemplated by the Agreement, the covenants and agreements herein set forth, and for other valuable consideration the receipt of which is hereby acknowledged the parties further agree as follows:

     1. APPOINTMENT AND AGREEMENT OF ESCROW AGENT. ADC and the Shareholders' Representatives, on behalf of the Company Shareholders, hereby appoint First Trust National Association, as, and First Trust National Association agrees to perform the duties of, Escrow Agent under this Agreement. This Escrow Agreement shall be administered at and the Escrow Fund held in Minneapolis, Minnesota, by the Escrow Agent at 180 E. Fifth Street, St. Paul, Minnesota 55101.

     2. AGREEMENT NOT LIMITED BY THIS ESCROW AGREEMENT. This Escrow Agreement and the deposit of the Escrowed Shares are without prejudice to and are not in limitation of, any obligations of ITS or the Company Shareholders to ADC in respect of any of the covenants, representations or warranties of ITS contained in the Agreement, EXCEPT insofar as the indemnity obligations of Section 10.02 are to be satisfied solely from the Escrow Fund.

     3.   ESTABLISHMENT OF ESCROW.

          3.1. DELIVERY OF PROPERTY. (a) Simultaneously with the execution of this Escrow Agreement, ADC and the Shareholders' Representatives, on behalf of the Company Shareholders, have caused to be deposited with the Escrow Agent certificates in negotiable form duly endorsed in blank representing __________ shares of ADC Common Stock, pursuant to the formula set forth in
     Section 2.02 of the Agreement.

          (b) Together with the certificates representing the Escrowed Shares transferred to the Escrow Agent, the Shareholders' Representatives have delivered to the Escrow Agent duly executed stock powers (endorsed in blank) with respect thereto (the "Stock Powers") with signatures guaranteed by a bank or trust company or by a member firm of the New York Stock Exchange, together with a list of the Company Shareholders, including their tax I.D. numbers and addresses.

          (c) The Escrow Fund shall be held and used only for the purposes of funding the indemnity obligations set forth in Section 10.02 of the Agreement.

          3.2. RECEIPT. The Escrow Agent hereby acknowledges receipt of a fully executed copy of the Agreement, the Escrowed Shares and the Stock Powers and agrees to hold and disburse the Escrowed Shares in accordance with the terms and conditions of this Escrow Agreement for the uses and purposes stated herein.

          3.3. VOTING RIGHTS OF ESCROWED SHARES. All voting rights with respect to the Escrowed Shares shall be exercised by the Company Shareholders in accordance with their proportionate interests therein, and the Escrow Agent shall from time to time execute and deliver to the Company Shareholders such proxies, consents or other documents as may be necessary to enable the respective Company Shareholders to exercise such rights.

          3.4. DIVIDENDS. Pending the disbursement of the Escrowed Shares pursuant to this Escrow Agreement, the Escrow Agent shall hold the certificates representing the Escrowed Shares in the Escrow Fund. All dividends received with respect to Escrowed Shares shall be income for tax purposes to the Company Shareholders and shall be distributed currently by the Escrow Agent to the Company Shareholders in accordance with their proportionate interests in the Escrowed Shares.

     4. LIABILITIES COVERED. This Escrow Agreement has been executed and the deposit of the Escrowed Shares hereunder has been made pursuant to Section 5.14 of the Agreement. The deposit of the Escrowed Shares in the Escrow Fund has been made for the purpose of funding and securing, to the extent of the Escrowed Shares, the Escrow Fund Indemnities until the later of the following: (i) one year from the Effective Date, or (ii) with respect to any specific representation or warranty in the Merger Agreement under which ADC shall have made a claim for indemnification thereunder prior to the first anniversary of the Effective Date and shall have provided notice of such claim to the Escrow Agent as provided in Article 7 hereof and if such claim has not been completely and finally resolved prior to the first anniversary of the Effective Date, the period of time beyond the first anniversary of the Effective Date sufficient to completely and finally resolve the claim relating to such representation or warranty.

     5.   PROCEDURES FOR DISBURSEMENT OF THE ESCROW FUND TO ADC.

          5.1. DISBURSEMENT OF THE ESCROW FUND.   Whenever there shall be
     delivered to the Escrow Agent (a) a certificate signed by ADC and the Shareholders' Representatives certifying, or (b) a certified copy of a final, non-appealable judgment of a court of competent jurisdiction determining, that an amount is due to ADC pursuant to Article X of the Agreement, the Escrow Agent shall, to the extent that the amount of Escrowed Shares then held by it in the Escrow Fund shall be sufficient for such purpose, promptly (and in no event later than five business days following receipt of either document referred to in clauses (a) and (b) of this Section 5.1) cause certificates representing Escrowed Shares having a value (based upon the ADC Measurement Price) equal to such amount, and the duly executed Stock Powers with respect to such certificates, with signatures guaranteed by a bank or trust company or by a member firm of the New York Stock Exchange, to be delivered to ADC.

          5.2. NO FRACTIONAL SHARES. In the event of any disbursement of Escrowed Shares pursuant to subparagraph 5.1, no fractional shares shall be delivered, but rather the Escrow Agent shall adjust the amount of Escrowed Shares to be delivered to ADC by rounding to the nearest whole share.

     6.   TERMINATION OF ESCROW.

      (a) On the business day next following the first anniversary of the date hereof (the "Termination Date"), the Escrow Agent shall deliver to the Shareholders' Representatives, on behalf of the Company Shareholders, the Escrowed Shares then held hereunder in the Escrow Fund; PROVIDED HOWEVER, that there shall be deducted from the amount to be delivered to the Shareholders' Representatives the Escrow Fund Reserved Amount (as defined in Section 7 hereof).

     (b) This Escrow Agreement shall automatically terminate if and when all the Escrowed Shares shall have been distributed by the Escrow Agent in accordance with the terms of this Escrow Agreement.

     7.   RETENTION OF ESCROWED SHARES FOLLOWING THE TERMINATION DATE.

     (a) In the event that, at the Termination Date, unresolved claims for indemnification shall have been made pursuant to Article X of the Agreement, then ADC may in good faith, at any time prior to the Termination Date, notify the Escrow Agent to such effect in writing, which written notice shall describe briefly the nature of each such claim, the facts and circumstances which give rise to each such claim (the "Continuing Claim"), and the estimated amount, based on the good faith judgment of ADC as determined solely by ADC, of the potential liability with respect to each such claim, and the provisions of the Agreement or this Escrow Agreement on which each such claim is based. ADC shall promptly deliver to the Shareholders' Representatives a copy of such written notice. The Escrow Agent shall have no obligation to verify that delivery of such notice has been made by ADC to the Shareholders' Representatives, but agrees to forward to the Shareholders' Representatives, promptly, by overnight mail, a copy of the notice received by it. Certificates evidencing Escrowed Shares having a value (based upon the ADC Measurement Price) equal to one hundred fifty percent (150%) of the total of the amounts set forth in such written notice with respect to the claim or claims described therein shall be set aside and retained (to the extent available in the then remaining Escrowed Shares) by the Escrow Agent as a reserve to cover such claim or claims (such certificates so set aside and reserved, as reduced from time to time pursuant to the provisions of this
Section 7 or of Section 5.1 hereof, being herein called the "Escrow Fund Reserved Amount").

     (b) In the event that an Escrow Fund Reserved Amount has been established pursuant to Section 7(a) hereof, the Shareholders' Representatives shall have the opportunity, at any time after the establishment of the Escrow Fund Reserved Amount, to provide a written request to the Escrow Agent and to ADC for a reduction of the Escrowed Fund Reserved Amount based on the good faith belief of the Shareholders' Representatives that the Escrow Fund Reserved Amount exceeds one hundred fifty percent (150%) of the total amount necessary to satisfy any Continuing Claim. The Shareholders' Representatives shall provide written
documentation supporting such request.   Upon the written consent of ADC to such
request, the Escrow Agent shall release from the Escrow Fund certificates evidencing Escrowed Shares having a value (based upon the ADC Measurement Price) equal to the amount so requested by the Shareholders' Representatives. In the event that ADC disputes the amount of any such requested reduction in the Escrow Fund Reserved Amount, ADC and the Shareholders' Representatives shall make a good faith effort to arrive at a mutual settlement of any such dispute. If such dispute cannot be resolved, such dispute shall be settled by binding arbitration. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement, but without submission of the dispute to such association. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The authority of the arbitrator shall be limited to a determination of the proper amount by which the Escrow Fund Reserved Amount shall be reduced. The Escrow Agent shall comply with the decision of the
arbitrator with respect to the amount of such reduction.   The arbitrator may
also award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorney's fees.
Judgment upon any such award rendered by the arbitrator may be entered in any
court having jurisdiction thereof.   Unless otherwise agreed by the parties, the
place of any arbitration proceedings shall be Hennepin County, Minnesota.

     8. NO TRANSFER OF ESCROWED SHARES. While any Escrowed Shares shall continue to be held by the Escrow Agent, neither the Company Shareholders nor the Shareholders' Representatives will transfer, sell, pledge, create a security interest in or otherwise dispose of their rights to any of the Escrowed Shares, or distributions with respect thereto.

     9.   THE ESCROW AGENT.

          9.1. INDEMNIFICATION OF THE ESCROW AGENT. ADC and the Shareholders' Representatives, on behalf of the Company Shareholders, jointly and severally agree to indemnify and hold the Escrow Agent and its directors, officers and employees harmless from and against any and all costs, charges, damages, and attorneys' fees which the Escrow Agent in good faith may incur or suffer in connection with or arising out of this Escrow Agreement.

          9.2. DUTIES OF THE ESCROW AGENT. The Escrow Agent shall have no duties other than those expressly imposed on it herein and shall not be liable for any act or omission, EXCEPT for its own negligence or willful misconduct.

          9.3. FEES OF THE ESCROW AGENT. The fees and charges of the Escrow Agent (including its attorneys' fees and expenses) with respect to this Agreement shall be paid equally by the Company Shareholders and ADC in accordance with the Escrow Agent's customary fees as charged from time to time. The Shareholders' Representatives, on behalf of the Company Shareholders, agree that the Escrow Agent may deduct any unpaid fees due from the Company Shareholders from the Escrowed Shares prior to the Escrow Agent's distributing any assets in connection with the termination of the Escrow Fund.

          9.4. ESCROW AGENT TO FOLLOW INSTRUCTIONS OF ADC AND THE SHAREHOLDERS'
     REPRESENTATIVES.   Any provision herein to the contrary notwithstanding,
     the Escrow Agent shall, at any time and from time to time, take such action hereunder with respect to the Escrowed Shares as shall be agreed to in writing by ADC and the Shareholders' Representatives.

          9.5. RESIGNATION OF THE ESCROW AGENT. The Escrow Agent may resign at any time by providing ADC and the Shareholders' Representatives with thirty
     (30) days' written notice of its intention to do so; PROVIDED THAT a successor Escrow Agent has been appointed. The Escrow Agent's resignation shall be effective upon delivery of the Escrowed Shares to the successor Escrow Agent and upon such successor assuming the obligations, rights and duties of the Escrow Agent hereunder.

          10.  OTHER PROVISIONS.

          10.1. SECURITY INTEREST. (a) The Shareholders' Representatives, on behalf of the Company Shareholders, hereby grant to ADC a first priority, perfected security interest in the Escrowed Shares to secure ADC's rights to indemnification under the Agreement and ADC's rights under this Escrow Agreement. This Escrow Agreement shall constitute a security agreement under applicable law.

          (b) The parties agree that this security interest shall attach as of the execution of this Escrow Agreement. The parties agree that, for the purpose of perfecting ADC's security interest in the Escrowed Shares held by the Escrow Agent pursuant to this Escrow Agreement, ADC designates the Escrow Agent to acquire and maintain possession of the Escrowed Shares and act as bailee for ADC with notice of ADC's security interest in said property under the Uniform Commercial Code and that possession of the Escrowed Shares by the Escrow Agent constitutes the Escrow Agent's acknowledgement that it holds the Escrowed Shares for ADC for purposes of perfecting this security interest. The Shareholders' Representatives and the Escrow Agent shall take all other actions requested by ADC to maintain the perfection and priority of this security interest in the Escrowed Shares.

          (c) ADC shall release the security interest herein granted, and the security interest shall be terminated, to the extent of any disbursement of Escrowed Shares hereunder by the Escrow Agent in accordance with the terms of this Escrow Agreement. Upon final disbursement of any Escrowed Shares to the Shareholders' Representatives, ADC shall do all acts and things reasonably necessary to release and extinguish such security interest. The Shareholders' Representatives, on behalf of the Company Shareholders, and ADC hereby specifically agree and acknowledge that the grant of this security interest pursuant to this Section 10.1 shall not in any way modify the procedures that any of the Shareholders' Representatives, the Company Shareholders and/or ADC must follow in order to obtain possession of any of the Escrowed Shares from those procedures and rights expressly provided for in this Escrow Agreement or in the Agreement.

          10.2. NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three days after being mailed, if mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to ADC, the Shareholders' Representatives or the Escrow

     Agent will, unless another address is specified in writing, be sent to the address indicated below; provided, that any communications to the Escrow Agent directing it to make a disbursement from the Escrow Fund will be made by the Escrow Agent only upon receipt of originally executed copies of such communication:

          (a)  If to ADC:

          ADC Telecommunications, Inc.
          4900 West 78th Street
          Minneapolis, MN 55435
          Fax:  (612) 946-3209

          If by hand delivery:
          -------------------
          ADC Telecommunications, Inc.
          12501 Whitewater Drive
          Minnetonka, MN  55343
               Attn: Office of the General Counsel

          With a copy to:

          Dorsey & Whitney P.L.L.P.
          220 South Sixth Street
          Minneapolis, Minnesota 55402
          Fax (612) 340-8738
               Attn: Robert A. Rosenbaum

          (b)  If to the Shareholder Representatives:

          (c)  If to the Escrow Agent:

          First Trust National Association
          180 E. Fifth Street
          St. Paul, Minnesota 55101.
               Attn:

          10.3. BENEFIT AND ASSIGNMENT. The rights and obligations of each party under this Escrow Agreement may not be assigned without the prior written consent of all other parties. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Escrow Agreement, expressed or implied, is intended to or shall (i) confer on any person other than the parties hereto, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Escrow Agreement, or
     (ii) constitute the parties hereto as partners or participants in a joint venture. The Escrow Agent shall not be obligated to recognize any such succession or assignment, until satisfactory written evidence thereof shall have been received by it.

          10.4. ENTIRE AGREEMENT; AMENDMENT. This Escrow Agreement and the Agreement contain all the terms agreed upon by the parties with respect to the subject matter hereof. This Escrow Agreement may be amended only by a written instrument signed by the party against which enforcement of any waiver, change, modification, extension or discharge is sought. To the extent that the provisions of the Merger Agreement may be inconsistent with the provisions of this Agreement, the Merger Agreement will control.

          10.5. HEADINGS. The headings of the sections and subsections of this Escrow Agreement are for ease of reference only and shall not be deemed to evidence or affect the meaning or construction of any of the provisions hereof.

          10.6. GOVERNING LAW. This Escrow Agreement shall be construed, as to both validity and performance, enforced in accordance with and interpreted and governed by the laws of the State of Minnesota.

          10.7. ATTORNEYS' FEES. Should any litigation be commenced between ADC and the Company Shareholders or the Shareholders' Representatives concerning this Escrow Agreement or the rights and duties of any party in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for such party's attorneys' fees in such litigation which, shall be determined by the court in such litigation or in a separate action brought for that purpose.

          10.8. COUNTERPARTS. This Escrow Agreement may be executed in multiple counterparts, all of which taken together shall constitute one instrument.

          IN WITNESS WHEREOF, the Escrow Agent, ITS and ADC have caused this Escrow Agreement to be executed on the date first written above by their respective officers and Robert M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski have executed this agreement, solely in their capacities as Shareholders' Representatives, on the date first written above.



                                        ADC TELECOMMUNICATIONS, INC.

                                        By:
                                           --------------------------------

                                        Name:
                                             ------------------------------

                                        Its:
                                            -------------------------------



                                        INFORMATION TRANSMISSION
                                        SYSTEMS CORP.

                                        By:
                                           --------------------------------

                                        Name:
                                             ------------------------------

                                        Its:
                                            -------------------------------


                                        FIRST TRUST
                                        NATIONAL ASSOCIATION

                                        By:
                                           --------------------------------

                                        Name:
                                             ------------------------------

                                        Its:
                                            -------------------------------

                                        THE SHAREHOLDERS'
                                        REPRESENTATIVES:


                                        -----------------------------------
                                        Robert M. Unetich



                                        -----------------------------------
                                        Jeffrey M. Lynn



                                        -----------------------------------
                                        Ronald  W. Zborowski

                                                                       EXHIBIT D
               STATUTORY PROVISIONS CONCERNING DISSENTERS' RIGHTS
                               OF ITS SHAREHOLDERS

                  PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988
                        SUBCHAPTER D - DISSENTERS RIGHTS

SECTION 1571  APPLICATION AND EFFECT OF SUBCHAPTER

     (a) GENERAL RULE.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

Section 1906(c) (relating to dissenters rights upon special treatment).

Section 1930 (relating to dissenters rights).

Section 1931(d) (relating to dissenters rights in share exchanges).

Section 1932(c) (relating to dissenters rights in asset transfers).

Section 1952(d) (relating to dissenters rights in division).

Section 1962(c) (relating to dissenters rights in conversion).

Section 2104(b) (relating to procedure).

Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

Section 2325(b) (relating to minimum vote requirement).

Section 2704(c) (relating to dissenters rights upon election).

Section 2705(d) (relating to dissenters rights upon renewal of election).

Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

Section 7104(b)(3) (relating to procedure).

     (b)  EXCEPTIONS. --

          (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of Section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

               (i)  listed on a national securities exchange, or

               (ii) held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

          (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

               (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

              (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the consents cast by all shareholders of the class.

             (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters' rights upon special treatment).

          (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) GRANT OF OPTIONAL DISSENTERS RIGHTS.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

     (d) NOTICE OF DISSENTERS RIGHTS.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

          (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

          (2)  a copy of this subchapter.

     (e) OTHER STATUTES.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) CERTAIN PROVISIONS OF ARTICLES INEFFECTIVE.--This subchapter may not be relaxed by any provision of the articles.

     (g) CROSS-REFERENCES.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

SECTION 1572.  DEFINITIONS

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "CORPORATION." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

     "DISSENTER." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

     "FAIR VALUE." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

     "INTEREST." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

SECTION 1573.  RECORD AND BENEFICIAL HOLDERS AND OWNERS

     (a) RECORD HOLDERS OF SHARES.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (b) BENEFICIAL OWNERS OF SHARES.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters' rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

SECTION 1574.  NOTICE OF INTENTION TO DISSENT

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

SECTION 1575.  NOTICE TO DEMAND PAYMENT

     (a) GENERAL RULE.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

          (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

          (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

          (4)  Be accompanied by a copy of this subchapter.

     (b) TIME FOR RECEIPT OF DEMAND FOR PAYMENT.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

SECTION 1576.  FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

     (a) EFFECT OF FAILURE OF SHAREHOLDER TO ACT.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) RESTRICTION ON UNCERTIFICATED SHARES.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (c) RIGHTS RETAINED BY SHAREHOLDER.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

SECTION 1577.  RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES

     (a) FAILURE TO EFFECTUATE CORPORATE ACTION.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) RENEWAL OF NOTICE TO DEMAND PAYMENT.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) PAYMENT OF FAIR VALUE OF SHARES.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

          (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

          (2) A statement of the corporation's estimate of the fair value of the shares.

          (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) FAILURE TO MAKE PAYMENT.--If the Company does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

SECTION 1578.  ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES

     (a) GENERAL RULE.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (b) EFFECT OF FAILURE TO RILE ESTIMATE.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him or her by the corporation.

SECTION 1579.  VALUATION PROCEEDINGS GENERALLY

     (a)  GENERAL RULE.--Within 60 days after the latest of:

          (1)  effectuation of the proposed corporate action;

          (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

          (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

     if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) MANDATORY JOINDER OF DISSENTERS.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (c) JURISDICTION OF THE COURT.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (d) MEASURE OF RECOVERY.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) EFFECT OF CORPORATION'S FAILURE TO FILE APPLICATION.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his or her claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

SECTION 1580.  COSTS AND EXPENSES OF VALUATION PROCEEDINGS

     (a) GENERAL RULE.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) ASSESSMENT OF COUNSEL FEES AND EXPERT FEES WHERE LACK OF GOOD FAITH APPEARS.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (c) AWARD OF FEES FOR BENEFITS TO OTHER DISSENTERS.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

SECTION 1930.  DISSENTERS RIGHTS

     (a) GENERAL RULE.--If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

     (b) PLANS ADOPTED BY DIRECTORS ONLY.--Except as otherwise provided pursuant to section l571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) (relating to adoption by board of directors).

     (c) CROSS REFERENCES.--See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations.
Article IX of the Bylaws of ADC provides that ADC shall indemnify officers and directors to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

     ADC also maintains an insurance policy or policies to assist in funding indemnification of directors and officers for certain liabilities.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits

             2 Agreement and Plan of Merger, dated as of February 2, 1996, by and among ADC Telecommunications, Inc., Pittsburgh Merger Sub, Inc., Information Transmission Systems Corp. and Robert
                    M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski acting in their capacity as Shareholders' Representatives (included as Exhibit A to the Proxy Statement/Prospectus that forms a part of this Registration Statement on Form S-4 (schedules omitted--the Registrant agrees to furnish a copy of any schedule to the Commission upon request)).

             3.1    Restated Articles of Incorporation of ADC
                    Telecommunications, Inc., as amended to date. (Incorporated by reference to Exhibit 4(b) of ADC's Registration Statement on Form S-8 dated March 11, 1994, for ADC's 1994 Employee Stock Purchase Plan, File No. 33-52635.)

             3.2 Composite Restated Bylaws of ADC Telecommunications, Inc., as amended to date. (Incorporated by reference to Exhibit 3-b to ADC's Annual Report on Form 10-K for the fiscal year ended October 31, 1989, File No. 0-1424.)

             4.1 Specimen certificate for shares of Common Stock of ADC Telecommunications, Inc. (Incorporated by reference to Exhibit 4-a to ADC's Quarterly Report on Form 10-Q for the quarter ended July 31, 1989, File No. 0-1424.)

            *5 Opinion of Dorsey & Whitney P.L.L.P. regarding the validity of ADC Telecommunications, Inc. Common Stock to be issued.

            *8 Form of Opinion of Buchanan Ingersoll Professional Corporation regarding certain tax matters relating to the Merger.

            23.1    Consent of Dorsey & Whitney P.L.L.P. (contained in
                    Exhibit 5).

            23.2 Consent of Buchanan Ingersoll Professional Corporation (contained in Exhibit 8).

           *23.3 Consent of Arthur Andersen LLP as independent public accountants to ADC.

           *23.4 Consent of Arthur Andersen LLP, as independent public accountants to ITS.

           *24      Power of Attorney.

           *99.1    Form of Proxy Cards for the Special Meeting.

            99.2 Form of Voting Agreement (included as Exhibit B to the Proxy Statement/Prospectus that forms a part of this Registration Statement on Form S-4).

            99.3 Form of Escrow Agreement (included as Exhibit C to the Proxy Statement/Prospectus that forms a part of this Registration Statement on Form S-4).
__________________
*    Filed herewith.

     (b) Financial Statement Schedules. (Incorporated by reference to Exhibit 27-a to ADC's Annual Report on Form 10-K for the fiscal year ended October 31, 1995, File No. 0-1424.)

          THE FINANCIAL STATEMENT SCHEDULES INCORPORATED BY REFERENCE INTO THIS REGISTRATION STATEMENT CONTAIN SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE AUDITED FINANCIAL STATEMENTS OF ADC, AND THE NOTES THERETO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.

     (c)  Not applicable.

ITEM 22.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on February 5, 1996.


                              ADC TELECOMMUNICATIONS, INC.


                              By      /s/William J. Cadogan
                                ------------------------------------
                                   William J. Cadogan
                                   Chairman of the Board, President,
                                   Chief Executive Officer and
                                   Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


By    /s/William J. Cadogan                          Dated:   February 5, 1996
  ----------------------------------------
   William J. Cadogan
   Chairman of the Board, President,
   Chief Executive Officer and
   Chief Operating Officer
   (principal executive officer)


By    /s/Robert E. Switz                             Dated:   February 5, 1996
  ----------------------------------------
   Robert E. Switz
   Vice President, Chief Financial Officer
   (principal financial officer)


By    /s/Charles T. Roehrick                         Dated:   February 5, 1996
  ----------------------------------------
   Charles T. Roehrick
   Vice President and Controller
   (principal accounting officer)


By            *                                      Dated:   February 5, 1996
  ----------------------------------------
   James C. Castle, Ph.D.
   Director


By            *                                      Dated:   February 5, 1996
  ----------------------------------------
   Thomas E. Holloran
   Director


By            *                                      Dated:   February 5, 1996
  ----------------------------------------
   B. Kristine Johnson
   Director

By            *                                      Dated:   February 5, 1996
  ----------------------------------------
   Charles W. Oswald
   Director


By            *                                      Dated:   February 5, 1996
  ----------------------------------------
   Alan E. Ross
   Director


By            *                                      Dated:   February 5, 1996
  ----------------------------------------
   Jean-Pierre Rosso
   Director


By            *                                      Dated:   February 5, 1996
  ----------------------------------------
   Donald M. Sullivan
   Director


By            *                                      Dated:   February 5, 1996
  ----------------------------------------
   Warde F. Wheaton
   Director


By            *                                      Dated:   February 5, 1996
  ----------------------------------------
   John D. Wunsch
   Director



*By    /s/Robert E. Switz
  ----------------------------------------
    Robert E. Switz
    As Attorney-In-Fact

                                  EXHIBIT INDEX

Exhibit No.                          Exhibit                                Page
-----------                          -------                                ----
     2         Agreement and Plan of Merger, dated as of February
               2, 1996, by and among ADC Telecommunications,
               Inc., Pittsburgh Merger Sub, Inc., Information
               Transmission Systems Corp. and Robert M. Unetich,
               Jeffrey M. Lynn and Ronald W. Zborowski acting in their capacity as Shareholders' Representatives
               (included as Exhibit A to the Proxy
               Statement/Prospectus that forms a part of this Registration Statement on Form S-4 (schedules omitted--the Registrant agrees to furnish a copy of any schedule to the Commission upon request)).

     3.1 Restated Articles of Incorporation of ADC Telecommunications, Inc., as amended to date. (Incorporated by reference to Exhibit 4(b) of ADC's Registration Statement on Form S-8 dated March 11, 1994, for ADC's 1994 Employee Stock Purchase Plan, File No. 33-52635.)

     3.2       Composite Restated Bylaws of ADC
               Telecommunications, Inc., as amended to date.
               (Incorporated by reference to Exhibit 3-b to ADC's
               Annual Report on Form 10-K for the Fiscal year ended October 31, 1989, File No. 0-1424.)

     4.1 Specimen certificate for shares of Common Stock of ADC Telecommunications, Inc. (Incorporated by reference to Exhibit 4-a to ADC's Quarterly Report on Form 10-Q for the quarter ended July 31, 1989, File No. 0-1424).

    *5 Opinion of Dorsey & Whitney P.L.L.P. regarding the validity of ADC Telecommunications, Inc. Common
               Stock to be issued.

    *8         Form of Opinion of Buchanan Ingersoll Professional
               Corporation regarding certain tax matters relating to the Merger.

    23.1       Consent of Dorsey & Whitney P.L.L.P. (contained in
               Exhibit 5).

    23.2       Consent of Buchanan Ingersoll Professional
               Corporation (contained in Exhibit 8).

   *23.3 Consent of Arthur Andersen LLP, as independent public accountants to ADC.

   *23.4 Consent of Arthur Andersen LLP, as independent public accountants to ITS.

   *24         Power of Attorney.

   *99.1       Form of Proxy Cards for the Special Meeting.

    99.2 Form of Voting Agreement (included as Exhibit B to the Proxy Statement/Prospectus that forms a part of this Registration Statement on Form S-4).

    99.3       Form of Escrow Agreement (included as Exhibit C to
               the Proxy Statement/Prospectus that forms a part
               of this Registration Statement on Form S-4).
__________________
*Filed herewith.